UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Axiall Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notice of Annual Meeting of Stockholders

June 17, 2016

Jones Day,

250 Vesey Street

New York, New York 10281

To the Stockholders:

The Annual Meeting of Stockholders of Axiall Corporation (the “Company”) will be held at the offices of Jones Day, 250 Vesey Street, New York, New York 10281, on June 17, 2016 at 8:00 a.m. local time for the following purposes:

(1)	To elect nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

(2)	To approve, on an advisory basis, the compensation of certain of the Company’s executive officers;

(3)	To approve the material terms for qualified performance-based compensation under the 2011 Equity and Performance Incentive Plan, as amended (the “2011 Plan”);

(4)	To approve the material terms for qualified performance-based compensation under the Company’s Annual Incentive Compensation Plan (the “Incentive Plan”);

(5)	To ratify the appointment of Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and

(6)	To transact any other business as may properly come before the annual meeting.

The Board of Directors (the “Board”) has fixed the close of business on May 4, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

Please vote before the annual meeting in one of the following ways:

(1)	Use the toll-free number shown on your WHITE proxy card (or WHITE voting instruction card if you received the proxy materials by mail from a broker or bank);

(2)	Visit the website shown on your WHITE proxy card or WHITE voting instruction card to vote via the Internet; or

(3)	Complete, sign, date and return the enclosed WHITE proxy card or WHITE voting instruction card in the postage-paid envelope provided.

You are cordially invited to attend the annual meeting. To attend the annual meeting, you will need to be a stockholder and present valid picture identification. If you hold shares through an account with a bank or broker, you will need to provide proof of ownership, such as a legal proxy, voting instruction form or a statement from your broker.

You should know that Westlake Chemical Corporation (“Westlake”) has stated that it intends to nominate a full slate of nominees for election as directors at the annual meeting in connection with Westlake’s proposal to acquire the Company and filed proxy soliciting materials with respect to its nominations.

As of the date of this proxy statement, the Board has rejected Westlake’s acquisition proposal and determined that the proposal does not fairly reflect the high quality of the Company’s assets, the significant growth potential of the Company’s business and the powerful synergies that the Company believes would be available in a combination of the Company and Westlake. Under the standstill provisions of a confidentiality agreement between Westlake and the Company, Westlake may make acquisition proposals to the Company and solicit proxies to vote for the election of nominees to the Board, but may not make a tender or exchange offer for or acquire additional Company shares before September 15, 2016 (or earlier in certain events).

The Board does not endorse the election of any of Westlake’s nominees and instead strongly urges you to vote “for” the Board’s nominees. You may receive solicitation materials from Westlake, or individuals affiliated with Westlake, including a proxy statement and a proxy card. We are not responsible for the accuracy of any information provided by Westlake or its nominees.

Regardless of the number of shares you own, your vote is important. The Board unanimously recommends that you vote FOR the election of each of the Board’s director nominees on the WHITE proxy card. We urge you to vote as soon as possible by telephone, the Internet or by signing, dating and returning the enclosed WHITE proxy card by mail, even if you plan to attend the meeting.

The Board strongly urges you not to sign or return any gold proxy card sent to you by or on behalf of Westlake. If you have previously submitted a gold proxy card sent to you by Westlake, you can revoke that proxy by using the enclosed WHITE proxy card to vote your shares today by telephone, by Internet or signing, dating and returning the enclosed WHITE proxy card by mail. Only your latest-dated proxy card will count.

This proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 are available on the Internet at www.exproxyaccess.com/axll2016.

If you have questions about how to vote your shares or need additional assistance, please contact our proxy solicitor, Innisfree M&A Incorporated (“Innisfree”), toll-free at (877) 456-3427.

May 4, 2016

By Order of the Board of Directors

Daniel S. Fishbein

Vice President and

General Counsel

SUMMARY INFORMATION

To assist you in reviewing the Company’s 2015 performance and executive compensation program, the following summary calls to your attention certain key elements of our 2015 business and financial performance and our proxy statement. The following information is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, originally filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2016 (our “10-K Filing”), and the complete proxy statement.

We are a leading North American manufacturer and international marketer of chemicals and building products, with net sales of $3.36 billion for the year ended December 31, 2015, and operations in Canada, Taiwan and the United States. We manufacture and sell a wide array of chemicals products, including: chlorine, caustic soda, vinyl chloride monomer, chlorinated solvents, calcium hypochlorite, ethylene dichloride, muriatic acid, polyvinyl chloride and vinyl compounds. We also manufacture and sell vinyl-based building and home improvement products.

Significant Accomplishments in 2015

We believe that our management team has taken great strides to transform our business over the past year, aggressively transforming the Company by optimizing our portfolio and reducing our cost structure to position the Company to respond to current and expected industry conditions.

We believe the Company achieved several significant accomplishments in 2015 due to the leadership of our Board of Directors (the “Board”) and executive officers, and the dedication and hard work of our employees. Those accomplishments included the following:

•	completed a top management transition, with Timothy Mann, Jr., as Chief Executive Officer and President, leading a new management team;

•	initiated a plan to improve our productivity and reduce costs by approximately $100 million on a run-rate basis by the end of 2016 and, by the end of February 2016, we had taken actions expected to achieve 80 percent of this objective;

•	renegotiated the terms of our arrangement with Lotte Chemical USA Corporation (“Lotte”) to construct and operate a new state-of-the-art 1.0 million metric ton per annum ethane cracker (ethylene manufacturing plant) and announced a final investment decision to construct and operate the ethylene manufacturing plant;

•	completed the sale of our Aromatics business, including our production facility in Pasadena, Texas;

•	initiated a strategic review of our Building Products business, including:

•	the sale of our compound additives business, known as Solucor;

•	the sale of our window and door profiles business, a component of Royal Building Products; and

•	commencement of a sale process for the remainder of our Building Products business that, if completed, the Company believes—based on written indications of interest received to date from interested parties and input from its tax advisors—could generate up to an aggregate of $600 to $700 million of after-tax net proceeds;

•	completed the sale of our La Porte, Texas chemical manufacturing facility in April 2015; and

•	paid a total of approximately $46 million in cash dividends to our stockholders.

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SUMMARY INFORMATION

Financial Performance in 2015

Reflecting the difficult economic conditions in our industry during the last year, our net sales totaled $3.36 billion, a decrease of 12 percent compared to $3.81 billion for the year ended December 31, 2014, and an 11 percent decrease compared to 2013 net sales of $3.77 billion. Our Reported Adjusted EBITDA(1) was $330.3 million for the year ended December 31, 2015, a decrease of 27 percent compared to Reported Adjusted EBITDA of $454.8 million for the year ended December 31, 2014, and a 49 percent decrease compared to 2013 Reported Adjusted EBITDA of $641.7 million.

The decreases in net sales and Reported Adjusted EBITDA for 2015, as compared to 2014, were primarily attributable to:

•	a $424.1 million decrease in the net sales of our chlorovinyls segment due to lower polyvinyl chloride (“PVC”), vinyl chloride monomer and chlorinated derivatives sales prices;

•	lower electro-chemical unit (“ECU”) values, especially with respect to caustic soda pricing; and

•	lower ECU volumes driven by weaker demand.

These unfavorable factors were partially offset by higher operating rates and related sales volumes for PVC during the year ended December 31, 2015 compared to the year ended December 31, 2014.

NET SALES(2)

REPORTED ADJUSTED EBITDA(2)

The cost-reduction, asset-redeployment and strategic actions initiated by our Board and management team last year are designed to enable us to better perform against our peers in what we believe to be an industry trough and position us to outperform our peers as industry conditions improve.

Executive Compensation Highlights for 2015

Consistent with our compensation philosophy and objectives, our Leadership Development and Compensation Committee (the “Committee”) took the following compensation-related actions during 2015:

•	provided annual cash incentive compensation opportunities based on performance against a combination of various Adjusted EBITDA,(3) operational and strategic goals;

•

granted all of our named executive officers (“NEOs”) long-term equity incentive awards that do not fully vest until three years after the grant date, thereby aligning the long-term interests of our NEOs with those of our stockholders;

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SUMMARY INFORMATION

•	provided that 83 percent of our former CEO’s 2015 target direct compensation,(4) 84 percent of our current CEO’s target direct compensation and, on average, 67 percent of our other NEOs’ 2015 target direct compensation was incentive-based, and thus, “at risk;” and
•	increased the base salaries for all of the NEOs (excluding increases made in connection with promotions during the year) by approximately 3 percent, on average, based upon a review of the market competitiveness of the base salary of each of our NEOs, the individual performance of each NEO and the Company’s financial performance.

(1)	Reported Adjusted EBITDA is not a financial measure reported under U.S. generally accepted accounting principles (“GAAP”). Reported Adjusted EBITDA is defined in our 10-K Filing as earnings (loss) before interest, taxes, depreciation, and amortization, restructuring and certain other charges, if any, related to discontinued operations, financial restructuring and business improvement initiatives, gains or losses on sales of certain assets, debt refinancing costs, certain acquisition accounting and non-income tax reserve adjustments, certain professional fees associated with various potential and completed mergers and acquisitions, divestitures, joint ventures and other transactions, costs to attain synergies related to the integration of the chemicals business of PPG Industries, Inc. (“PPG”) acquired in January 2013 (the “Merged Business”), impairment charges for goodwill, intangible assets and other long-lived assets, certain pension and other post-retirement plan curtailment gains and settlement losses and interest expense related to the lease-financing transaction discussed in Note 10 of the Notes to the Company’s Consolidated Financial Statements in our 10-K Filing. See our 10-K Filing for a reconciliation of Reported Adjusted EBITDA to the nearest financial measure reported under GAAP.

(2)	Excludes results of our Aromatics business, which was sold in September 2015, and is reported as discontinued operations. Net sales and Reported Adjusted EBITDA for 2013 includes only 11 months of results for the Merged Business as compared to 12 months of results from the Merged Business in 2014 and 2015.

(3)	For purposes of our 2015 executive compensation program, Adjusted EBITDA is different from Reported Adjusted EBITDA. In the Compensation Discussion and Analysis, “Adjusted EBITDA” means earnings or losses before interest, taxes, depreciation, and amortization, cash and non-cash restructuring charges and certain other charges, if any, related to financial restructuring and business improvement initiatives, gains or losses on redemption and other debt costs, sales of certain assets, certain purchase accounting and certain non-income tax reserve adjustments, professional fees related to various potential and completed mergers and acquisitions, including our merger with the Merged Business (the “Merger”), costs to attain Merger-related synergies, certain pension plan amendment curtailment gains and settlement losses, goodwill, intangibles, and other long-lived asset impairments.

(4)	We define “target direct compensation” to be the aggregate of each executive’s annual: (1) base salary; (2) cash incentive compensation opportunity, at the target level established by the Committee; and (3) long-term equity incentive awards, at the target level established by the Committee. Other components of the total compensation of our executive officers not included in target direct compensation are set forth on the Summary Compensation Table on page 59 of this proxy statement.

CURRENT CEO 2015 TARGET

DIRECT COMPENSATION(1)

(1)	CEO 2015 target direct compensation reflects the annualized target compensation for Mr. Mann following his promotion to CEO.

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SUMMARY INFORMATION

Westlake Proposal

On January 29, 2016, Westlake proposed to acquire the Company at approximately $20 per share, in the form of $11 per share in cash and 0.1967 shares of Westlake stock, which it increased on March 29, 2016 to $23.12 based on the closing price of Westlake common stock on March 29, 2016, in the form of $14 per share in cash and 0.1967 shares of Westlake’s common stock. As of the date of this proxy statement, our Board has rejected Westlake’s acquisition proposal and determined that the proposal does not fairly reflect the high quality of the Company’s assets, the significant growth potential of the Company’s business and the powerful synergies that the Company believes would be available in a combination of the Company and Westlake. Under the standstill provisions of a confidentiality agreement between Westlake and the Company, Westlake may make additional acquisition proposals and solicit proxies to vote for the election of nominees to the Board, but may not make a tender or exchange offer for or acquire additional Company shares before September 15, 2016 (or earlier in certain events). On April 3, 2016, Westlake notified the Company that it has terminated discussions concerning a possible transaction.

Our Board has not at this time determined to pursue any one strategic alternative. However, our Board authorized management, with the assistance of the Company’s independent financial and legal advisors, to conduct discussions with Westlake and other parties that we believe may be interested in considering a potential strategic transaction involving the

Company. In this regard, the Company has furnished substantial information to and held discussions with Westlake and other parties (and continues to hold discussions with other parties) regarding our business and prospects, as well as synergies that could be available in a combination involving the Company. There can be no assurance that any transaction will result from any of these discussions. In addition, we cannot predict the effect on these discussions of the election of any of Westlake’s nominees except that our Board, whether or not reconstituted as a result of Westlake’s proxy contest, would continue to owe fiduciary duties to the Company’s stockholders in evaluating any strategic alternative and these duties could be enforced by all stockholders.

Westlake notified the Company that it intends to nominate a full slate for election as directors at the annual meeting in opposition to our Board’s recommended nominees. The Board unanimously recommends that you vote “for” the election of each of the director nominees recommended by the Board by using the enclosed WHITE proxy card accompanying these proxy materials.

The Board strongly urges you not to sign or return any gold proxy card sent to you by or on behalf of Westlake. Westlake’s nominees have not been endorsed by the Board. The Company is not responsible for the accuracy of any information provided by or relating to Westlake or any affiliate contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Westlake, or any other statements that Westlake may otherwise make.

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SUMMARY INFORMATION

Our Board Is Committed to Corporate Governance Practices that Are Favorable Toward, and Promote Accountability to, Our Stockholders

We believe that our Board has a demonstrated track record of implementing governance structures and practices that we believe are favorable toward, and promote accountability to, the Company’s stockholders. In recent years, those steps have included:

•	amending the Company’s charter and bylaws to declassify the Board;

•	separating the CEO and Board Chairman roles;

•	implementing a majority voting requirement for uncontested director elections;

•	adopting a policy that prohibits directors, officers and certain other Company employees from engaging in short-selling transactions with respect to the Company’s common stock;

•	adopting a policy that prohibits directors, officers and certain other Company employees from engaging in hedging transactions with respect to the Company’s common stock; and

•	adopting a policy that generally prohibits directors, officers and certain other Company employees from pledging Company securities, except in very limited circumstances. None of our directors, officers or other Company employees covered by this policy pledged any Company securities in 2015.

Proposals to be Voted on by Stockholders

		Board Vote Recommendation	Page Reference (for more detail)
Proposal I	Election of Directors	FOR each Director Nominee	14
Proposal II	Advisory Vote on Executive Compensation	FOR	75
Proposal III	Approval of the Material Terms for Qualified Performance-Based Compensation under the 2011 Plan	FOR	77
Proposal IV	Approval of the Material Terms for Qualified Performance-Based Compensation under the Incentive Plan	FOR	90
Proposal V	Ratification and Appointment of Independent Registered Public Accounting Firm	FOR	94

Proposal I Election of Directors

You will find important information about the experience and qualifications of each of the director nominees that you are being asked to elect on pages 14 through 29 of this proxy statement. Our Nominating and Corporate Governance committee and the other members of our Board believe each of these nominees possesses the experiences, qualifications, attributes and skills, as well as a commitment to the success of our Company, to qualify the nominee to serve as a director of the Company.

The Board recommends a vote “for” each of the nominees for election.

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SUMMARY INFORMATION

The Board of Directors urges you NOT to sign or return any gold proxy card sent to you by or on behalf of Westlake.

Voting against Westlake’s nominees on its proxy card is not the same as voting for the Board’s nominees, because a vote against Westlake’s nominees on their proxy card will revoke any previous proxy card submitted by you. If you have previously voted using the gold proxy card sent to you by or on behalf of Westlake, you can change your vote by executing the WHITE proxy card or by voting by telephone or through the Internet or by mail by following the instructions shown on the WHITE proxy card. Only the latest dated proxy you submit will be counted.

If you have questions about how to vote your shares or need additional assistance, please contact our proxy solicitor, Innisfree. Stockholders may call: (877) 456-3427 (toll-free from the U.S. and Canada) or (412) 232-3651 (from other locations). Banks and Brokers may call collect: (212) 750-5833.

Proposal II Advisory Vote on Executive Compensation

Our stockholders have the opportunity to cast a non-binding, advisory vote on the compensation program for our named executive officers. We were pleased that last year more than 93 percent of the votes cast by stockholders supported our executive compensation program by voting “for” the proposal to approve, on an advisory basis, the compensation of our named executive officers. In evaluating the

“say-on-pay” proposal this year, we recommend that you review the entire Compensation Discussion and Analysis in this proxy statement, which explains how and why the Committee and our Board arrived at their executive compensation actions, decisions and design for 2015.

The Board recommends that you vote “for” this proposal.

Proposal III Approval of the Material Terms for Qualified Performance-Based Compensation under the 2011 Plan

We are asking our stockholders to approve the material terms for “qualified performance-based compensation” under the 2011 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Company is not seeking to increase the amount of shares available for issuance or to adjust any of the individual award limits contained in the 2011 Plan. However, we are seeking stockholder approval of this proposal in order to enable us potentially to design certain types of awards under the 2011 Plan that may satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code, and thus may permit us potentially to benefit from certain tax deductions under Section 162(m) of the Code.

The Board recommends that you vote “for” this proposal.

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SUMMARY INFORMATION

Proposal IV Approval of the Material Terms for Qualified Performance-Based Compensation under the Incentive Plan

We are asking our stockholders to approve the material terms for “qualified performance-based compensation” under the Incentive Plan for purposes of Section 162(m) of the Code. This proposal is intended to provide us with the ability potentially to offer short-term, cash-based incentive awards under the Incentive Plan that may be able to satisfy the requirements for “qualified performance-based compensation” and may permit us to benefit from certain tax deductions under Section 162(m) of the Code.

The Board recommends that you vote “for” this proposal.

Proposal V Ratification of the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2016

Ernst & Young LLP (“EY”) has served as the Company’s independent registered public accounting firm since March 15, 2011. The Audit Committee of the Board has appointed EY as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

The Board recommends that this appointment be ratified. If the stockholders fail to ratify this appointment, the Audit Committee may, but is not required to, reconsider whether to retain EY. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company.

The Board recommends that you vote “for” this proposal.

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PROXY STATEMENT

General Information

This proxy statement and the accompanying form of proxy are being furnished to the stockholders of the Company on or about May 4, 2016 in connection with the solicitation of proxies by our Board for use at the annual meeting of stockholders to be held on June 17, 2016 at 8:00 a.m. local time at the offices of Jones Day, 250 Vesey Street, New York, New York 10281 and any adjournment or postponement of the annual meeting.

Revoking Your Proxy Before it is Voted

You may revoke your proxy at any time before it is voted at the annual meeting by:

(1)	voting over the telephone or Internet if eligible to do so;

(2)	delivering to our Corporate Secretary a signed notice of revocation or a new proxy card with a later date—in either such case, your latest dated vote before the annual meeting will be the vote counted; or

(3)	voting in person at the annual meeting.

Voting Instructions; Ways to Vote

The enclosed proxy card provides voting instructions for eligible stockholders. Stockholders not wishing to vote by telephone or via the Internet or whose proxy card does not mention information about telephone or Internet voting should complete the enclosed WHITE proxy card and return it in the postage-paid envelope provided. Signing and returning the WHITE proxy card via mail or submitting the proxy by telephone or via the Internet does not affect your right to revoke your proxy or to vote in person at the annual meeting.

If your shares are held in “street name” by a bank, broker or other nominee, you should check the voting form used by that firm to determine whether you may provide voting instructions to the bank, broker or other nominee by telephone or the Internet.

Voting of Shares Represented by Proxies

Unless otherwise specified, if you return a validly executed WHITE proxy card, all shares represented by effective proxies will be voted:

•	FOR the election of the nine nominees as directors;

•	FOR the approval, on an advisory basis, of the compensation of the Company’s executive officers;

•	FOR the approval of the material terms for qualified performance-based compensation under the 2011 Plan;

•	FOR the approval of the material terms for qualified performance-based compensation under the Incentive Plan; and
•	FOR the ratification of the appointment of EY to serve as our independent registered public accounting firm for the year ending December 31, 2016.

Our Board does not know of any other business to be brought before the annual meeting, but if any other business is properly brought before the annual meeting, proxies will be voted upon those matters in accordance with the judgment of the person or persons acting under the proxies.

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PROXY STATEMENT

Cost of Soliciting Proxies

We will pay the cost of soliciting proxies. In addition to use of the mail, proxies may be solicited in person or by telephone or facsimile by our directors and officers, who will not receive additional compensation for these services. We have retained Innisfree to assist in the solicitation of proxies for a fee of $550,000, plus expenses. We expect that Innisfree will engage approximately 25 employees to assist us in connection with soliciting proxies. As a result of the proxy contest conducted by Westlake, the Company’s aggregate expenses related to the solicitation of stockholders (including expenses relating to the retention of Innisfree, but excluding the amount normally expended for a solicitation for an election of directors in the absence of a contest and salaries and wages of regular employees and officers) are expected to be approximately $5.8 million, of which approximately $1,075,000 has been incurred to date. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.

Stockholders Who Are Entitled to Vote at the Meeting

Only holders of record of outstanding shares of common stock of the Company at the close of business on May 4, 2016 are entitled to notice of, and to vote at, the annual meeting. Each stockholder is entitled to one vote for each share of common stock held on the record date.

We expect to have approximately 70,587,260 shares of common stock outstanding and entitled to vote as of the record date. We expect to have no shares of preferred stock outstanding on the record date.

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum to conduct business. Except as described below, abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum.

Brokers have the discretion to vote shares held in “street name”—a term that refers to shares held in the name of a broker on behalf of its customer, the beneficial owner—on matters considered “routine” under New York Stock Exchange (“NYSE”) listing rules, such as the ratification of the appointment of independent auditors, but not on other, “non-routine” matters, such as the election of directors or an advisory vote on executive compensation. Broker non-votes generally occur when shares held in street name by a broker for a beneficial owner are not voted with respect to a non-routine matter because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares.

Given the contested nature of the election, under the NYSE listing rules, if you receive proxy materials from Westlake, brokers will only be able to vote your shares with respect to any proposals at the annual meeting if you have instructed them how to vote. If you do not submit any voting instructions to your broker, bank or other nominee, your shares will not be counted in determining the outcome of any of the proposals at the annual meeting, nor will your shares be counted for purposes of determining whether a quorum exists.

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PROXY STATEMENT

Votes Required for Approval of Matters to be Considered

Assuming that Westlake proposes some or all of its nominees for election at the annual meeting, the nine director nominees who receive the greatest number of votes cast “for” will each be elected as a director. As a result of Westlake’s intention to nominate alternative director nominees, assuming such nominees are in fact proposed for election at the annual meeting, the number of director nominees will exceed the number of directors to be elected, and, consequently, the Company’s normal majority-voting requirement for the election of directors would not apply to this election.

With respect to the election of directors, stockholders may complete their proxy card so as to (1) vote “for” all of the nominees listed on that proxy card, (2) vote “withhold” for all of the nominees listed on that proxy card, or (3) vote “withhold” for certain of the nominees but vote “for” the other nominees listed on that proxy card. There is no cumulative voting in the election of the Company’s directors. Shares not present, in person or by proxy, at the annual meeting and abstentions will have no effect on the outcome of the election of directors. Similarly, any broker non-votes will not be considered to be votes cast on the election of directors and therefore will have no effect on the outcome of the election of directors.

The affirmative vote of a majority of the votes cast is required for each of the approval of the advisory vote on executive compensation,

approval of the material terms for qualified performance-based compensation under the 2011 Plan, approval of the material terms for qualified performance-based compensation under the Incentive Plan and ratification of the appointment of independent auditors. With respect to each of these items, stockholders may (1) vote “for,” (2) vote “against,” or (3) “abstain” from voting. Abstentions are not considered to be votes cast and therefore will have no effect on the outcome of the vote on these matters. In addition, with respect to the election of directors, the advisory vote on executive compensation and the votes on the material terms for qualified performance-based compensation under the 2011 Plan and the material terms for qualified performance-based compensation under the Incentive Plan, broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote on these matters. As the ratification of the appointment of independent auditors is a routine matter under NYSE listing rules, unless you receive proxy materials from Westlake, there will be no broker non-votes with respect to this matter.

To attend the annual meeting, you will need to be a stockholder and present valid picture identification. If you hold shares through an account with a bank or broker, you will need to provide proof of ownership, such as a legal proxy, voting instruction form or a statement from your broker.

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PROPOSAL I ELECTION OF DIRECTORS

All of our directors are subject to annual election by our stockholders. Any vacancies that occur on our Board, or any newly elected directorships, may be filled by the Board, and any such newly appointed director will serve for the remainder of the unexpired portion of the term of the director who departed, if any, or otherwise until the next succeeding annual meeting of stockholders.

In evaluating director candidates and considering incumbent directors for re-nomination to the Board, the Nominating and Corporate Governance Committee may consider a variety of factors, including each nominee’s character, independence, judgment, financial literacy, educational experience, professional experience and personal and professional accomplishments, in light of the needs of the Company. For incumbent directors, factors considered by the committee also include the nominee’s past performance on the Board and contributions to any Board committees on which the nominee has served.

As a result of all of the foregoing, the following director nominees are proposed for election to the Board, to serve until the Company’s next annual meeting of stockholders, and until their respective successors are duly elected and qualified:

• Timothy Mann, Jr.	• William L. Mansfield
• T. Kevin DeNicola	• Michael H. McGarry
• Patrick J. Fleming	• Mark L. Noetzel
• Robert M. Gervis	• David N. Weinstein
• Victoria F. Haynes

Each of these director nominees has consented to being named in this proxy statement and to serve as a director of the Company if elected.

Robert Ripp informed the Company on April 3, 2016 that he will not be standing for re-election at the annual meeting. Mr. Ripp informed the Company that his decision reflects his desire to reduce his board commitments and affirmed that the decision is not a result of a disagreement with the Board or its management. As a result, our Board has taken action to decrease the size of the Board from ten to nine, effective upon the expiration of Mr. Ripp’s term as a director.

The Nominating and Corporate Governance Committee, and the other members of the Board, believe this slate of director nominees has the appropriate mix of educational and professional experiences, specific areas of expertise, skills and qualifications that are appropriate to enable the Board to successfully address the needs and challenges of the Company and its various business segments. In addition, each of these director nominees has proven his or her leadership, integrity and sound judgment during the time that he or she has served on the Board.

Unless instructed otherwise, properly executed proxies will be voted for the election of all nine of the nominees named above. If any such nominee is unwilling or unable to serve (an eventuality of which we are not currently aware), proxies may be voted for a substitute nominee selected by the Board, or the Board may determine to reduce the number of nominees.

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Nominees for Election and Qualifications to Serve as Director

Listed below is a description of certain specific experiences, qualifications, attributes or skills possessed by each director that in the opinion of the Nominating and Corporate Governance Committee and the Board qualify that individual to serve as a director of the Company.

Timothy Mann, Jr.

Timothy Mann, Jr., age 50, has been a director and has served as our Chief Executive Officer and President since November 2015. Prior thereto he served as interim President and Chief Executive Officer from July 2015 to November 2015 and as Executive Vice President, General Counsel and Corporate Secretary from July 2012 to July 2015. Before then, he was a partner at the global law firm Jones Day, where his practice focused primarily on public and private merger and acquisition activities and corporate governance, including executive compensation and general corporate counseling.

Mr. Mann has served in various senior executive management positions with the Company during a time when the Company has addressed transformational strategic issues and transactions, culminating with his recent appointment as Chief Executive Officer in November 2015. The Company believes this gives him unique knowledge of the Company’s history and the opportunities and challenges associated with the Company’s businesses and operations, as well as the ability to serve as an effective liaison between the Company’s management team and the Board.

T. Kevin DeNicola

T. Kevin DeNicola, age 61, has served as a director since September 2009. Mr. DeNicola served as Chief Financial Officer of Kior, Inc., a biofuels business, from November 2009 until January 2011. Prior to that role, he was Senior Vice President and Chief Financial Officer at KBR, Inc., a leading global engineering, construction and services company supporting the energy, hydrocarbon, government services and civil infrastructure sectors from June 2008 through September 2009. Prior to this role, he served in various positions, including Senior Vice President and Chief Financial Officer at Lyondell Chemical Company (“Lyondell”) from May 2002 to December 2007. Subsequent to Mr. DeNicola’s departure from Lyondell after its acquisition by Basell AF S.C.A., but within the two-year period thereafter, Lyondell Basell filed a petition for reorganization under the Federal bankruptcy laws. Mr. DeNicola earned a Masters degree in Chemical Engineering from the University of Virginia and a Masters of Business Administration from Rice University. Mr. DeNicola is a director of Comerica, Incorporated.

Mr. DeNicola has served as Chief Financial Officer of three diverse, complex businesses: (1) a biofuels business; (2) a global engineering and construction firm; and (3) a large chemicals company. Mr. DeNicola was employed by that chemicals company for nearly 17 years, where, in addition to serving as Senior Vice President and Chief Financial Officer, he served, at various times, as Director of Investor Relations, Vice President of Corporate Development and as Assistant Treasurer. The Company believes that Mr. DeNicola’s significant experience as the Chief Financial Officer of various companies provides him with a solid platform from which he, as Chairman of the Audit Committee, can advise and consult with the Board and Company management on financial, accounting and audit-related matters, as well as matters related to effective internal controls. In addition, the Company believes his substantial experience in various management positions with a chemicals company provides Mr. DeNicola with expertise within one of the primary industries in which the Company operates.

Patrick J. Fleming

Patrick J. Fleming, age 72, has served as a director since February 2000 and served as non-

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executive Chairman of the Board from February 2008 until January 2010. In addition, Mr. Fleming served as chairman of the compensation committee from May 2004 until February 2008. Mr. Fleming has been a self-employed energy consultant since retiring from Texaco Inc. in January 2000. In 1998 and 1999, he served as the Managing Director and Chief Executive Officer of Calortex Inc., a joint venture between Texaco, Calor Gas and Nuon International, and resided in the United Kingdom. From 1994 to December 1997, Mr. Fleming was President of Texaco Natural Gas, Inc. Mr. Fleming earned a Masters of Business Administration from Xavier University and a Bachelor of Arts degree in Economics from Muskingum College.

Mr. Fleming has served as a director of the Company for more than sixteen years, during which he served as the non-executive Chairman of the Board for twenty-three months. The Company believes that this experience gives him unique knowledge of the Company’s history and the opportunities and challenges associated with the Company’s businesses and operations. Mr. Fleming also served as the chairman of the Board’s compensation committee from May 2004 until February 2008, an experience that the Company believes gives him valuable insight into the executive compensation issues the Board must address on a regular basis. In addition, the Company believes Mr. Fleming’s experience as Managing Director and Chief Executive Officer of a complex, international joint venture in the gas industry, as well as his experience in various senior management positions in the natural gas industry before that, give him a unique and important understanding of, and insight into, an industry that supplies the Company with one of its most critical energy requirements, including an understanding of the factors impacting the pricing, availability, distribution and logistics related to natural gas.

Robert M. Gervis

Robert M. Gervis, age 55, has served as a director since September 2009. Mr. Gervis has been a self-employed advisor and investor since

April 2009, as well as a member of various public and private company boards of directors. Prior to April 2009, he served in various senior executive positions at Fidelity Investments from 1994 to March 2009; and before Fidelity, Mr. Gervis was a partner in the international law firm of Weil, Gotshal & Manges. Mr. Gervis earned a Juris Doctorate from The George Washington University in Washington, D.C. and a Bachelor’s degree in Industrial Engineering from Lehigh University. Mr. Gervis is also a CFA charterholder. Mr. Gervis is a director of Aspen Aerogels, Inc., a publicly traded manufacturer of aerogel insulation products sold to the oil and gas, cryogenic transportation, building and construction, military and aerospace industries.

During his tenure with Fidelity Investments, Mr. Gervis spent twelve years managing businesses and senior executives, including investment professionals charged with evaluating a wide range of investment opportunities, and operating and managing those investments once they were acquired or made. The Company believes that Mr. Gervis’ management experience at Fidelity Investments included serving as (1) Chief Executive Officer of an oil and natural gas exploration and production company; (2) Chief Operating Officer of a full-service real estate development and investment company that specialized in the acquisition, design, development and management of high-profile projects in both the United States and foreign markets; and (3) Managing Director of a private equity division that invested in a broad range of industries, including technology, biotechnology, real estate, oil and gas exploration and production and telecommunications. The Company believes that these positions, combined with the sophisticated transactional work Mr. Gervis managed while he was a partner at the international law firm of Weil, Gotshal & Manges, gives Mr. Gervis significant insight into, and understanding of, the methods and processes used to assess and evaluate potential investment opportunities and other complex transactions that may be presented to the Company. In addition, because Mr. Gervis has served on many boards and investment committees and currently serves on two for-profit

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boards of directors, the Company believes he has substantial experience regarding how boards can and should effectively oversee and manage companies, and a significant understanding of governance issues.

Victoria F. Haynes

Victoria F. Haynes, age 68, has served as a director since January 2013. Dr. Haynes served as president and chief executive officer of RTI International, which performs scientific research and development in advanced technologies, public policy, environmental protection, and health and medicine, from 1999 until retiring in 2012. Prior to joining RTI, Dr. Haynes was Vice President of the Advanced Technology Group and Chief Technical Officer of BF Goodrich Corporation, a specialty chemicals and aerospace company, from 1992 to 1999. She also is a director of PPG and Nucor Corporation, and is a member of the Supervisory Board of Royal DSM, a global life sciences and material sciences company. Dr. Haynes also served as a director of Archer Daniels Midland Company from 2007 until 2011. She holds a Ph.D. in physical organic chemistry from Boston University.

The Company believes that Dr. Haynes is a proven leader in matters related to advanced technology, research and development, and environmental protection, an area of great importance to the Company. The Company also believes that her service as President and Chief Executive Officer of RTI International and as Vice President of the Advanced Technology Group and Chief Technical Officer of BF Goodrich Corporation provides her with decades of valuable experience and insight into research and development and technological issues faced by large, complex, global companies, such as the Company, including the development and assessment of strategies related to such matters. In addition, the Company believes that Dr. Haynes has significant experience serving as a director of publicly traded companies, and thus, has substantial insight regarding public company oversight, and a significant understanding of the corporate governance issues related thereto.

William L. Mansfield

William L. Mansfield, age 68, has served as a director since September 2012 and as the non-executive Chairman of the Board since March 2016. Mr. Mansfield served as the Chairman of Valspar Corporation, a leading manufacturer of paint and coatings, from August 2007 until June 2012. He served as Chief Executive Officer of Valspar from February 2005 until June 2011, and as President of Valspar from February 2005 to February 2008. Mr. Mansfield earned a Bachelor of Science degree in commerce and engineering from Drexel University in 1971 and a Master’s in Business Administration from Lehigh University. Mr. Mansfield also serves as a director of Bemis Company, Inc., a leading flexible packaging company, and as a director and Chairman of the Audit Committee of Triumph Group, Inc., a company engaged in the design, engineering, manufacture, repair, overhaul, and distribution of aerostructures, aircraft components, accessories, subassemblies, and systems.

The Company believes that Mr. Mansfield’s role as the Chairman and Chief Executive Officer of a large, international paint and coatings company for many years, and the senior management positions he held before that, provide him with a broad range of valuable experience in strategic planning, operations, sales, logistics, financial management and investor relations, making him an asset to the Company’s Board. In addition, the Company believes that Mr. Mansfield has valuable experience serving as a director of large, publicly traded companies, including having served as the chairman of such a company, and thus, has a significant understanding of the accounting, audit, finance and corporate governance issues and trends that impact public companies, such as the Company.

Michael H. McGarry

Michael H. McGarry, age 58, has served as a director since January 2013. He has been the Chief Executive Officer of PPG since September 1, 2015, its President since March 1, 2015 and has served on its Board since July 16, 2015. He previously served as Chief Operating

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Officer of PPG from August 1, 2014 to September 1, 2015. Mr. McGarry led PPG’s chlor-alkali and derivatives business from July 2008 until the Company merged with that business in January 2013. In August 2014, when Mr. McGarry was appointed as PPG’s Chief Operating Officer (and continuing after March 1, 2015, when he was appointed President of PPG), Mr. McGarry had leadership responsibility for all business units and operating regions of PPG, including its Performance Coatings, Industrial Coatings, and Glass operating segments, as well as corporate oversight of PPG’s purchasing, information technology, environmental, health and safety, corporate quality and supply chain functions. Prior to that, Mr. McGarry served as an Executive Vice President of PPG since September 2012. Beginning in February 2013, Mr. McGarry had responsibility for the management of PPG’s architectural coatings – Americas and Asia Pacific, architectural coatings – Europe, Middle East and Africa and flat glass businesses. In addition, he had leadership responsibility for PPG’s global information technology, environment, health and safety, and corporate quality functions. Beginning in April 1, 2014 to September 1, 2015, Mr. McGarry had management responsibility for PPG’s Protective and Marine Coatings business unit. From September 2012 until February 2013, Mr. McGarry was responsible for the global aerospace and automotive refinish businesses. He held the position of Senior Vice President, Commodity Chemicals, of PPG from 2008 until August 2012, and of Vice President, Coatings, Europe and Managing Director, PPG Europe from July 2006 until June 2008. Before serving in those roles, Mr. McGarry served as Vice President, Chlor-Alkali and Derivatives of PPG from March 2004 through June 2006. He is a graduate of the University of Texas at Austin with a Bachelor’s degree in mechanical engineering.

Mr. McGarry has many years of experience leading and managing the chlor-alkali and derivatives business of PPG with which the Company merged in January 2013. The

Company believes that his in-depth knowledge of all aspects of that business is a valuable asset to the Board and to Company management. In addition, with more than twelve years of experience serving in senior management roles for PPG, a large, international, publicly traded company, the Company believes that Mr. McGarry has a significant understanding of complex manufacturing, distribution, logistics, sales, marketing, information technology and environmental and product stewardship issues that are especially relevant to the Company.

Mark L. Noetzel

Mark L. Noetzel, age 58, has served as a director since September 2009. Mr. Noetzel previously served as the non-executive Chairman of the Board from January 2010 to March 2016. He was President and CEO of Cilion, Inc., a venture capital backed renewable fuel company, from August 2007 to May 2009. Prior to this role, he had served in several senior positions at BP plc, including Group Vice President, Global Retail, from 2003 until 2007, Group Vice President, B2B Fuels and New Markets, during 2001 and 2002 and Group Vice President, Chemicals, from 1998 until 2001. Prior to those senior management roles with BP plc, Mr. Noetzel served in other management and non-management roles with Amoco from 1981 until BP plc acquired Amoco in 1998. Mr. Noetzel earned a Bachelor’s degree from Yale University and a Master’s of Business Administration from the Wharton School at the University of Pennsylvania. Mr. Noetzel is chairman of the board of directors of Aspen Aerogels, Inc., a publicly traded manufacturer of aerogel insulation products sold to the oil and gas, cryogenic transportation, building and construction, military and aerospace industries. In addition, he serves on the board of Siluria Technologies, Inc., which has developed a proprietary process technology which directly converts natural gas to ethylene.

Mr. Noetzel has nearly two decades of experience serving in senior executive management roles with large, international

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businesses within the energy and fuel industries, including managing distribution, logistics, operations and retailing functions covering twenty different countries for a business with $65 billion of annual sales. Mr. Noetzel also has served as a senior manager with a large international chemical company.

David N. Weinstein

David N. Weinstein, age 56, has served as a director since September 2009. He has been a business consultant specializing in reorganization activities since September 2008. Before that, Mr. Weinstein served as Managing Director and Group Head, Debt Capital Markets-High Yield and Leverage Finance at Calyon Securities, a global provider of commercial and investment banking products and services for corporations and institutional clients, from March 2007 to August 2008. Before assuming that role, Mr. Weinstein was a consultant specializing in business reorganization and capital markets activities from September 2004 to February 2007. Prior to that, Mr. Weinstein was a Managing Director and Head of High Yield Capital Markets at BNP Paribas, BankBoston Securities and Chase Securities, Inc., and head of the capital markets group in the High Yield Department at Lehman Brothers. Mr. Weinstein earned a Bachelor’s degree from Brandeis University and a Juris Doctorate from Columbia University School of Law. Mr. Weinstein served as the Chairman of the board of directors of Pioneer Companies, Inc. from January 2002 to

December 2005, the Chairman of the board of directors of York Research Corp. from November 2002 to June 2004, the Chairman of the board of directors of Horizon Lines, Inc. from November 2011 to May 2015 and as a director of Interstate Bakeries Corporation from August 2006 to January 2007. Mr. Weinstein is currently a director of DeepOcean Group Holding AS, Everywhere Global, Inc. and TORM AS.

Mr. Weinstein has nearly two decades of experience in the area of capital markets and other finance-related fields, where he has served, among others, in the positions of managing director and head of high yield capital markets for several large, global investment banking firms. The Company believes that Mr. Weinstein’s background providing long-term financial solutions to the issues faced by non-investment grade or highly leveraged issuers offers an understanding of capital-related matters and financial acumen that are important attributes to the Company’s success, and to Mr. Weinstein’s leadership of the Finance Committee. Additionally, having served on many boards of directors, the Company believes that Mr. Weinstein also brings substantial experience addressing public-company board issues. Mr. Weinstein has experience and insight into chemical industry operations, management, and capital structure having served as chairman of a publicly-traded chemical company that was one of the largest chlor-alkali producers in the United States.

Vote Required

Each of the nine nominees receiving the greatest number of affirmative votes cast (even if less than a majority) will be elected as a director.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION.

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Independence of Directors; Corporate Governance Guidelines; Code of Business Conduct and Ethics

The Company’s Corporate Governance Guidelines require that a majority of our directors meet the independence standards of the NYSE listing rules and applicable SEC rules. In addition, in determining director independence, the Board considered any pre-existing relationships between each director and PPG. Under these criteria, the Board has determined that all of the Company’s directors are independent, except for Mr. Mann.

The Company acquired the Merged Business from PPG in January 2013. Mr. McGarry, an incumbent member of the Board, currently serves as the President and Chief Executive Officer of PPG and has served as an officer of PPG since well before the Merger. The Board has determined that Mr. McGarry is, and if re-elected at the 2016 Meeting would be, an independent director under the relevant federal and Delaware legal standards and the NYSE listing rules. The Board anticipates that some proxy-advisory services may not regard Mr. McGarry as independent because of his employment history with PPG and the services he provided to the Chlor-Alkali Business as a PPG executive before the Merger, which occurred more than three but less than five years ago.

Our Corporate Governance Guidelines, as well as our Code of Business Conduct and Ethics, are publicly available on our website at www.axiall.com under “Investors-Governance” or available in print to any stockholder by contacting our Corporate Secretary, Axiall Corporation by mail at 1000 Abernathy Road NE, Suite 1200, Atlanta, Georgia 30328 or by phone at (770) 395-4500.

Our Board Is Committed to Corporate Governance Practices that Are Favorable Toward, and Promote Accountability to, Our Stockholders

We believe that our Board has a demonstrated track record of implementing governance structures and practices that we believe are favorable toward, and promote accountability to, the Company’s stockholders. In recent years, those steps have included:

•	amending the Company’s charter and bylaws to declassify the Board;

•	separating the CEO and Board Chairman roles;

•	implementing a majority voting requirement for uncontested director elections;

•	adopting a policy that prohibits directors, officers and certain other Company employees from engaging in short-selling transactions with respect to the Company’s common stock;

•	adopting a policy that prohibits directors, officers and certain other Company employees from engaging in hedging transactions with respect to the Company’s common stock; and

•	adopting a policy that generally prohibits directors, officers and certain other Company employees from pledging Company securities, except in very limited circumstances. None of our directors, officers or other Company employees covered by this policy pledged any Company securities in 2015.

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Executive Sessions

The Company’s Corporate Governance Guidelines require that non-employee directors meet at regularly scheduled executive sessions without management. The non-executive

Chairman of the Board presides at those sessions. Stockholders may communicate with these directors in the manner described under “Communications with Directors” below.

Compensation of Directors

The compensation of directors is determined by the Board following a recommendation by the Nominating and Corporate Governance Committee, which reviews such compensation on a periodic basis. In May 2013, that committee recommended, and the Board approved, adjustments to the amount and nature of director compensation in order to reflect the larger size of the Company and the increased complexity of the Board’s duties following the Company’s merger with the Merged Business, and to more closely align director compensation with its peer companies following the Merger. Effective May 19, 2015, the annual equity grant to directors was increased from approximately $100,000 to $110,000. There have been no other changes to director compensation since May 2013. Effective as of May 19, 2015, our non-employee directors are entitled to the following:

•	an annual fee of $80,000, which each non-employee director may elect to be paid in Company common stock or cash;

•	an annual equity grant of restricted stock units (“RSUs”) valued at approximately $110,000;

•	an additional fee of $1,000 per Board or committee meeting for every official meeting over a threshold of 25 official meetings per year that each such director attends;

•	an additional annual retainer with respect to each Board committee on which each non-employee director serves (unless the director serves as the chair of the committee) in the amounts of $10,000 for serving as a member of the Audit Committee, $7,500 for serving as a member of the Leadership Development and Compensation Committee, $5,000 for serving as a member of the Finance Committee and $5,000 for serving as a member of the Nominating and Corporate Governance Committee;

•	the Board’s non-executive Chairman is paid an additional annual fee of $80,000, the chairman of the Audit Committee is paid an additional annual fee of $25,000, the chairman of the Leadership Development and Compensation Committee is paid an additional annual fee of $15,000 and the chairman of each other committee of the Board is paid an additional annual fee of $10,000; and

•	non-employee directors are also eligible to participate in the 2011 Plan, which was amended in January 2013 to limit the aggregate amount of stock or stock-based awards which a non-employee director could be granted under the 2011 Plan during any calendar year to a value as of their respective dates of grant of $300,000.

In May 2015, each non-employee director received a grant of 2,896 time-based RSUs under the 2011 Plan. These time-based RSU awards vest on the earlier of the first anniversary of the date of grant or the day immediately preceding the next annual meeting of stockholders. Directors are also eligible to defer compensation into the Company’s Deferred Compensation Plan described under the caption “Compensation Discussion and Analysis—Summary of Our 2015 Executive Compensation Program—Non-Qualified Deferred Compensation Plan.”

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The following table details compensation earned by each non-employee director who served as a member of our Board in 2015. For information on the compensation paid to Messrs. Mann and Carrico, see the Summary Compensation Table on page 59 of this proxy statement.

Director Compensation for the Year Ended December 31, 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Mark L. Noetzel(2)	167,917	106,341	274,258
T. Kevin DeNicola(3)	112,500	106,341	218,841
William L. Mansfield(4)	105,000	106,341	211,341
David N. Weinstein(5)	97,500	106,341	203,841
Patrick J. Fleming(6)	95,000	106,341	201,341
Robert M. Gervis(7)	95,000	106,341	201,341
Dr. Victoria Haynes(8)	87,917	106,341	193,008
Michael H. McGarry(9)	85,000	106,341	191,341
Robert Ripp(10)	85,000	106,341	191,341
(1)	Reflects the aggregate grant date fair value of RSU grants made to directors in 2015 calculated in accordance with the provisions of Financial Accounting Standards Board (“FASB”) ASC Topic 718. See Note 13 of the Notes to the Consolidated Financial Statements in our 10-K Filing. Mr. Fleming was the only non-management director with outstanding stock options at December 31, 2015, with 642 outstanding stock option awards on that date. The following directors held the number of unvested RSUs set forth opposite their names at December 31, 2015: Mr. Noetzel (2,896); Mr. DeNicola (2,896); Mr. Fleming (2,896); Mr. Gervis (2,896); Dr. Haynes (2,896); Mr. Mansfield; (2,896); Mr. McGarry (2,896); Mr. Ripp (2,896); and Mr. Weinstein (2,896).

(2)	The amount of earned fees reported for Mr. Noetzel is the sum of: (a) the $80,000 annual fee paid to all non-employee directors; (b) the $80,000 annual fee earned by Mr. Noetzel in his role as chairman of the Board; (c) the $2,083 fee earned through May 2015 by Mr. Noetzel in his role as a member of the Finance Committee; and (d) the $5,834 fee earned from June 2015 to December 2015 by Mr. Noetzel in his role as a member of the Audit Committee.

(3)	The amount of earned fees reported for Mr. DeNicola is the sum of: (a) the $80,000 annual fee paid to all non-employee directors; (b) the $25,000 annual fee earned by Mr. DeNicola in his role as chairman of the Audit Committee; and (c) the $7,500 annual fee earned by Mr. DeNicola in his role as a member of the Leadership Development and Compensation Committee.

(4)	The amount of earned fees reported for Mr. Mansfield is the sum of: (a) the $80,000 annual fee paid to all non-employee directors; (b) the $10,000 annual fee earned by Mr. Mansfield in his role as a member of the Audit Committee; and (c) the $15,000 annual fee earned by Mr. Mansfield in his role as chairman of the Leadership Development and Compensation Committee.

(5)	The amount of earned fees reported for Mr. Weinstein is the sum of: (a) the $80,000 annual fee paid to all non-employee directors; (b) the $10,000 annual fee earned by Mr. Weinstein in his role as chairman of the Finance Committee; and (c) the $7,500 annual fee earned by Mr. Weinstein in his role as a member of the Leadership Development and Compensation Committee.

(6)	The amount of earned fees reported for Mr. Fleming is the sum of: (a) the $80,000 annual fee paid to all non-employee directors; (b) the $10,000 annual fee earned by Mr. Fleming in his role as a member of the Audit Committee; and (c) the $5,000 annual fee earned by Mr. Fleming in his role as a member of the Nominating and Corporate Governance Committee.

(7)	The amount of earned fees reported for Mr. Gervis is the sum of: (a) the $80,000 annual fee paid to all non-employee directors; (b), the $10,000 annual fee earned by Mr. Gervis in his role as chairman of the Nominating and Corporate Governance Committee; and (c) the $5,000 annual fee earned by Mr. Gervis in his role as a member of the Finance Committee.

(8)	The amount of earned fees reported for Dr. Haynes is the sum of: (a) the $80,000 annual fee paid to all non-employee directors; (b) the $5,000 annual fee earned by Dr. Haynes in her role as a member of the Nominating and Corporate Governance Committee; and (c) the $2,917 fee earned from June 2015 to December 2015 by Dr. Haynes in her role as a member of the Finance Committee.

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(9)	The amount of earned fees reported for Mr. McGarry is the sum of: (a) the $80,000 annual fee paid to all non-employee directors; and (b) the $5,000 annual fee earned by Mr. McGarry in his role as a member of the Finance Committee.

(10)	The amount of earned fees reported for Mr. Ripp is the sum of: (a) the $80,000 annual fee paid to all non-employee directors; and (b) the $5,000 annual fee earned by Mr. Ripp in his role as a member of the Nominating and Corporate Governance Committee. Mr. Ripp will not be standing for re-election at the annual meeting.

The Audit Committee

The Audit Committee of the Board consists of T. Kevin DeNicola (Chairman), Patrick J. Fleming, William L. Mansfield and Mark L. Noetzel. Each member of the Audit Committee has the ability to read and understand financial statements, and the Board has determined that each member of the Audit Committee is “independent” as defined by NYSE listing rules and Rule 10A-3 under the Exchange Act. The Board has also determined that T. Kevin DeNicola is an “audit committee financial expert” as that term is defined by SEC rules. In making such determination, the Board took into consideration, among other things, the express provision in Item 407(d) of SEC Regulation S-K that the determination that a person has the attributes of an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee and the Board, nor shall it affect the duties and obligations of other Audit Committee members or the Board. The primary functions of the Audit Committee are to review the adequacy of the system of internal controls and management information systems, to review the results of our independent registered public accounting firm’s quarterly reviews of our interim financial statements, and to review the planning and results of the annual audit with our independent registered public accounting firm. The Audit Committee also has responsibilities related to the oversight of the Company’s overall risk management process. This committee held eight meetings in 2015.

The Finance Committee

The Finance Committee of the Board consists of David N. Weinstein (Chairman), Robert M. Gervis, Victoria F. Haynes and Michael H. McGarry. This committee’s primary functions include overseeing the financial plan, policies and practices of the Company. More specifically, the duties of the committee include: (1) evaluating and monitoring the Company’s capital structure and any proposed adjustments to that structure, including working capital and cash-flow management and short-term investment policies; (2) reviewing any proposed capital or debt issuances or repurchases; (3) reviewing commercial and investment banking relationships and activities; (4) reviewing potential acquisitions, divestitures or investments in new businesses or joint ventures; (5) reviewing the funding for, and reports regarding the asset investment strategy of, the Company’s employee benefit plans; and (6) reviewing the Company’s investor profiles and related investor relations programs. This committee held eight meetings in 2015.

The Leadership Development and Compensation Committee

The Leadership Development and Compensation Committee of the Board consists of William L. Mansfield (Chairman), T. Kevin DeNicola and David N. Weinstein. The primary functions of this committee include overseeing our executive compensation and equity and performance incentive compensation plans and policies. This committee has the authority to

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retain, compensate and oversee compensation consultants. For additional information regarding the processes and procedures for consideration and determination of executive compensation, see the Compensation Discussion and Analysis starting on page 33 of this proxy statement. This committee held seven meetings in 2015.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Robert M. Gervis (Chairman), Patrick J. Fleming, Victoria F. Haynes and Robert Ripp (who is not standing for re-election). This committee’s primary functions are: (1) identifying individuals qualified to become members of the Board, (2) recommending director nominees for each annual meeting of stockholders, and nominees to fill any Board vacancies, (3) evaluating and making recommendations to the Board regarding director compensation and continuing education, (4) monitoring and evaluating legal and regulatory trends and other developments relating to corporate governance matters, including trends in stockholder activities, and (5) making recommendations to the Board regarding corporate governance policies and practices. This committee held five meetings in 2015.

This committee may select candidates based on their character, judgment, business experience and specific areas of expertise, among other then-relevant considerations, such as the requirements of applicable law and listing standards. Given the evolving needs and challenges of the Company’s business, the selection process at any time may emphasize different qualities based on, among other things, the Board’s diversity and composition at the relevant time, giving due consideration to a number of factors which may include differences with respect to personal, professional or educational experience, the nature and geographic scope of business experience and its relevance to the Company’s strategy, and the ability to commit the time required to understand the Company’s business. The committee recommends new Board members in consultation with the other non-management Board members, executive management and external consultants. This committee has the authority to retain, and from time to time in the past has retained, an executive search firm to assist in the identification of potential director candidates.

Stockholders may recommend candidates at any time. This committee will consider candidates recommended by stockholders on the same terms as those recommended by any search firm or selected by the committee. Any recommendation should be addressed in writing to the Nominating and Corporate Governance Committee, c/o the Corporate Secretary, Axiall Corporation, 1000 Abernathy Road NE, Suite 1200, Atlanta, Georgia 30328.

Eligible stockholders may also nominate candidates for election at an annual meeting of stockholders. With respect to the annual meeting at which the stockholder seeks to make a nomination, such stockholder must submit written notice at least 60 days but no more than 90 days in advance of the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders. To be eligible, such stockholder must be a stockholder of record at the time of (1) the giving of the notice for the annual meeting at which the stockholder seeks to make a nomination, (2) the giving of the notice of nomination, and (3) the annual meeting. A stockholder’s notice must contain the following:

•	with respect to the nominating stockholder:

¿	the name and address of the stockholder recommending the director candidate for consideration and the beneficial owners, if any, on whose behalf the proposal is made;

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PROPOSAL I ELECTION OF DIRECTORS

¿	the class, series and number of securities of the Company directly or indirectly beneficially owned by the stockholder recommending the director candidate for consideration;

¿	a representation (1) that the stockholder is a holder of record of Company stock and intends to appear in person or by proxy at the annual meeting and (2) whether the stockholder or beneficial owners intends to deliver a proxy statement and proxy card to holders of the requisite number of the Company’s shares to approve the nomination;

¿	a description of any derivative positions held by the stockholder in any class of securities of the Company;

¿	any proxies or other arrangements pursuant to which the stockholder has a right to vote any shares of the Company or which has the effect of increasing or decreasing the voting power of the stockholder;

¿	any rights of the stockholder to dividends on the shares of the Company that are separated or separable from the underlying shares of the Company;

¿	performance-related fees (other than an asset-based fee) to which the stockholder may be entitled as a result of any increase or decrease in the value of shares of the Company or derivative positions; and

¿	such other information regarding the stockholder as would be required to be included in a proxy statement filed pursuant to SEC proxy rules.

•	with respect to the proposed nominee:

¿	all information, as applicable, with respect to such proposed nominee that would be required to be set forth in the stockholder’s notice described above;

¿	all information relating to such proposed nominee as would be required to be included in a proxy statement filed pursuant to SEC proxy rules;

¿	all related party and beneficial ownership information that would be required to be disclosed under SEC rules if the stockholder giving the notice were the “registrant” and the proposed nominee were a director or executive officer of such registrant;

¿	a completed director questionnaire (in the form provided by the Corporate Secretary upon written request) with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made;

¿	a description of all agreements or understandings that the stockholder, beneficial owner, nominee or any other person has in connection with the nomination;

¿

a written representation and agreement (in the form provided by the Corporate Secretary of the Company upon written request) that the proposed nominee (1) is not and will not be a party to any voting agreement, arrangement, understanding with, or commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Company or that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director, with the proposed nominee’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) if elected as a director, the proposed nominee would be

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PROPOSAL I ELECTION OF DIRECTORS

in compliance and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, director resignation and stock ownership and trading policies and guidelines of the Company;

¿	any other information related to the proposed nominee as may be reasonably required by the Company to determine the qualifications and eligibility of such proposed nominee to serve as a director; and

¿	the signed consent of the proposed nominee to serve as a director of the Company, if elected.

Committee Charters

Each of the foregoing committees has a written charter, which is publicly available on our website at www.axiall.com under “Investors-Governance” and available in print to any stockholder by contacting our Corporate Secretary, Axiall Corporation by mail at 1000 Abernathy Road NE, Suite 1200, Atlanta, Georgia 30328 or by phone at (770) 395-4500.

Board Leadership Structure

The Board believes that its leadership structure, including any potential combination or separation of the CEO and Chairman roles, should be determined based upon the specific needs of the Company, and what is determined to be in the best interests of the Company’s stockholders from time to time. As a result, no written policy exists requiring either the combination or separation of the Chairman and CEO leadership roles, and the Company’s governing documents do not mandate a particular structure. This provides the Board with the flexibility to establish what it believes, in the exercise of its judgment, is the most appropriate leadership structure for the Company at any given time.

The Chairman of the Board provides leadership to the Board and works with the Board to provide guidance with respect to how the Board defines its structure and prioritizes and carries out its duties and responsibilities. In addition to presiding at Board meetings and executive sessions of the Board, the Chairman’s duties include working with management and the chairmen of the Board’s various committees to: (1) schedule and call Board meetings, (2) establish the agenda for each Board meeting, (3) review and determine the appropriate materials to be provided to directors, (4) monitor and address recent developments in corporate governance and the Company’s assessment of, and responses to, corporate governance issues, (5) encourage and facilitate active and constructive participation from all directors, and (6) facilitate communications between the Board and management. In addition, the Chairman serves as a conduit for communications from the Board to the Company’s management team, and plays a significant role in overseeing the effectiveness of the Company’s approach to risk management. Mr. Mansfield has served as the Chairman since March 2016.

The Board believes a leadership structure that separates the CEO and Chairman positions continues to be appropriate for the Company at this time for a variety of reasons. The Board will continue to evaluate this arrangement in the future, as part of its regular reviews of corporate governance matters. In the event the Board decides to consolidate the CEO and Chairman positions, thereby making the CEO the Chairman, the Board anticipates it would also appoint a lead director.

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PROPOSAL I ELECTION OF DIRECTORS

All of the Company’s directors play an active role in overseeing the Company, both at the Board and Board-committee levels. As set out in the Company’s Corporate Governance Guidelines, our directors’ core responsibility is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its stockholders. Our Board includes only one director who serves as a member of the Company’s executive management team (Mr. Mann, our CEO) and otherwise consists of non-employee directors. Our non-employee directors are skilled and experienced leaders in business, each bringing decades of valuable experience to the Board in subject areas that include accounting and finance, legal, capital markets, manufacturing, operations and logistics, and sales and marketing. In these roles, our directors have been called upon to review, evaluate and solve a wide range of complex issues, and to develop and implement many challenging and important business initiatives, plans, policies and strategies, which makes them well-qualified to oversee our Company, and to provide advice and counsel to our CEO and other senior officers of the Company.

Risk Oversight

The Board’s responsibilities include overseeing the management of the Company’s risks and approach to risk management. The Board evaluates and considers risks within the context of the business and other operational decisions that the Board and management team face, and as part of the Company’s business plans and strategies. The Board understands that it is neither realistic nor prudent to eliminate all risk. In fact, the Board believes purposeful and appropriate risk-taking is necessary for the Company to be competitive and to achieve its business objectives. As such, part of the Board’s risk-related duties include considering, understanding and overseeing what level of risk is appropriate for the Company, given the nature of the particular risk being considered.

While the Board maintains ultimate responsibility for oversight of the Company’s risk management, the Board implements its risk oversight function both as a whole and through its various committees, which meet regularly with, and report to, the full Board. The Audit Committee has been assigned responsibility for oversight of the overall risk management process. In addition, each of the Board’s committees has been assigned responsibility for risk management oversight of specific areas. More specifically:

•	The Audit Committee oversees risks related to the Company’s audit process, financial statements, financial reporting process (including internal control over financial reporting), disclosure controls and procedures, accounting matters, various ethical and legal matters and oversees the Company’s internal audit function and ethics program;

•	The Leadership Development and Compensation Committee evaluates and oversees the risks and rewards associated with the Company’s compensation philosophies, plans and policies, reviewing and approving compensation plans and policies with the objective of mitigating compensation-related risk, without unduly diminishing the incentive-based nature of the compensation;

•	The Finance Committee oversees risks related to the Company’s financial position and financing activities, including as they relate to the Company’s capital structure and any proposed adjustments to that capital structure, capital and debt issuance and related credit or debt agreements, commercial and investment banking relationships, acquisitions, divestitures and investments in new businesses or joint ventures, the issuance or repurchase of equity or debt securities, as well as the funding for and asset investment strategy of the Company’s employee benefits plans; and

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PROPOSAL I ELECTION OF DIRECTORS

•	The Nominating and Corporate Governance Committee oversees risks related to the Board member nomination process, and risks related to the proposed adoption of various corporate governance policies and principles. In addition, this committee is charged with developing and recommending to the Board changes in corporate governance policies and principles, Board committee structures, as well as leadership and membership to enable the Board and its committees to effectively carry out their respective risk oversight responsibilities.

As a part of the risk oversight process, each committee meets privately in separate sessions with appropriate members of management, and its advisors, as it deems appropriate.

As part of its risk management process, the Company maintains a toll-free hotline that employees and other stakeholders may use to anonymously report alleged violations of the Company’s Code of Business Conduct and Ethics, health and safety-related policies and rules, employment laws and regulations, and any alleged violations of other laws, regulations, rules or policies. In addition, employees may use the toll-free hotline to anonymously report allegations of questionable activities relating to accounting, internal controls or audit matters. The third-party service provider that maintains the hotline notifies the Company of any calls received. All such calls are addressed promptly by the Company’s Ethics and Compliance Committee.

If any calls to the hotline allege questionable activities or violations that are not related to accounting, internal control or audit matters, the Company’s Ethics and Compliance Committee will respond to the allegations in an appropriate manner. If any call to the hotline alleges questionable activities related to accounting, internal control or an audit matter, the Vice President, Internal Audit; Chief Financial Officer; and Vice President and General Counsel will be notified and, depending on the nature and seriousness of each such allegation or complaint, those officers may also notify the Company’s Chief Executive Officer and the Chairman of the Audit Committee. Thereafter, the matter may be brought to the attention of the other members of the Audit Committee and, depending on the nature of the allegations, to the Chairman of the Board. The Audit Committee has the power to authorize internal and external investigations of such allegations, and to ensure that appropriate resources are provided for conducting any such investigation. The Company believes its toll-free hotline, and the processes activated by calls to the hotline, are important in helping the Company mitigate its exposure to harmful risks.

Because overseeing risk is an ongoing process and inherent in the Board’s and Company management’s decision-making processes, the Board discusses the Company’s various risks throughout the year at its regularly scheduled meetings, or, if deemed appropriate, special meetings, in relation to specific proposed actions and/or newly obtained information about previously discussed risks. Additionally, at one or more meetings of the full Board each year, the Board devotes a portion of its meeting time to evaluating and discussing risks, the steps Company management is taking to mitigate such risks, and other potential risk mitigation strategies or programs that may be considered appropriate or desirable. At any such meetings, or at other times as determined appropriate, the Board has access to management personnel with knowledge and insight into specific issues for consideration.

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PROPOSAL I ELECTION OF DIRECTORS

Communications with Directors

Any stockholder or interested party is welcome to communicate with the Chairman of the Board, any other director, the non-employee directors as a group or the Board by writing to the directors or the Board, c/o the Corporate Secretary, Axiall Corporation, 1000 Abernathy Road NE, Suite 1200, Atlanta, Georgia 30328. The Corporate Secretary will review the communications and will, within a reasonable period of time after receiving the communications, forward all communications to the appropriate director or directors, other than those communications that are merely solicitations for products or services or relate to matters that are of a type that are clearly improper or irrelevant to the functioning of the Board or the business and affairs of the Company.

Board Meetings, Attendance and Relationships

The Board held eleven meetings in 2015. All incumbent directors attended no fewer than 75 percent of the aggregate number of meetings of the Board and the committees on which they served during 2015. The Company encourages its directors to attend its annual stockholders’ meeting. In 2015, all of our directors attended the annual meeting. None of our directors or executive officers is related to any of our other directors or executive officers.

Review of Related-Party Transactions

While we did not have any related-party transactions with our executive officers, directors, 5 percent or greater stockholders or their immediate family members in 2015, and we do not have a written policy regarding such matters, in the event such a transaction is proposed in the future, we would refer the matter to our Audit Committee for approval or disapproval.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table lists information as of April 29, 2016 about the number of shares of our common stock beneficially owned by each incumbent director, each NEO listed on the Summary Compensation Table included in this proxy statement, all of our directors and current executive officers as a group, and each person or group known by us to own more than 5 percent of our common stock.

For additional information on the equity ownership of our directors and executive officers, see “Executive Compensation — Outstanding Equity Awards at 2015 Fiscal Year-End.”

Name and Address of Beneficial Owner(1)	Amount of Common Stock Beneficially Owned and Nature of Beneficial Ownership(2)	% of Class(3)
Timothy Mann, Jr.	49,283 (4)	*
Gregory C. Thompson	189,804 (5)	*
William H. Doherty	10,159 (6)	*
Simon Bates	28,449 (7)	*
Sharon G. Piciacchio	23,073 (8)	*
Paul D. Carrico	334,728 (9)	*
Joseph C. Breunig	56,743 (10)	*
Mark J. Orcutt	109,525 (11)	*
Patrick J. Fleming	20,871 (12)	*
T. Kevin DeNicola	19,965 (13)	*
Robert M. Gervis	19,965 (13)	*
Mark L. Noetzel	19,965 (13)	*
David N. Weinstein	19,965 (13)	*
William L. Mansfield	15,685 (13)	*
Michael H. McGarry	10,433 (13)	*
Robert Ripp	8,212 (13)	*
Victoria F. Haynes	8,153 (13)	*
All directors and executive officers as group (15 persons)	439,364 (14)	*
Shapiro Capital Management LLC 3060 Peachtree Road, Suite 1555 N.W. Atlanta, GA 30305	7,041,149 (15)	9.98%
BlackRock Inc. 40 East 52nd Street New York, NY 10022	5,173,567 (16)	7.33%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	4,728,347 (17)	6.70%
TIAA-CREF Investment Management, LLC / Teachers Advisors, Inc. 730 Third Avenue New York, NY 10017-3206	4,691,840 (18)	6.65%
JP Morgan Chase & Co. 270 Park Avenue New York, NY 10017	4,224,320 (19)	5.98%
Franklin Advisory Services, LLC One Franklin Parkway San Mateo, CA 94403-1906	3,687,800 (20)	5.22%

*	Represents less than 1 percent.

(1)	The address of each of our directors and executive officers is c/o Corporate Secretary, Axiall Corporation, 1000 Abernathy Road NE, Suite 1200, Atlanta, Georgia 30328.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

(2)	Beneficial ownership as reported in the table has been determined in accordance with the rules of the SEC. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of common stock referred to in the table.

(3)	Based on 70,587,260 shares of our common stock outstanding as of April 29, 2016.

(4)	Includes: (i) 8,688 shares of our common stock, representing 200 percent of the “target” number of shares that may be issued to Mr. Mann in May 2016, when all of the remaining synergies performance-based RSUs granted in May 2013 vest, (ii) 1,448 shares of our common stock expected to vest in May 2016 from time-based RSUs granted in May 2013, (iii) 2,406 shares of our common stock expected to vest in May 2016 from time-based RSUs granted in May 2014, and (iv) 3,028 shares of our common stock expected to vest in May 2016 from time-based RSUs granted in May 2015. The actual number of shares of common stock that may be issued to Mr. Mann upon vesting of performance-based RSUs is discussed under “Compensation Discussion and Analysis — Summary of Our 2015 Executive Compensation Program — Long-Term Equity-Based Awards.”

(5)	Includes 9,125 shares that may be acquired upon exercise of vested options by Mr. Thompson and 870 shares in his 401(k) account. Also includes: (i) 12,452 shares of our common stock, representing 200 percent of the “target” number of shares that may be issued to Mr. Thompson in May 2016, when all of the remaining synergies performance-based RSUs granted in May 2013 vest, (ii) 2,075 shares expected to vest in May 2016 from time-based RSUs granted in May 2013, (iii) 3,448 shares expected to vest in May 2016 from time-based RSUs granted in May 2014, and (iv) 3,993 shares expected to vest in May 2016 from time-based RSUs granted in May 2015. The actual number of shares of common stock that may be issued to Mr. Thompson upon vesting of performance-based RSUs is discussed under “Compensation Discussion and Analysis — Summary of Our 2015 Executive Compensation Program — Long-Term Equity-Based Awards.”

(6)	Includes 2,423 shares that may be acquired upon exercise of vested options by Mr. Doherty. Also includes (i) 1,075 shares of our common stock expected to vest in May 2016 from time-based RSUs granted in May 2013, (ii) 1,213 shares of our common stock expected to vest in May 2016 from time-based RSUs granted in May 2014, (iii) 1,434 shares of our common stock expected to vest in May 2016 from time-based RSUs granted in May 2015, and (iv) 2,194 shares of our common stock expected to vest in May 2016 from time-based RSUs granted in July 2015.

(7)	Includes 1,400 shares that may be acquired upon exercise of vested options by Mr. Bates. Also includes (i) 1,075 shares of our common stock expected to vest in May 2016 from time-based RSUs granted in May 2013, (ii) 1,011 shares of our common stock expected to vest in May 2016 from time-based RSUs granted in May 2014, and (iii) 1,195 shares of our common stock expected to vest in May 2016 from time-based RSUs granted in May 2015.

(8)	Includes 18,161 shares that may be acquired upon exercise of vested options by Ms. Piciacchio. Ms. Piciacchio retired from the Company on December 31, 2015.

(9)	Includes 23,338 shares that may be acquired upon exercise of vested options by Mr. Carrico. Mr. Carrico retired from his employment with the Company on July 5, 2015.

(10)	Mr. Breunig resigned his employment from the Company effective September 1, 2015.

(11)	Includes 8,554 shares that may be acquired upon exercise of vested options by Mr. Orcutt. Mr. Orcutt resigned his employment from the Company on September 25, 2015.

(12)	Includes 522 shares that may be acquired upon exercise of vested options by Mr. Fleming, as well as 2,896 shares with respect to RSUs that are expected to vest in May 2016.

(13)	Includes 2,896 shares with respect to time-based RSUs that are expected to vest in May 2016. Mr. Ripp will not be standing for re-election at the annual meeting.

(14)	See notes (4) through (13).

(15)	As reported on Schedule 13G filed with the SEC on April 8, 2016, Shapiro Capital Management LLC has sole voting power with respect to 6,433,379 shares, shared voting power with respect to 607,770 shares and sole dispositive power with respect to 7,041,149 shares pursuant to investment advisory agreements with its advisory clients. Mr. Samuel R. Shapiro is the chairman, a director and majority shareholder of Shapiro Capital Management LLC, in which capacity he exercises dispositive power over these shares. Mr. Shapiro has no interest in dividends or proceeds from the sale of such securities owns no such securities for his own account and disclaims beneficial ownership for all shares reported herein.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

(16)	As reported on Amendment No. 2 to Schedule 13G filed with the SEC on January 25, 2016, BlackRock, Inc. and certain of its affiliates has sole voting power with respect to 5,008,307 shares, shared voting power with respect to nil shares and sole dispositive power with respect to nil shares.

(17)	As reported on Amendment No. 4 to Schedule 13G filed with the SEC on February 10, 2016, The Vanguard Group and certain of its affiliates has sole voting power with respect to 88,887 shares, shared voting power with respect to 4,100 shares and sole dispositive power with respect to 4,639,560 shares.

(18)	As reported on Amendment No. 2 to Schedule 13G filed with the SEC on February 10, 2016, TIAA-CREF Investment Management, LLC (“Investment Management”) is the investment adviser to the College Retirement Equities Fund (“CREF”), a registered investment company, and may be deemed to be a beneficial owner of 2,869,980 shares of the Company’s common stock owned by CREF. Teachers Advisors, Inc. (“Advisors”) is the investment adviser to three registered investment companies, TIAA-CREF Funds (“Funds”), TIAA-CREF Life Funds (“Life Funds”), and TIAA Separate Account VA-1 (“VA-1”), as well as one or more separately managed accounts of Advisors (collectively, the “Separate Accounts”), and may be deemed to be a beneficial owner of 1,821,860 shares of the Company’s common stock owned separately by Funds, Life Funds, VA-1 and the Separate Accounts. Each of Investment Management and Advisors has expressly disclaimed beneficial ownership of the other’s securities holdings and that it is a member of a “group” with the other.

(19)	As reported on Amendment No. 9 to Schedule 13G filed with the SEC on January 11, 2016, JP Morgan Chase & Co. and certain of its affiliates has sole voting power with respect to 3,478,457 shares, shared voting power with respect to 4,222,299 shares and sole dispositive power with respect to 120 shares.

(20)	As reported on Amendment No. 2 to joint Schedule 13D of Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC, filed with the SEC on February 5, 2016, Franklin Advisory Services, LLC has sole voting power with respect to 3,283,100 shares, shared voting power with respect to nil shares and sole dispositive power with respect to 3,687,800. Franklin Advisory Services, LLC, Franklin Advisers, Inc. and Fiduciary Trust Company International are investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect of Franklin Resources, Inc. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10 percent of the outstanding common stock of Franklin Resources, Inc. and are the principal stockholders of Franklin Resources, Inc. Under such Schedule 13D, each of Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. expressly disclaims beneficial ownership of the other’s securities holdings and each disclaims that it is a member of a “group” with the other.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10 percent of our common stock to file reports regarding their beneficial ownership of our common stock. Based solely upon a review of those filings furnished to us and written representations, in the case of our directors and executive officers, we believe all reports required to be filed by Section 16(a) with the SEC were timely filed in 2015.

EXECUTIVE COMPENSATION

This Executive Compensation section of this proxy statement contains the Compensation Discussion and Analysis, as well as various compensation tables, including the Summary Compensation Table, and tables reflecting plan-based awards granted in 2015, setting forth the holdings of stock options and other stock-based awards by the NEOs at December 31, 2015, the number of shares acquired by the NEOs upon the vesting of stock awards in 2015 and the related values realized, and summarizing the compensation and benefits payable to NEOs under various employment termination scenarios.

COMPENSATION DISCUSSION AND ANALYSIS

In this section of the proxy statement, we will describe the important components of our executive compensation program for our NEOs, whose compensation is set forth in the Summary Compensation Table on page 59 of this proxy statement and in other compensation tables described elsewhere in this proxy statement. For 2015, our NEOs were:

•	Timothy Mann, Jr., our President and Chief Executive Officer;

•	Gregory C. Thompson, our Executive Vice President and Chief Financial Officer;

•	William H. Doherty, our Senior Vice President, Chemicals;

•	Simon Bates, our Senior Vice President, Building Products;

•	Sharon G. Piciacchio, our former Senior Vice President, Supply Chain, who retired from the Company effective at the end of 2015;
•	Paul D. Carrico, our former President and Chief Executive Officer, who retired from the Company in July 2015;

•	Joseph C. Breunig, our former Executive Vice President, Chemicals, who resigned from the Company effective September 2015; and

•	Mark J. Orcutt, our former Executive Vice President, Building Products, who resigned from the Company in September 2015.

This section of the proxy statement also provides an overview of our compensation philosophy and program, and explains how and why the Committee determined the specific compensation policies and decisions involving the NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2015 Leadership Transition

Our 2015 fiscal year was a year of management transition. Following Mr. Carrico’s retirement in July, our Board appointed Mr. Mann as Interim Chief Executive Officer and commenced a search to identify a new chief executive officer. After considering a number of qualified candidates, the Board’s search culminated in the appointment of Mr. Mann as President and Chief Executive Officer. The Board believes that Mr. Mann has the requisite experience and capabilities to lead the Company as we aggressively seek to transform the Company and drive stockholder value. Mr. Mann is joined by the new leaders of our Chemicals and Building Products businesses, Mr. Doherty and Mr. Bates, both of whom were promoted from within the Company.

In connection with his appointment as Interim Chief Executive Officer, Mr. Mann’s base salary was increased to $750,000 per annum and his annual incentive bonus target for 2015 was increased to 110 percent of his new base salary, receipt of which was dependent on the Company’s attainment of certain financial, strategic and operational goals, which were not satisfied as described elsewhere in this Compensation Discussion and Analysis. In addition, Mr. Mann was given a midyear 2015 cash incentive award opportunity, which was paid out in the amount of $1,000,000 in January 2016, based on the Committee’s assessment of his performance with respect to the Company’s strategic objectives described elsewhere in this Compensation Discussion and Analysis. In connection with his appointment as President and Chief Executive Officer on November 17, 2015, his base salary was increased to $885,000 and his annual target short-term incentive bonus award was established at 125 percent of his base salary for the 2016 performance year.

Our Business

We are a leading North American manufacturer and international marketer of chemicals and building products, with net sales of $3.36 billion for the year ended December 31, 2015, and operations in Canada, Taiwan and the United States. We manufacture and sell a wide array of chemicals products, including: chlorine, caustic soda, vinyl chloride monomer, chlorinated solvents, calcium hypochlorite, ethylene dichloride, muriatic acid, polyvinyl chloride and vinyl compounds. We also manufacture and sell vinyl-based building and home improvement products.

We believe that our management team has taken great strides to transform our business over the past year, aggressively transforming the Company by optimizing our portfolio and reducing our cost structure to position the

Company to respond to current and expected industry conditions. As a part of our strategic plan, we sold our Aromatics business in September 2015, renegotiated the terms of, and made a final investment decision with respect to, our arrangement with Lotte to construct and operate a new state-of-the-art 1.0 million metric ton per annum ethane cracker (ethylene manufacturing plant) and, just recently in 2016, sold two non-core Building Products businesses, our Solucor compound additives business and our window and door profiles business. We have also begun the process to actively market the remainder of our Building Products business. In addition to these strategic moves, we sold our La Porte, Texas chemical manufacturing facility in April 2015 and initiated a plan to improve our productivity and reduce costs by approximately $100 million by the end of 2016 and, by

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COMPENSATION DISCUSSION AND ANALYSIS

February 2016, we had taken actions expected to achieve 80 percent of this objective, which included, among other things, headcount reductions, overhead and shared services consolidations and other reductions in spending related to third party contractors and procurement.

For more information about our business and recent developments, please see “Summary Information – Significant Accomplishments for 2015” and “Item 1, Business” and “Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 10-K Filing.

Executive Compensation Highlights

2015 Compensation Program

Consistent with our compensation philosophy and objectives, the Committee took the following compensation-related actions during 2015:

•	provided annual cash incentive compensation opportunities based on performance against a combination of various Adjusted EBITDA,(1) operational and strategic goals;

•	granted all of our NEOs long-term, equity incentive awards that do not fully vest until three years after the grant date, thereby aligning the long-term interests of our NEOs with those of our stockholders;
•	provided that 83 percent of our former CEO’s 2015 target direct compensation,(2) 84 percent of our current CEO’s target direct compensation and, on average, approximately 67 percent of our other NEOs’ 2015 target direct compensation was incentive-based, and thus, “at risk;” and

•	increased the base salaries for all of the NEOs (excluding increases made in connection with promotions during the year) by approximately 3 percent, on average, based upon a review of the market competitiveness of the base salary of each of our NEOs, the individual performance of each NEO and the Company’s financial performance.

(1)	For purposes of our 2015 executive compensation program, Adjusted EBITDA is different from Reported Adjusted EBITDA. In the Compensation Discussion and Analysis, “Adjusted EBITDA” means earnings or losses before interest, taxes, depreciation, and amortization, cash and non-cash restructuring charges and certain other charges, if any, related to financial restructuring and business improvement initiatives, gains or losses on redemption and other debt costs, and sales of certain assets, certain purchase accounting and certain non-income tax reserve adjustments, professional fees related to various potential and completed mergers and acquisitions, including the Merger with the Merged Business, costs to attain Merger-related synergies, certain pension plan amendment curtailment gains and settlement losses, goodwill, intangibles, and other long-lived asset impairments.

(2)	We define “target direct compensation” to be the aggregate of each executive officer’s annual: (1) base salary; (2) non-equity incentive compensation opportunity, at the target level established by the Committee; and (3) long-term equity incentive awards, at the target level established by the Committee. Other components of the total compensation of our executive officers not included in target direct compensation are set forth on the Summary Compensation Table on page 59 of this proxy statement.

Compensation-Related Corporate Governance Standards

We strive to maintain effective governance standards, including with respect to the oversight of our executive compensation policies and practices. To that end, in 2015:

•	the Committee continued to consist solely of independent directors as defined by NYSE listing rules and Rule 10C-1 under the Exchange Act, whose decisions regarding the compensation of our CEO were made in executive sessions that were not attended by any executive officers, including the CEO;

•	the Committee recommended to the non-management members of the Board for their ratification the types and amounts of compensation for the CEO, and the Board ratified the Committee’s recommendations in

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an executive session that was not attended by any executive officer, including the CEO;

•	the Board recommended the approval of, and our stockholders approved by more than 93 percent, the compensation of our executive officers in an advisory “say-on-pay” stockholder vote taken in 2015, which will be taken again in 2016, and we expect this annual say-on-pay vote to continue for the foreseeable future;

•	the Committee’s independent compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”), was retained directly by the Committee and did not provide any services to management;

•	the Committee evaluated whether there was any conflict of interest with respect to Semler Brossy and certain of its employees providing executive compensation consulting services to the Committee, and concluded (after taking into account the six-factor test adopted by the SEC and NYSE) that Semler Brossy was independent and no such conflict of interest existed;

•	the Committee conducted an annual review with its compensation consultant of the nature and amount of compensation paid to the executive officers of a peer group of chemicals and building products businesses (with characteristics similar to the Company) so that the compensation paid to the Company’s executive officers would be competitive and aligned with our compensation philosophy; and

•	the Committee conducted a review of our compensation philosophy and objectives and compensation-related risks arising from the compensation policies and practices for all employees, and determined that such risks were not reasonably likely to have a material adverse effect on the Company.

In addition, our compensation philosophy and objectives contain several specific elements that are designed to align our executive compensation with the long-term interests of our stockholders, including:

•	stock ownership guidelines that emphasize the importance of substantive, long-term share ownership by both directors and executive officers, so as to better align their financial interests with those of our stockholders, and place responsibility on the CEO to attain Company stock ownership at 5 times his base salary and other NEOs to attain Company stock ownership at 2.5 times their base salaries;

•	none of our executive officers having multi-year guarantees of compensation;

•	a policy allowing the Company to “clawback” any incentive compensation paid or granted to any executive officer based on financial results that subsequently are restated as the result of the executive’s fraudulent or illegal conduct;

•	provisions in our equity awards that require a “double-trigger” for accelerated vesting in connection with a change of control;

•	a May 2011 amendment to our Executive and Key Employee Change of Control Severance Plan (the “Change of Control Plan”) that eliminates the excise tax gross-up benefit that had been provided under that plan with respect to any person who becomes an executive officer on or after May 16, 2011 (including any person newly hired by the Company and any person promoted from within the Company from a non-executive officer position to an executive officer position on or after that date);

•	a January 2013 amendment to our 2011 Plan that limits the aggregate amount of stock or stock-based awards that could be granted to a non-employee director under the 2011 Plan during any calendar year to a value as of their respective dates of $300,000;

•	policies that prohibit directors, officers and certain other Company employees from engaging in short-selling or hedging transactions with respect to the Company’s

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common stock or pledging Company securities (except in limited circumstances); and

•	a policy of providing only limited perquisites to our executive officers in the form of a Company car or car allowance, the value of which is disclosed in the table set forth in footnote (5) to the Summary Compensation Table beginning on page 59 of this proxy statement.

Our Executive Compensation Philosophy and Objectives

Our executive compensation philosophy, which was established by the Committee and approved by the Board, is to: (1) reward favorable Company and business unit financial, operational and strategic performance, as well as stock price performance; and (2) deliver total compensation and benefits at target performance levels approximating the median compensation and benefits paid by similar companies in the chemicals and building products sectors, with the ability to pay above or below that median as the Company’s and/or individual executive officer’s performance varies, and also taking into account factors such as an officer’s role and responsibilities, experience and tenure, prior performance, actual and expected contributions, and internal pay equity considerations.

The Committee designed the executive compensation programs in place during 2015 to be consistent with this compensation philosophy. Specifically, the Committee observed the following guiding principles that emerge from our compensation philosophy:

•	Compensation Should Be Performance-Based: A substantial portion of the total compensation opportunity should reflect and reinforce a “pay for performance” culture favoring performance-based cash and equity incentive compensation in lieu of salary, supplemental benefits or executive perquisites, and should vary based upon our financial, operational and strategic performance against pre-established goals, and the long-term value of the Company;

•	Compensation Should Be Aligned with Stockholder Interests: Our compensation programs should align the interests of executive officers with the long-term interests of our stockholders by providing strong incentives to maximize long-term value for our stockholders, while balancing acceptable risks through the use of stock ownership guidelines and “clawback” policies applicable to executives; and

•	Compensation Should Be Market Competitive: Our success is heavily dependent on our ability to attract and retain experienced executive officers who are proven leaders, and to motivate them to consistently deliver positive strategic and financial results. As a result, overall compensation should be structured to present an attractive package to existing and potential executive officers.

Policies and Procedures Designed to Limit Compensation-Related Risk

While a significant portion of potential annual compensation is risk-based, we have also instituted policies and programs designed to discourage unnecessary risk-taking which is not in the Company’s long-term interests.

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COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines

We maintain stock ownership guidelines to emphasize the importance of substantive, long-term share ownership by executive officers intended to align their financial interests with those of stockholders. We also have share ownership guidelines in place for our directors. The guidelines are denominated as a multiple of base salary for the executive officers, and a multiple of the annual retainer for directors.

CEO	5 times salary
Other executive officers	2.5 times salary
Directors	5 times annual retainer

Each executive officer and non-employee director has five years as an officer or director, respectively, to attain stock ownership and compliance with the stock ownership requirements annually. All of the individuals named in the Summary Compensation Table below that remain executive officers of the Company as of the date of this proxy statement are in compliance with these stock ownership requirements after taking into consideration the five-year grace period to achieve the minimum ownership thresholds.

Clawback Policy

Our Board has also adopted a policy that provides, to the extent permitted by law, that if the Board, or any committee, determines that any bonus, incentive payment, equity award or other compensation has been awarded to or received by an executive officer and such compensation was based on any financial results or operating metrics that were subsequently the subject of a material restatement as a result of such officer’s knowing or intentional fraudulent or illegal conduct and a lower payment would have been made to the officer based on the restated results, then the Board has the right to recover (“clawback”) from the officer such compensation (in whole or in part) as it deems appropriate under the circumstances.

Risk Mitigating Performance Metric and Vesting for Equity Awards

In March 2015, the Committee established that performance metrics for one-half of the RSUs granted to the executive officers in 2015 will be based on a relative total shareholder return (“TSR”), defined as share price appreciation and dividends paid, assuming those dividends are reinvested as paid, and these performance-based RSUs will cliff vest on the third anniversary of the grant date if the performance metrics are achieved. The comparator group for these awards consists of chemical companies from the S&P 1500. The Committee believes that the use of TSR as the relevant performance metric discourages unnecessary risk-taking by: (1) aligning our NEOs’ long-term compensation with the long-term performance of the Company, and accordingly, with the long-term interests of the Company’s stockholders; (2) removing any subjectivity in measuring performance; and (3) using publicly available, and thus, transparent, performance metrics.

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COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to vote annually on a say-on-pay proposal. At our 2015 annual meeting of stockholders held on May 19, 2015, more than 93 percent of the votes cast by stockholders on the advisory vote on executive compensation (the “say-on-pay proposal”) were in favor of the compensation of our NEOs. The Committee believes this favorable vote affirms our stockholders’ support of its approach to executive compensation and, as a result, the Committee did not make material changes to the implementation of our executive compensation philosophy in 2015.

How Executive Compensation Decisions Are Made

This section of our Compensation Discussion and Analysis describes who makes various executive compensation decisions and how those decisions are made.

The Role of the Compensation Committee

The Committee continually reviews the design and administration of our executive compensation policies and programs to ensure they appropriately reflect our compensation philosophy. Any program changes that are made are driven by the Committee’s desire to maintain alignment with stockholder interests and to be consistent with the guiding philosophy and objectives referenced above.

The Committee considers the tax and accounting implications of compensation, but those are not the only factors considered, as the Committee also considers all of the other factors discussed in this Compensation Discussion and Analysis when making compensation decisions. The Committee recognizes that one or more of these other factors may outweigh tax or accounting considerations.

Section 162(m) of the Code limits deductibility of certain compensation for our CEO and the three other executive officers (other than the Chief Financial Officer) who are highest-paid and employed at year-end to $1 million. If certain conditions are met, performance-based compensation may be excluded from this limitation.

While we believe it is in our Company’s and our stockholders’ best interests to have the ability to grant qualified performance-based compensation under Section 162(m) of the Code, we may decide to grant compensation that will not qualify as qualified performance-based compensation for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as qualified performance-based compensation for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible by us.

The Committee evaluates and administers the compensation of our executive officers in a holistic manner, makes compensation decisions around program design, and adjusts pay in light of our compensation philosophy, market practices and total compensation objectives. The Committee ordinarily positions the various compensation elements at levels it believes are targeted to be at or near the median of compensation paid by the market references, but that positioning for any executive officer is also dependent upon an officer’s role and responsibilities, experience and tenure, prior performance, actual and expected contributions and internal pay equity considerations.

Market positioning of the individual elements of compensation and benefits, as well as the

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relationships among these elements, are described in the sections that follow.

With respect to the proposed compensation for the CEO, the Committee determines, approves and recommends to the non-management members of the Board for ratification all compensation, equity and benefits to be paid to the CEO based on an evaluation of the CEO’s performance in light of corporate goals and objectives that were previously approved by the Committee and ratified by the non-management members of the Board.

For the other executive officers, and within the constructs of any applicable employment agreement that may have been negotiated and entered into by the Company, the Committee considers all appropriate factors, including the recommendations of the CEO, in reaching its decisions. The CEO’s recommendations are considered for approval by the Committee, and in some cases are modified by the Committee during the course of its deliberations.

In setting and evaluating annual compensation of the Company’s executive officers, the Committee reviews and considers, among other factors, the pay mix, which is the percentage of total compensation represented by each element of compensation, of each of the Company’s executive officers, as compared to the Company’s “market references” described below. The target 2015 pay mix for each of the Company’s NEOs that remained with the Company as of the end of 2015, which differs from the actual awards described under “Compensation Tables — Summary Compensation Table”, was as follows:

Named Executive Officer	2015 Base Salary as % of Total Nonpension Compensation(1)	2015 Non-Equity Incentive Award as % of Total Nonpension Compensation(1)	2015 Long-Term Equity Incentive Award as % of Total Nonpension Compensation(1)
Timothy Mann, Jr.	16%	17%	67%
Gregory C. Thompson	29%	22%	49%
William H. Doherty	30%	23%	47%
Simon Bates	35%	23%	42%
Sharon G. Piciacchio	38%	24%	38%
(1)	“Total Nonpension Compensation” includes total compensation as of December 31, 2015, including 2015 base salary, 2015 target cash incentive award and target long-term equity incentive awards, but excludes “other” compensation, changes in pension value, non-qualified deferred compensation earnings and severance payments.

The Role of Our Chief Executive Officer

Within the parameters of the compensation philosophy and objectives established by the Committee and/or Board, each year our CEO recommends to the Committee the level of base salary, the target annual cash incentive award and the target long-term equity incentive award for each of the other executive officers. The recommendations of our CEO are based on his evaluation of each executive officer’s performance, the performance of the individual business units or functions for which that executive officer is responsible and management retention considerations. The Committee considers the CEO’s recommendations, along with all other appropriate factors, in reaching its decisions regarding the compensation of each executive officer. In some cases, the CEO’s recommendations are modified by the Committee during the course of its deliberations.

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COMPENSATION DISCUSSION AND ANALYSIS

The Role of the Board

The non-management members of our Board review and ratify the recommendations of the Committee with respect to: (1) the design of incentive compensation plans for the Company’s executive officers; (2) any significant changes to compensation guidelines and benefit plans for the Company’s executive officers; and (3) significant changes to benefit programs for the Company’s executive officers. In addition, the Committee determines, and then recommends to the non-management members of the Board for their ratification, all compensation, equity and benefits to be paid to the CEO (with the CEO not participating in those deliberations).

The Role of the Compensation Consultant

As a part of its responsibilities, the Committee has the authority to appoint, compensate and oversee the Company’s outside compensation consultant. In 2015, the Committee retained Semler Brossy as its consultant to assist the Committee with its responsibilities related to the Company’s compensation policies and programs for its executive officers. In addition, in 2015, the Board’s Nominating and Corporate Governance Committee retained Semler Brossy as its consultant to assist that committee with its responsibilities related to the Company’s compensation policies and programs for its directors. Semler Brossy did not provide any services unrelated to executive officer and director compensation consulting to any Board committee or to the Company during 2015. The Committee has taken into account the six-factor test adopted by the SEC and the NYSE to analyze the independence of Semler Brossy and determined that Semler Brossy is independent and that its work does not raise any conflicts of interest.

The compensation consultant reports directly to the Committee. One or more representatives of the compensation consultant participates in the meetings of the Committee, as requested by the Committee chairman, and communicates with the Committee chairman between meetings, as needed. The compensation consultant does not make decisions regarding the compensation of our executive officers. Rather, the compensation consultant provides advice, guidance and information that the Committee and, with respect to certain decisions, our Board, may consider when making executive compensation decisions.

The Committee’s compensation consultant supports the Committee by conducting an independent and comprehensive review of our executive compensation programs, including providing periodic reports showing total remuneration for each executive officer, and an evaluation of total compensation and individual pay elements based upon our market references. In November 2014, the compensation consultant conducted such a review and analysis and discussed it with the Committee in connection with the Committee’s determination of executive officer compensation for 2015. That review took into account the size and complexity of the Company and its operations, and included evaluations of the elements of direct compensation, including: base salary, annual non-equity incentive awards and long-term equity-based incentive awards against our peer group and survey data. In addition, the compensation consultant’s review also considered executive compensation trends and the incentive design for executive officers of the Company.

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COMPENSATION DISCUSSION AND ANALYSIS

The Use of Data About Other Companies’ Compensation Programs

In conducting the evaluations made by the Committee in its executive compensation decision making, the compensation consultant uses “market references,” which consist of a peer group of Chemicals and Building Products businesses with characteristics similar to the Company (based on revenue, market capitalization, assets and/or number of employees) and survey data as discussed below. The market reference peer group for 2015 consisted of the following 17 companies:

• Armstrong World Industries, Inc.	• Olin Corporation
• Ashland, Inc.	• Owens Corning
• Celanese Corporation	• Polyone Corporation
• CF Industries Holdings, Inc.	• RPM International Incorporated
• Chemtura Corporation	• USG Corporation
• Eastman Chemical Company	• Valspar Corporation
• FMC Corporation	• Westlake Chemical Corporation
• Huntsman Corporation	• W.R. Grace & Co.
• Masco Corporation

*	Rockwood Holdings, Inc. was removed from the list due to its acquisition by Albemarle Corporation in January 2015.

In addition, to assess compensation levels, the compensation consultant recommended to the Committee, and the Committee utilized data from, the Willis Towers Watson U.S. CDB Executive Compensation Survey. The

compensation consultant adjusted this survey data to include samples from general industry companies as well as companies in the chemical or building products industries, adjusted based upon the size of the Company’s annual revenue.

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COMPENSATION DISCUSSION AND ANALYSIS

Elements of Our Executive Compensation Program

The principal elements of our executive compensation program are: (1) base salary; (2) annual cash (non-equity) incentive awards; (3) long-term equity-based awards; and (4) benefits.

The purpose and nature of each element is provided in the table below:

Element	Purpose	Nature of Element	Fixed/ Variable
Base salary	Provide a market-based level of compensation that is consistent with each executive officer’s role, responsibilities, experience, tenure, prior performance, actual and expected contributions and internal pay-equity considerations	Short-term	Fixed
Annual cash (non-equity) incentive awards	Align each executive officer’s financial interests with the achievement of the Company’s annual business objectives as well as the individual officer’s contribution to those objectives	Short-term	Variable
Long-term equity-based awards	Align executive officers’ long-term interests with those of other stockholders and encourage them to have an ownership mentality	Long-term	Variable
Benefits	Provide benefits equivalent to those generally available to employees or to similarly situated executives at market reference companies	Short and Long-term	Fixed

Summary of Our 2015 Executive Compensation Program

For 2015, the Committee took into account a number of factors in determining the compensation of the executive officers. These factors included, among other things: (1) our compensation philosophy and objectives; (2) actual Company performance in 2015; and (3) actual individual executive officer performance in 2015.

The following sections describe the various elements of our executive compensation program, including the objectives, market positioning, structure and operation, and other information specific to 2015 payments, awards, and pay actions in more detail.

Base Salary

Each NEO is paid a base salary, which is reviewed annually by the Committee. Salaries for NEOs are generally targeted to be at or near the median of salaries paid by the market references, but are also dependent upon the officer’s role and responsibilities, experience and tenure, prior performance, actual and expected contributions, and internal pay equity considerations.

Base salaries for NEOs, including for our former CEO, were reviewed by the Committee in March 2015 within the context of an overall compensation market reference analysis performed by its compensation consultant. The analysis conducted by the compensation consultant was discussed with the Committee in December 2014 and March 2015. Adjustments to the NEOs’ salaries were approved by the

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Committee in March 2015, with our former CEO’s adjustment being ratified by the non-management members of the Board at that time, and those adjustments became effective in April 2015. Base salaries for the NEOs (excluding increases in connection with promotions during the year), other than the CEO, were increased in March 2015 by approximately 3.7 percent as compared to 2014 salaries. Our former CEO’s base salary was increased by approximately 3.2 percent as compared to his 2014 salary. After giving effect to the base salary increases, 2015 base salaries for the NEOs (including increases made in connection with promotions during the year), 2014 base salaries and the year over year percentage increase of the NEO salaries were as follows:

Name of NEO	2015 Base Salary Following Promotions	2015 Base Salary Prior to Promotions	2014 Base Salary	Year over Year Percentage (Excluding Promotions)	Year over Year Percentage (Including Promotions)
Timothy Mann, Jr.(1)	$885,000	$462,000	$449,000	2.9%	97%
Gregory C. Thompson	N/A	$535,000	$519,000	3.1%	N/A
William H. Doherty	$475,000	$396,000	$396,000	0.0%	20%
Simon Bates	$425,000	$328,000	$318,000	3.1%	30%
Sharon G. Piciacchio	N/A	$361,000	$350,000	3.1%	N/A
Paul D. Carrico(2)	N/A	$975,000	$945,000	3.2%	N/A
Joseph C. Breunig(2)	N/A	$532,000	$532,000	0.0%	N/A
Mark J. Orcutt (2)(3)	N/A	$587,000	$570,000	3.0%	N/A

(1)	Mr. Mann’s base salary was increased to $750,000 following his appointment as Interim President and Chief Executive Officer on July 6, 2015, and increased to $885,000 upon his appointment as President and Chief Executive Officer on November 17, 2015.
(2)	2015 base salary amount for Messrs. Carrico, Breunig, and Orcutt are as of the last day of employment.
(3)	Amounts are paid and reported here in Canadian dollars.

The Committee and Board believe these base salary increases were appropriate because: (1) generally, the increases kept our NEOs’ base salaries at or close to the median of base salaries for similarly situated NEOs at our market reference peer group of companies; (2) the Committee believed the Company had continued to make significant progress in improving the Company’s financial performance and in meeting the operational and strategic goals set out for the Company; and (3) the Company planned salary and promotional increases for its other management and professional employees.

In particular, due to recent changes in our executive team, including the retirement of our former CEO, as well as the resignations of Mr. Breunig, our former Executive Vice

President, Chemicals, and Mr. Orcutt, our former Executive Vice President, Building Products, the Company promoted Mr. Mann to President and Chief Executive Officer, Mr. Doherty to Senior Vice President, Chemicals and Mr. Bates to Senior Vice President, Building Products. Base salaries were increased for these individuals at the time of promotion to reflect new positions and increased responsibilities. These new salaries were set at levels below the median base salaries for similarly situated NEOs at our market reference of peer group companies. Base salaries for the NEOs receiving promotions in 2015, the respective 2014 base salaries for those NEOs and the year over year percentage increase are reflected in the table above.

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentive Opportunity

Adjusted EBITDA Annual Cash Incentive

The Company’s annual cash incentive opportunity program for 2015 was designed so that a portion of the overall annual cash compensation of NEOs was linked to annual corporate financial performance and, with respect to the head of each business division, the financial performance of the division that each of them manages, as well as the attainment of certain operational goals, which also were division-specific for the head of each business division. This program and the metrics established under it are intended to incentivize superior business and individual performance, and tie the interests of management to Company performance, and accordingly, to the interests of our stockholders. For 2015, each NEO had a target annual cash incentive award opportunity expressed as a percentage of base salary. Individuals with greater overall responsibility for corporate performance typically have larger incentive opportunities when compared to base salaries in order to weight their overall pay mix more heavily toward performance-based compensation.

For each of the NEOs, the target opportunity amounts were as set forth in the table below:

NEO	Target Opportunity (as a % of base salary)
Timothy Mann, Jr. (1)	110%
Gregory C. Thompson	75%
William H. Doherty (2)	75%
Simon Bates	65%
Sharon G. Piciacchio	60%
Paul D. Carrico (3)	N/A
Joseph C. Breunig (3)	N/A
Mark J. Orcutt (3)	N/A
(1)	Mr. Mann’s target percentage was increased from 65 percent to 110 percent of his base salary following his appointment as interim President and Chief Executive Officer and to 125 percent of his base salary effective 2016 after his appointment as President and Chief Executive Officer.

(2)	Mr. Doherty’s target percentage was increased from 30 percent to 75 percent upon his promotion to Senior Vice President, Chemicals.

(3)	Paul D. Carrico, Joseph C. Breunig and Mark J. Orcutt departed the Company effective as of July 5, 2015, September 1, 2015 and September 25, 2015, respectively, and forfeited any annual cash incentive opportunity under the terms of their separation agreements.

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee administers the Company’s annual cash incentive opportunity program for the CEO and other NEOs and, as part of that function, determined that the opportunity for 2015 cash incentive compensation payouts for Messrs. Mann, Thompson, Bates and Carrico and Ms. Piciacchio would be based on the following performance metrics and goals, weighted as follows:

•	50 percent of the award opportunity was to be based upon the Company’s Adjusted EBITDA for 2015;

•	30 percent of the award opportunity was to be based upon the level of achievement of the specific and measurable operational goals for: (1) our Chemicals business related to reliability, environmental health and safety, operating rates (as compared to the industry average) and gross margin percentage; and (2) our Building Products business related to reductions in conversion costs and the percentage of net sales generated from innovative new products; and

•	20 percent of the award was to be based upon the level of achievement of certain specific corporate strategic goals related to strategic initiatives to gain access to cost-based ethylene, developing and refining strategic plans and succession planning (the “Corporate Strategic Goals”).

In addition, the Committee determined that, with respect to the evaluation of Mr. Carrico’s cash incentive compensation, it would also consider Mr. Carrico’s level of achievement of goals related to improvements in safety and the achievement of cost synergies.

The Committee further determined that the opportunity for 2015 cash incentive payouts for Messrs. Doherty, Breunig and Orcutt would be based upon the following performance metrics and goals, weighted as follows:

•	20 percent of the award opportunity was to be based upon the Company’s Adjusted EBITDA for 2015;

•	30 percent of the award opportunity was to be based upon the Adjusted EBITDA of our
Chemicals business, for Messrs. Doherty and Breunig, and the Adjusted EBITDA of our Building Products business, for Mr. Orcutt;

•	30 percent of the award opportunity was to be based upon the achievement of operational goals of our Chemicals business, for Messrs. Doherty and Breunig, related to reliability, environmental health and safety, operating rates (as compared to the industry average) and gross margin percentage, and operational goals of our Building Products business for Mr. Orcutt, related to reductions in conversion costs and the percentage of net sales generated from innovative new products; and

•	20 percent of the award opportunity was to be based upon the achievement of the Corporate Strategic Goals.

Adjusted EBITDA is used as the primary measure of performance within each of the Company’s business units, and both the Committee and management believe industry participants commonly use it as a main component of valuation analysis of companies whose businesses may be cyclical, like the Company. The Adjusted EBITDA measure was also selected as a Company performance goal to encourage executive officers to focus on improving corporate performance by controlling corporate expenses, and improving the quality and volume of earnings, which aligned with the Company’s overall business objectives for 2015.

In determining various levels of Adjusted EBITDA at which payouts may be made, the annual cash incentive program provided for adjustments to EBITDA for certain cost, charge and income items, substantially similar (other than lease financing obligations) to those excluded from adjusted EBITDA in the Company’s public sales and earnings disclosures. The Committee has the discretion to define Adjusted EBITDA with respect to its use as a performance metric in the Company’s annual cash incentive program. The Committee established the Adjusted EBITDA targets at levels designed to incentivize superior performance by our NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS

The threshold, target and maximum levels of corporate and divisional Adjusted EBITDA used for annual cash incentive program payout purposes were determined by the Committee after review and consideration of the Company’s internally-developed, detailed budgets and forecasts.

The Company’s actual Adjusted EBITDA and the actual Adjusted EBITDA for our Chemicals and Building Products businesses in 2015 were below the threshold levels for the portion of the annual cash incentive program tied to Adjusted EBITDA. No payouts to NEOs were made with respect to the Adjusted EBITDA annual cash incentive program.

Midyear 2015 Cash Incentive Award

In connection with the management transitions beginning in July 2015, the Committee determined that it was appropriate to grant a midyear 2015 cash incentive award opportunity based upon the achievement of positive EBITDA and the extent of achievement of the following strategic and operational goals:

•	enhancing the Company’s safety and environmental record and deepening the culture of operational excellence;

•	establishing performance management processes to ensure delivery of second half of 2015 commitments to investors, including a cost reduction program;

•	delivering on certain 2015 milestones with respect to the ethane cracker arrangement with Lotte Chemical Corporation;

•	progress with respect to our SAP implementation;

•	defining and executing on portfolio options and communicating effectively on such transactions;

•	assessing and implementing a succession plan for the executive team; and

•	rebuilding confidence with the Company’s investors.

This program and the metrics established under it are intended to incentivize superior key business and individual performance, to encourage retention of key employees of the Company in light of the recent management transitions and tie the interests of management to Company performance, and accordingly, to the interests of the Company’s stockholders.

In January 2016, the Committee evaluated management’s performance against these performance measures as a whole, but did not assign specific weight or percentages to any specific measure standing alone. Based on the Company’s positive EBITDA in 2015 and the achievement or partial achievement of these operational and strategic goals and objectives, including in particular the development of a cost reduction plan, reaching a final investment decision with respect to the arrangement with Lotte Chemical Corporation to build an ethane cracker and the completion of the management transition and succession plan, the Committee, acting upon a recommendation from the Company’s CEO (other than with respect to his own award), elected to exercise its discretion and made the following incentive payments under the program to the NEOs remaining with the Company after the 2015 management transition:

Name of NEO	Target Amount	% of Target Amount	Total 2015 Payout
Timothy Mann, Jr. (1)	$1,000,000	100	$1,000,000
Gregory C. Thompson	$200,000	75	$150,000
William H. Doherty	$250,000	100	$250,000
Simon Bates(2)	n/a	n/a	n/a
Sharon G. Piciacchio	$87,500	100	$87,500
(1)	Mr. Mann’s target opportunity for the midyear 2015 cash incentive award was established in connection with his appointment as Interim Chief Executive Officer on July 6, 2015.

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COMPENSATION DISCUSSION AND ANALYSIS

(2)	Mr. Bates was not eligible for the midyear 2015 cash incentive award.

Recent Management Promotions

In connection with his promotion to Senior Vice President, Building Products, Mr. Bates will be eligible to receive a $600,000 bonus that is scheduled to be paid on the earlier of December 31, 2017 or the date on which the Company consummates any sale of its Building Products business, if applicable, following the completion of its ongoing sale process for that division. In March 2016, the Committee awarded Mr. Bates an additional discretionary cash bonus in the amount of $250,000 for his 2015 performance since his promotion in respect of financial and cost reduction objectives for our Building Products business.

Long-Term Equity-Based Awards

The objective of providing long-term incentive compensation is to focus executives on increasing shareholder value over a longer period of time. It rewards achievement of the specific metrics described below. We choose to pay long-term incentive compensation because it aligns NEOs’ longer-term interests with those of other stockholders and encourages them to have an ownership mentality. We generally make long-term incentive compensation grants in May of each fiscal year. Historically these grants do not fully vest in less than three years and one-half of the total grant would not vest until two years or more after the grant date.

The 2011 Plan, which was approved by our stockholders, is our long-term incentive plan. The 2011 Plan provides the Committee with an opportunity to make a variety of stock-based awards, while selecting the form that is most appropriate for the Company and the executive group. We have historically made the following types of long-term equity awards under the 2011 Plan:

•	time-based RSUs that vest ratably over time; and

•	performance-based RSUs that vest based solely on the achievement of performance goals or metrics established by the Committee.

In 2015, our NEOs, except for our former CEO, Mr. Carrico and former Executive Vice President, Chemicals, Mr. Breunig, received 50 percent of their long-term incentive compensation in the form of time-based RSUs and 50 percent in the form of performance-

based RSUs with performance criteria based on the TSR of the Company’s common stock. In lieu of time-based RSUs, Mr. Carrico and Mr. Breunig received approximately one-half of his long-term equity incentive compensation grants in the form of performance-based RSUs for which the performance criteria was the Company achieving a positive Adjusted EBITDA for the year ended December 31, 2015. In this regard, the Committee concluded that all of the RSUs granted to those two NEOs should be performance-based, but one-half of those RSUs should be designed primarily to provide an incentive for the NEOs to remain with the Company. Executives who were not NEOs at the time of the long term incentive grant in May 2015 received only time-based RSUs at that time.

In 2016, following an annual review our NEOs’ compensation, the Committee awarded to each of Messrs. Mann, Thompson and Doherty performance-based RSUs and time-based RSUs in respect of 2016 and in lieu of 2017 awards. The Committee believes that combining the 2016 and 2017 awards better aligns executive compensation and long-term shareholder value creation, provides a strong incentive for successful execution of the Company’s strategies and helps ensure the retention of senior management during this important period for the Company. As a result of the determinations with respect to these awards, the Committee anticipates making no further grants of such equity awards in 2017 to Messrs. Mann, Thompson and Doherty.

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COMPENSATION DISCUSSION AND ANALYSIS

Time-Based RSUs Granted in 2015

In May 2015, the Committee granted to Mr. Mann, our President and Chief Executive Officer, Mr. Thompson, our Executive Vice President and Chief Financial Officer, Ms. Piciacchio, our former Senior Vice President, Supply Chain, Mr. Bates, our Senior Vice President, Building Products and Mr. Orcutt, our former Executive Vice President, Building Products, the following time-based RSUs that vest in equal installments on each of the first three anniversaries of the grant date:

Name of NEO	Time- Based RSUs
Timothy Mann, Jr.	9,083
Gregory C. Thompson	11,979
William H. Doherty(1)	10,882
Simon Bates(2)	19,255
Sharon G. Piciacchio(3)	4,745
Mark J. Orcutt(3)	9,268
(1)	Mr. Doherty received 6,582 time-based RSUs as part of his promotion on July 23, 2015, which are included.
(2)	Mr. Bates received 15,672 time-based RSUs as part of his promotion on September 25, 2015, which are included.
(3)	Mr. Orcutt and Ms. Piciacchio forfeited these awards in connection with their resignation or retirement, respectively, from the Company.

In considering the number of time-based RSUs to grant to each of these NEOs, the Committee considered a number of factors, including:

•	the value of long-term incentive grants, including the mix of time-based and performance-based vehicles, in comparable positions at the market reference peer companies described on page 42 of this proxy statement;

•	the number of shares that remained available to be granted under the 2011 Plan; and

•	the financial performance of the Company and the individual performance of each of these NEOs.

Recent Management Promotions

In connection with his promotion to Senior Vice President, Chemicals, the Committee made a one-time grant to Mr. Doherty of 6,582 time-based RSUs on July 23, 2015, which will vest over a period of three years, with one-third vesting on each of the first, second and third anniversaries of May 19, 2015.

The NEOs have no rights of ownership in the shares of our common stock underlying the time-based RSUs and have no right to vote such shares until the applicable vesting date. Dividend equivalents are paid in cash on the shares of our common stock underlying the time-based RSUs and are deferred (with no earnings accruing) until the vesting date.

Adjusted EBITDA Performance-Based RSUs Granted in 2015

In May 2015, in lieu of time-based RSUs, the Committee granted to Mr. Carrico, our former CEO, and Mr. Breunig, our former Executive Vice President, Chemicals, 48,709 and 13,322 performance-based RSUs, respectively, that will not vest in accordance with the terms of each executive’s separation. The performance criteria for these performance-based RSUs was the Company achieving a positive Adjusted EBITDA for the year ended December 31, 2015 and vesting was scheduled to occur in equal installments on each of the first three anniversaries of the grant date. The Committee determined that the granting of these

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COMPENSATION DISCUSSION AND ANALYSIS

performance-based RSUs was appropriate because all of the RSUs granted to these two NEOs would be performance-based, but also because approximately one-half of these NEOs’ performance-based RSUs (i.e., the performance-based RSUs set forth on the table below) would serve primarily as an incentive for each of them to remain employed with the Company during that staggered vesting period. Although the Company satisfied these NEOs’ Adjusted EBITDA performance targets under these performance-based RSUs by achieving positive Adjusted EBITDA for 2015, these performance-based RSUs will not vest.

Total Shareholder Return Performance-Based RSUs Granted in 2015

In May 2015, the Committee granted to the NEOs the following performance-based RSUs (at target performance levels), for which the performance criteria is the relative total shareholder return (“TSR”) of the Company’s common stock:

Name of NEO	TSR Performance- Based RSUs
Timothy Mann, Jr.	8,930
Gregory C. Thompson	11,778
William H. Doherty(1)	6,471
Sharon G. Piciacchio	4,666
Paul D. Carrico (2)	47,890
Joseph C. Breunig (3)	13,098
Mark J. Orcutt (4)	9,112
(1)	Mr. Doherty’s TSR performance-based RSU grant was made on July 23, 2015 as a part of his promotion.

(2)	Mr. Carrico entered into a separation and release agreement upon his retirement on July 5, 2015, which allowed for pro-rata vesting of the TSR performance-based RSUs granted to him in May 2014 and May 2015. The pro-rata amount, 15,304 and 1,842, respectively, of TSR performance-based RSUs, is (a) based on the number of full weeks from the date of grant until July 5, 2015 relative to the total number of full weeks in the performance period, and (b) determined and contingent upon actual achievement of the TSR objective.

(3)	Mr. Breunig entered into a separation and release agreement on July 28, 2015, resigning effective September 1, 2015, which allowed for pro-rata vesting of the TSR performance-based RSUs granted to him in May 2014 and May 2015. The pro-rata amount, 4,753 and 1,259, respectively, of TSR performance-based RSUs is (a) based on the number of full weeks from the date of grant until September 1, 2015 relative to the total number of full weeks in the performance period, and (b) determined and contingent upon actual achievement of the TSR objective.

(4)	Mr. Orcutt entered into a separation and release agreement upon his retirement on September 25, 2015, which allowed for pro-rata vesting of the TSR performance-based RSUs granted to him in May 2014 and May 2015. The pro-rata amount, 3,454 and 1,051, respectively, of TSR performance-based RSUs, is (a) based on the number of full weeks from the date of grant until September 25, 2015 relative to the total number of full weeks in the performance period, and (b) determined and contingent upon actual achievement of the TSR objective.

With respect to the performance-based RSUs granted to the NEOs in May 2015, other than the Adjusted EBITDA performance-based RSUs granted to Messrs. Carrico and Breunig, the number of shares of our common stock that may be issued to the NEOs upon the vesting of the performance-based RSUs ranges from a minimum of zero to a maximum of 200 percent of the number of “target” shares awarded, with the actual payout dependent upon the percentage point difference between the Company’s TSR (defined as share price appreciation and dividends paid, assuming those dividends are reinvested as paid) and the TSR of the company in a peer group that achieves the median TSR performance for the peer group as shown on the table set forth below.

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COMPENSATION DISCUSSION AND ANALYSIS

Company’s TSR Performance Relative to the Peer Group TSR	% of Target Paid*
+ 1000 bps	200%
+ 450 bps	150%
+/(-) 50 bps	100%
(-) 450 bps	50%
More than (-) 600 bps	0%
*	The payout for levels of achievement between the percentages set forth on the table above will be determined by straight line interpolation.

These performance-based RSUs will vest on the third anniversary of the grant date if the performance metrics are achieved. The comparator group in May 2015 consisted of 47 chemical companies in the S&P 1500, with four of such companies being subsequently removed due to their acquisition by another party or no longer public and two additional chemical companies added to the group. The Committee believes that the use of TSR as the relevant performance metric aligns our NEOs’ long-term compensation with the long-term performance of the Company, and accordingly with the long-term interests of the Company’s stockholders, and also provides a completely objective and fully transparent performance metric.

The Committee believes that the performance targets for all of the 2015 performance-based RSUs (other than the performance-based RSUs conditioned upon positive Adjusted EBITDA) have been established at a level that requires superior performance from each of its NEOs.

The Committee determined it was appropriate to grant performance-based RSUs to the NEOs which vest as described above, because the Committee believed:

•	These performance-based RSUs align management’s interests with those of the stockholders and reflect the pay-for-performance component of the Committee’s compensation philosophy, given that the number of shares issuable to the NEOs upon vesting, if any, increases or decreases depending solely on the relative TSR achieved by the Company; and

•	Performance-based RSUs that vest 100 percent three years after the grant date provide an incentive for management continuity and retention over that period.

In considering the number of performance-based RSUs to grant to each of the NEOs, and in the case of the CEO, to recommend to the non-management members of the Board for their ratification following the Committee’s approval, the Committee considered a number of factors, including:

•	the value of long-term incentive grants, including the mix of time-based and performance-based vehicles, in comparable positions at the market reference companies described on page 42 of this proxy statement;

•	the number of shares that remained available to be granted under the Company’s 2011 Plan; and

•	the financial performance of the Company and the individual performance of each of the NEOs.

Recent Management Promotions

In connection with his appointment as President and Chief Executive Officer on November 17, 2015, the Committee approved a target long-term incentive equity award of $3.8 million for Mr. Mann, which was granted in March 2016. In addition, in connection with his promotion to Senior Vice President, Chemicals, the Committee made a one-time grant to Mr. Doherty of 6,471 TSR performance-based RSUs on July 23, 2015. These TSR performance-based RSUs will vest on the third anniversary of May 19, 2015 on the same terms and conditions discussed above with respect to the TSR performance-based RSUs made to the Company’s other NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance-Based RSUs Granted in 2013

In May 2013, the Committee granted to the NEOs the following performance-based RSUs (at target performance levels):

Name of NEO	Performance-Based RSUs
Timothy Mann, Jr.	8,689
Gregory C. Thompson	12,452
Paul D. Carrico (1)	69,786
Joseph C. Breunig	13,848
Mark J. Orcutt (2)	9,633
(1)	Mr. Carrico received 23,262 performance-based units that would vest at 100 percent of target in equal amounts over three years upon the Company achieving positive Adjusted EBITDA for the year ending December 31, 2013; and 46,524 performance-based units that achieved 200 percent of shares based on achievement of synergies.

(2)	Mr. Orcutt received 9,633 units that would vest on May 20, 2016 between a minimum of zero and a maximum of 200 percent of target based on the performance of our Building Products business from the period January 1, 2014 through December 31, 2015.

With respect to the performance-based RSUs granted to the NEOs in May 2013, other than certain performance-based RSUs granted to Mr. Carrico and Mr. Orcutt as described in the footnotes to the table above, the number of shares of our common stock that may be issued to the NEOs upon the vesting of the performance-based RSUs ranged from a minimum of zero to a maximum of 200 percent of the number of “target” shares awarded, with the actual payout dependent upon the dollar amount of annualized synergies achieved in connection with the integration of the Merged Business, measured as of January 28, 2015, the second anniversary of the closing of the Merger. None of those performance-based RSUs would vest unless the Company achieved a threshold aggregate Adjusted EBITDA requirement for the 2013 and 2014 fiscal years, which was achieved.

In March 2015, the Committee determined that the Company had satisfied all of the performance conditions required in order for the maximum number of shares, which is 200 percent of the target number of shares, to be issued in connection with these synergies performance-based RSUs. Under the terms of the grants, one-half of the shares were delivered in May 2015 and one-half are to be delivered in May 2016, if the NEO remains employed by the Company on the delivery date. Accordingly, in May 2015 the Company issued to each of

Messrs. Mann, Carrico, Thompson and Breunig 8,689, 46,524, 12,452, and 13,848 shares of Company common stock, respectively. In May 2016, the Company will issue 8,689 and 12,452 shares of Company common stock to Messrs. Mann and Thompson, respectively, if the NEO is employed on that date. In connection with the departures of Messrs. Carrico, Breunig and Orcutt, shares scheduled to be issued in May 2016 under each of their performance-based RSU awards were forfeited.

In considering the number of performance-based RSUs to grant to each of the NEOs, and in the case of the CEO, to recommend to the non-management members of the Board for their ratification following the Committee’s approval, the Committee considered a number of factors, including:

•	the value of long-term incentive grants, including the mix of time-based and performance-based vehicles, in comparable positions at the market reference companies described on page 42 of this proxy statement;

•	the number of shares that remained available to be granted under the Company’s 2011 Plan; and

•	the financial performance of the Company and the individual performance of each of the NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance-Based RSUs Granted in 2012

In May 2012, the Committee granted performance-based RSUs, all of which were expected to vest on the third anniversary of the applicable grant date, for which the number of shares issuable on the vesting date, if any, increases and decreases proportionally based solely on the performance of the Company’s stock price, thereby aligning the interests of our NEOs with that of our stockholders. Such RSUs are commonly referred to as “Price Leveraged Units” or “PLUs,” and also may be referred to as “Market Stock Units” or “MSUs,” and are referred to in this Compensation Discussion and Analysis as “PLUs.”

With respect to the PLUs granted to the NEOs in May 2012, the number of shares of Company common stock that may be issued to the NEOs upon the vesting of the PLUs ranges from a minimum of zero to a maximum of 150 percent of the number of “target” shares awarded, with the actual payout dependent solely on the price

performance of the Company’s common stock, as measured by the weighted average trading price of the common stock during the 45 consecutive trading days after the date that the Company issues its earnings press release announcing its financial results for its 2014 fiscal year.

With respect to the PLUs granted to the NEOs in May 2012, the Committee determined in May 2015 that the weighted average trading price of the Company’s common stock during the 45 consecutive trading days after the issuance of the Company’s 2014 earnings release required the Committee to issue to the NEO’s shares of Company common stock at 139.6 percent of the target level established under such May 2012 PLU grant.

We did not grant PLUs to any of our NEOs in 2013, 2014 or 2015.

Severance Agreements

Paul D. Carrico retired from his position as the Company’s President and Chief Executive Officer and resigned from his position as a member of the Board on July 5, 2015.

Mr. Carrico’s departure from the Company constituted a retirement for purposes of the Company’s compensation arrangements and benefit plans, resulting in the vesting of certain outstanding equity awards, except that it was treated as a qualifying termination entitling him to severance under the Company’s executive officer and key employee severance plan (the “Severance Plan”), certain other benefits under the Company’s retirement and benefit plans. In connection with his departure, the Company entered into a separation and release agreement with Mr. Carrico confirming these arrangements and providing, among other things, vesting of certain performance-based RSUs granted to him in May of 2014 and 2015 and that he will be entitled to receive a special bonus of $500,000 in recognition of his efforts in support of the Company’s transformation plan, including the recently announced arrangements with Lotte Chemical USA Corporation to build an ethane cracker. The separation and release agreement contains customary releases in connection with his retirement.

Joseph C. Breunig resigned from his position as the Company’s Executive Vice President, Chemicals on September 1, 2015. Mr. Breunig’s departure from the Company was treated as a qualifying termination entitling him to severance under the Severance Plan, pro-rata vesting of certain outstanding equity awards in accordance with the terms of the Company’s existing equity incentive plans and certain other benefits under the Company’s retirement and benefit plans. In connection with his departure, Mr. Breunig and the Company entered into a separation and release agreement, which contained customary releases.

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COMPENSATION DISCUSSION AND ANALYSIS

Mark J. Orcutt resigned from his position as the Company’s Executive Vice President, Building Products, on September 25, 2015. Mr. Orcutt’s departure from the Company was treated as a qualifying termination entitling him to severance under the Company’s Severance Plan, pro-rata vesting of certain outstanding equity awards in accordance with the terms of the Company’s existing equity incentive plans and certain other benefits under the Company’s retirement and benefit plans. In connection with his departure, Mr. Orcutt and the Company entered into a separation and release agreement, which contained customary releases.

Sharon G. Piciacchio retired from her position as the Company’s Senior Vice President, Supply Chain, effective at the end of 2015. In connection with her retirement, Ms. Piciacchio is entitled to receive (1) a payment equal to the sum of (a) one times her 2015 base salary, (b) one times her target payment under the 2015 annual cash incentive plan and (c) her 2015 midyear cash incentive award as discussed elsewhere in this Compensation Discussion and Analysis, (2) pro-rata vesting of certain outstanding equity awards in accordance with the terms of the Company’s existing equity incentive plans and (3) certain other benefits under the Company’s retirement and benefit plans. In connection with her departure, Ms. Piciacchio and the Company entered into a separation and release agreement, which contained customary releases.

Non-Qualified Deferred Compensation Plan

The Company does not pay premiums on insurance policies or other products as a supplement to retirement benefits. Rather, the Company has established a Deferred Compensation Plan (the “DCP”) that allows eligible employees, including the NEOs, to elect to defer a portion of their otherwise taxable salary and/or bonus. Under the DCP, the Company also can make two types of credits to such employees’ non-qualified deferred compensation accounts (which are notional accounts). The first type of credit is a matching restoration credit that works in tandem with an eligible employee’s participation in the Company’s 401(k) plan. If an eligible employee elects to contribute to both the 401(k) and the DCP, the Company will restore (or credit) certain employer matching contributions that cannot be made to the 401(k) plan due to the statutory limit on recognized compensation under the terms of the 401(k) plan. The second type of credit is a discretionary Company credit (also referred to as a “Company Benefit”). Amounts deferred by a NEO, and amounts credited by the Company, are shown in the Summary Compensation Table in the year earned or credited, as applicable.

Under the DCP, participants can elect a date for the payout of amounts that they have voluntarily deferred and the “restoration” benefit, which can be during employment or after a separation from service in the form of a lump sum payment or installments with a duration between two and fifteen years. The Company Benefit is generally paid in a lump sum or in three annual installments commencing upon the later of (i) the first day of the year following the eligible employee’s attainment of age 65; or (ii) the first day of the seventh month following the eligible employee’s separation from service. In addition, the DCP will pay out the balance of a NEO’s account in a lump sum on the thirtieth day after a change of control.

Under the DCP, participants earn a deferred return based (in the case of amounts that they have voluntarily deferred and 401(k) restoration benefits) on deemed investments in mutual funds selected by the participant from a list provided by the Company. In 2015, returns on those deemed investments ranged from about negative 5.47 percent to positive 10.99 percent. The investment list is similar to the investments available through the Company’s 401(k) Plan. All investment risk is borne by the participant. Gains and losses are credited based on actual market returns earned by the deemed

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COMPENSATION DISCUSSION AND ANALYSIS

investment and the value of a participant’s account will increase or decrease accordingly.

Company Benefit accounts are credited with a fixed rate of interest equal to the interest crediting factor under the “cash balance” feature of the Company’s qualified retirement plan.

The DCP is intended to comply with the requirements of Section 409A of the Code. Accordingly, deferrals, company contributions and distributions to eligible employees will occur and will be subject to these requirements.

Amounts voluntarily deferred by each of the NEOs in 2015, restoration contributions in 2015, Company Benefit contributions in 2015, earnings on each and year-end account balances for the NEOs are reported under the heading “Executive Compensation — Non-Qualified Deferred Compensation” beginning on page 66.

Benefits

Our executive officers are eligible to participate in the various benefit plans available to our employees, including those that provide life, health and disability insurance, and access to, and in some instances, Company contributions into, retirement plans. In addition, in connection with our philosophy to provide only limited perquisites, in 2015, we provided to our executive officers only a Company car or allowance.

Potential Payments on Termination or Change of Control

Change of Control Plan

The NEOs (other than Mr. Bates) are covered by the Company’s Change of Control Plan, the terms of which are further described under “Executive Compensation — Payments on Termination or Change of Control — Change of Control Plan.” In addition to supporting key employee retention, the change of control benefits are intended to ensure that executives are able, as a practical matter, to evaluate any potential change of control transaction objectively and to encourage executives to remain employed by the Company in the event a change of control becomes a real possibility. The Change of Control Plan’s benefits were based on typical market practices at what were believed to be no more than median compensation levels when compared to our market references. All of the NEOs (other than Mr. Bates) participate in the Change of Control Plan.

The Change of Control Plan was amended in May 2011 to eliminate the excise tax gross-up benefit that had been provided under the Change of Control Plan with respect to any person who becomes an executive officer on or after May 16, 2011 (including any person newly hired by the Company and any person promoted from within the Company from a non-executive officer position to an executive officer position on or after that date). Mr. Thompson is the only NEO that was an executive officer prior to 2011 and, accordingly, he is the only current NEO entitled to a tax gross-up under the Change of Control Plan.

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COMPENSATION DISCUSSION AND ANALYSIS

The Change of Control Plan was amended in March 2016 to adopt the following modifications and amendments:

•	revisions to the “cutback” provision regarding Section 280G of the Code to provide that a reduction in payments to the applicable NEO would only apply if the NEO were to be placed in a better after-tax position being cut back than if no reduction applied and the NEO were required to pay the excise tax;

•	revisions to the definitions of “Cause” and “Good Reason”; and
•	inclusion of restrictive covenants, including certain prohibitions on competition with the Company, solicitation of Company employees and disclosure of confidential information, that, in the event of a violation of such covenants, the applicable NEO forfeits his right to benefits and must repay any benefits previously paid to him or her.

For additional information on the Change of Control Plan, see “Executive Compensation — Payments on Termination or Change of Control — Change of Control Plan.”

Severance Plan

On December 9, 2013, the Committee approved and adopted the Severance Plan for certain executive officers and other key employees of the Company, including each of the NEOs (other than Mr. Bates). The Severance Plan became effective on January 1, 2014. In addition to attracting and retaining executives and key employees, the Severance Plan benefits are intended to ensure that the Company’s severance-related benefits for executives and key employees are competitive with severance-related benefits offered by other companies with whom the Company may compete for executive-level talent.

The Severance Plan provides for the payment of severance to the NEO if his employment with the Company is terminated without Cause or for Good Reason, each as defined under “Payments on Termination or Change of Control

— Severance Plan.” In the event of such a qualifying termination and subject to the applicable NEO’s execution of a general release of liability against the Company within 45 days after the qualifying termination, the Severance Plan provides that any such NEO is entitled to a severance payment equal to one year’s base salary and target bonus amount, and certain temporary benefits. The Severance Plan does not provide for an excise tax gross-up benefit to any NEOs or other participants to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 of the Code.

For the terms and additional information regarding the Severance Plan, see “Payments on Termination or Change of Control — Severance Plan.”

Equity Award Agreements

Certain of the Company’s equity award agreements also provide that unvested equity awards will immediately vest upon a change of control without regard to termination of employment. However, for all equity awards granted to NEOs after May 2011, unvested equity awards will have accelerated vesting upon a change of control only if either: (1) the NEO’s employment is terminated without cause, or the executive officer terminates his employment for good reason, in connection with that change of control; or (2) the equity award is not assumed or a substitute equity award with equivalent rights is not provided. In other words, for equity awards granted after May 2011, there is a “double-trigger” requirement for accelerated vesting. For additional information on potential payments and vesting of equity awards upon termination or a change of control, see “Payments on Termination or Change of Control — Equity Awards” beginning on page 69.

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COMPENSATION DISCUSSION AND ANALYSIS

Pension Benefits

Our NEOs hired prior to January 1, 2009 at Georgia Gulf and January 1, 2006 at PPG are eligible to participate in the Axiall Corporation Retirement Plan (the “Retirement Plan”). Messrs. Carrico, Thompson and Orcutt, and Ms. Piciacchio were hired prior to those dates, and thus, participate in the Retirement Plan based on their respective employment start dates. Additionally, Ms. Piciacchio participates in the Eagle US 2 LLC Nonqualified Retirement Plan (the “Nonqualified Retirement Plan”).

The Retirement Plan is a broadly based, qualified defined benefit pension plan, which provides a benefit upon retirement to eligible Company employees in the United States.

In general, all former Georgia Gulf employees in the United States who were hired prior to January 1, 2009 are eligible to participate in the Retirement Plan, although benefits may differ for employees depending on whether the employee works in our Chemicals or Building Products business, and depending further on whether the employee is covered by collectively bargained agreements.

The pension benefit for former Georgia Gulf participating NEOs is the sum of:

•	a fixed dollar amount, as provided for in the Retirement Plan;

•	1 percent of aggregate pensionable compensation earned after 1984 and before 2008, which is referred to as a “career average formula.” Pensionable compensation does not include any incentive or deferred compensation; and

•	the actuarial equivalent of a notional Cash Balance Account under the Retirement Plan to which are credited (i) specified percentages (ranging from 3.0 percent for a participant with fewer than 10 years of service and up to 6.0 percent for a participant with 20 or more years of service) of pensionable compensation, and (ii) interest credits based upon the “30-year Treasury interest rate” as of the last business day of

October in the year prior to the year with respect to which the interest credit is made (but not less than 4 percent interest). As a result of a complete “freeze” on the accrual of additional benefits under the Retirement Plan approved by the Board in 2009, no additional pay credits are added to the Cash Balance Accounts with respect to compensation paid after March 31, 2009. However, the interest credits will continue.

In general, all former non-union PPG employees in the United States who were hired prior to January 1, 2006 were eligible to participate in the Eagle US 2 LLC Retirement Income Plan, which merged into the Retirement Plan on December 31, 2013. The benefits were then frozen effective January 31, 2014 so that no further pay or service was recognized after that date.

The pension benefit for the former PPG participating NEO is the greater of:

•	0.855 percent of average earnings plus 0.585 percent of average earnings over Social Security Covered Compensation (SSCC) all multiplied by service; and

•	The sum of (1) 0.950 percent of average earnings plus 0.650 percent of average earnings over SSCC multiplied by service to March 31, 2000 and (2) 0.855 percent of average earnings plus 0.585 percent of average earnings over SSCC multiplied by service on or after April 1, 2000.

Average earnings and service are only recognized through January 31, 2014, with service limited to 35 years.

Additionally, certain former non-union PPG employees participate in the Nonqualified Retirement Plan to provide a supplemental benefit based on bonus awards and restore benefits otherwise limited by statutory benefit and pay limits under the Retirement Plan. The pension benefit for the former PPG participating NEO mirrors her benefit in the Retirement Plan, but reflecting pay that was not included in the Retirement Plan.

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COMPENSATION DISCUSSION AND ANALYSIS

As noted above, for former Georgia Gulf employees the Retirement Plan was amended to provide for the cessation (or “freezing”) of the accrual of additional benefits, effective as of March 31, 2009. As further amended in 2013, effective December 31, 2013, the Eagle US 2 LLC Retirement Income Plan was merged into the Retirement Plan and all benefits under the plan were frozen effective as of January 31, 2014.

Normal retirement benefits are available to former Georgia Gulf employees with at least three years of service at age 62 and a reduced pension (by 6 percent per year prior to age 62)

is available as early as age 55. Normal retirement benefits are available to former PPG employees with at least five years of service at their Social Security Normal Retirement Age (SSNRA) with reduced benefits as early as ten years prior to SSNRA. All of the NEOs who participate in the Retirement Plan and Nonqualified Retirement Plan are fully vested in their benefits.

For additional information about the Retirement Plan, including the present value of benefits accrued by each of the NEOs, see “Executive Compensation — Pension Benefits.”

Summary of Compensation and Benefit Plan Risk

The Company conducted a review of compensation-related risks arising from the compensation policies and practices for all employees, and based on that review, the Company determined that the Company’s compensation and benefit policies and practices are not likely to have a material adverse effect on the Company and that the plans currently in place or contemplated are appropriately balanced between retention and incentive to enable the Company to retain its management team while providing an incentive for the CEO and other executive officers to be focused on meeting the objectives developed by management and the Board that are designed to create long-term stockholder value.

Leadership Development and Compensation Committee Report

The Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on that review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s proxy statement for the annual meeting of stockholders to be held on June 17, 2016.

William L. Mansfield, Chairman

T. Kevin DeNicola

David N. Weinstein

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COMPENSATION TABLES

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)(6)	Total Compensation ($)
Timothy Mann, Jr.	2015	637,843	-	667,064	1,000,000	-	47,821	2,352,728
President and Chief	2014	445,757	-	639,559	-	-	23,686	1,109,002
Executive Officer	2013	434,327	-	773,755	245,751	-	35,098	1,488,931
Gregory C. Thompson	2015	551,101	-	879,777	150,000	66	366,242	1,947,186
Executive Vice President	2014	514,969	-	916,598	-	142	345,251	1,776,960
and Chief Financial Officer	2013	501,764	-	1,046,303	327,587	56	308,156	2,183,866
William H. Doherty	2015	461,751	-	597,377	250,000	-	48,365	1,357,493
Senior Vice President,
Chemicals
Simon Bates	2015	382,912	250,000	430,746	-	-	22,239	1,085,897
Senior Vice President,
Building Products
Sharon G. Piciacchio	2015	370,152	-	348,511	87,500	141,503	650,194	1,597,860
Former Executive Vice
President, Supply Chain
Paul D. Carrico	2015	519,602	-	3,577,286	-	-	3,224,416	7,321,304
Former President and	2014	932,885	-	3,715,371	-	120,551	627,204	5,396,011
Chief Executive Officer	2013	881,154	-	3,385,319	855,032	-	526,256	5,647,761
Joseph C. Breunig	2015	372,469	-	978,394	-	1,429	999,005	2,351,297
Former Executive Vice	2014	528,604	-	1,016,169	-	-	186,421	1,731,194
President, Chemicals	2013	515,049	-	1,147,423	321,570	-	171,642	2,155,684
Mark J. Orcutt(7)	2015	452,824	-	680,654	-	67	1,296,511	2,430,056
Former Executive Vice	2014	513,859	-	709,101	-	139	282,218	1,505,317
President, Building Products	2013	535,354	-	697,791	277,496	57	285,887	1,796,585

(1)	Reflects an additional discretionary cash bonus in the amount of $250,000 for Mr. Bates’ 2015 performance since his promotion in respect of financial and cost reduction objectives for our Building Products business.

(2)	The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the grant date for awards of time-based RSUs for the years ended December 31, 2015, 2014 and 2013; a Monte Carlo simulation model was used to determine the fair value for performance-based RSUs granted for the years ended December 31, 2015 and 2014; and the closing price of our common stock on the grant date was used for awards of performance-based RSUs granted during the year ended December 31, 2013 as described under “Compensation Discussion and Analysis — Summary of Our 2015 Executive Compensation Program — Long-Term Equity-Based Awards” and in footnote 2 of the “Grants of Plan-Based Awards Table” below. For a more detailed discussion of the assumptions used to determine the valuation of the stock awards set forth in this column, see Note 13 of the Notes to the Consolidated Financial Statements in our 10-K Filing, incorporated herein by reference.

Messrs. Carrico and Breunig were granted 48,709 and 13,322 performance-based RSUs, respectively, in May 2015, that were contingent on the Company achieving positive Adjusted EBITDA for the year ended December 31, 2015. The amount presented in the Summary

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EXECUTIVE COMPENSATION

Compensation Table reflects a grant date fair value of $1,788,594 and $489,184, respectively for Messrs. Carrico and Breunig computed in accordance with FASB ASC Topic 718. These performance-based RSUs, as well as the time-based RSUs granted to Mr. Orcutt and Ms. Piciacchio, were forfeited in 2015 in connection with their resignations or retirements, as applicable.

The following table reflects the grant date fair values, as well as the maximum grant date fair values of performance-based RSU awards granted in 2015, 2014 and 2013 if, due to the Company’s performance during the applicable performance cycle, the performance-based RSUs vested at their maximum levels.

	Grant Date Fair Value(a)			Maximum Value
Name	2015 ($)	2014 ($)	2013 ($)	2015(b) ($)	2014(c) ($)	2013(d) ($)
Timothy Mann, Jr.	333,536	320,118	419,592	667,072	640,236	824,412
Gregory C. Thompson	439,908	458,787	601,307	879,816	917,574	1,181,446
William H. Doherty	241,692	-	-	483,384	-	-
Sharon G. Piciacchio	174,275	-	-	348,550	-	-
Paul D. Carrico	3,577,286	3,715,371	2,256,879	5,365,978	5,580,761	4,414,197
Joseph C. Breunig	978,394	1,016,169	668,720	1,467,604	1,526,358	1,313,898
Mark J. Orcutt	340,333	354,924	465,178	680,666	709,848	913,979
(a)	Calculated based on the probable outcome of each performance-based RSU.

(b)	Calculated based on the grant date fair value of the maximum number of shares issuable on the May 2018 vesting date at the highest level of achievement related to the Relative Total Stockholder Return performance-based RSUs.

(c)	Calculated based on the grant date fair value of the maximum number of shares issuable on the May 2017 vesting date at the highest level of synergy achievement related to the Relative Total Stockholder Return performance-based RSUs.

(d)	Calculated based on the grant date fair value of the maximum number of shares issuable on the May 2015 and May 2016 vesting dates at the maximum level of synergy achievement in connection with the Merged Business.

(3)	Reflects payments made under the Company’s bonus paid for the midyear 2015 cash incentive award and 2013 annual non-equity/cash incentive compensation program and payments made to Mr. Mann for successful transition in assuming the role of interim CEO from July 6, 2015 to November 17, 2015 when he was appointed President and CEO. There were no cash incentive compensation payments made to NEOs in 2014. The midyear 2015 cash incentive award is described on page 47.

(4)	Amounts reported reflect the change in the actuarial present value of the accumulated pension benefit of each NEO under the Retirement Plan and the deferred compensation earnings. For 2013, the change in the actual present value of Mr. Carrico’s accumulated pension benefit under the Retirement Plan was negative. Accordingly, pursuant to SEC guidance, the $61,092 reduction in Mr. Carrico’s accumulated pension benefit under the Retirement Plan is reflected as zero or “—,” in the Summary Compensation Table. In 2015, the change in actual present value of accumulated pension benefit under the retirement plan for Mr. Carrico, Mr. Doherty, and Ms. Piciacchio was negative. The reductions in benefit $77,590, $40,492, and $44,017, respectively, were negative due to an increase in interest rates from December 31, 2014 to December 31, 2015. For information on the pension plan and the assumptions used in calculating the change in pension value see pages 57 and 65. For 2015, Mr. Mann, Mr. Thompson, Mr. Doherty, and Mr. Carrico had negative earnings in the Deferred Compensation Plan. For more information on the Non-Qualified Deferred Compensation Plan, see page 66 under “Compensation Discussion and Analysis – Non-Qualified Deferred Compensation.”

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EXECUTIVE COMPENSATION

(5)	The items contained in the “All Other Compensation” column for 2015 are identified and quantified as required below:

Allowances and Other Benefits				Additional Other Compensation
Name	Car Allowance ($)	Other ($)	Company Contribution to 401(k) Savings Plan ($)	Executive Retirement Deferred Compensation ($)	Severance ($)	Total ($)
Timothy Mann, Jr.	10,575	1,646	23,850	11,750	-	47,821
Gregory C. Thompson	10,276	3,701	26,500	325,765	-	366,242
William H. Doherty	8,326	3,110	29,150	7,779	-	48,365
Simon Bates	11,028	611	10,600	-	-	22,239
Sharon G. Piciacchio	10,864	1,813	29,150	-	608,367	650,194
Paul D. Carrico(6)	2,828	3,712	29,150	573,388	2,615,338	3,224,416
Joseph C. Breunig(6)	6,103	860	10,600	-	981,442	999,005
Mark J. Orcutt(6)(7)	9,455	478	14,010	266,371	1,006,197	1,296,511
(6)	Messrs. Carrico, Breunig and Orcutt departed the Company effective July 5, 2015, September 1, 2015 and September 25, 2015, respectively. As such, all amounts received pursuant to their respective separation agreements are listed below.

Name	Salary ($)	Non-Equity Incentive Plan Compensation ($)(a)	Medical Program Benefits ($)	Other Outplacement, Legal Fees ($)	Total ($)
Paul D. Carrico	975,000	1,572,500	17,838	50,000	2,615,338
Joseph C. Breunig	532,098	399,074	25,270	25,000	981,442
Mark J. Orcutt (7)	515,090	455,386	6,159	29,562	1,006,197
(a)	Includes the addition of a special bonus of $500,000 in recognition of his efforts in support of the Company’s transformation plan for Mr. Carrico.

(7)	Amounts are paid in Canadian dollars, but reported in the table in U.S. dollars. Such amounts were converted at an exchange rate of 0.7831 Canadian dollars to each U.S. dollar, which was the average exchange rate for 2015. Amounts paid in prior years were converted at the average exchange rate for the corresponding year. Company matching contributions are made to the Canadian Registered Retirement Savings Plan, the Canadian equivalent to the U.S. 401(k) Savings Plan.

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EXECUTIVE COMPENSATION

2015 Grants of Plan-Based Awards

The following table reflects the following plan-based awards granted in 2015: annual cash incentive awards, 2015 annual incentive compensation program and time-based and performance-based RSUs under the 2011 Plan. These awards are described in more detail in the Summary Compensation Table and in the Compensation Discussion and Analysis above.

	Grant Date for Equity- Based Awards	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		Grant Date Fair Value of Stock and Option Awards ($)(4)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Timothy Mann, Jr.
2015 Annual Incentive Compensation Program	-	-	973,500	1,947,000	-	-	-	-		-
Performance-Based RSUs(2)	5/19/2015	-	-	-	-	8,930	17,860	-		333,536
Time-Based RSUs	5/19/2015	-	-	-	-	-	-	9,083		333,528
Gregory C. Thompson
2015 Annual Incentive Compensation Program	-	-	401,250	802,500	-	-	-	-		-
Performance-Based RSUs(2)	5/19/2015	-	-	-	-	11,778	23,556	-		439,908
Time-Based RSUs	5/19/2015	-	-	-	-	-	-	11,979		439,869
William H. Doherty
2015 Annual Incentive Compensation Program	-	-	356,250	712,500	-	-	-	-		-
Performance-Based RSUs(2)	7/23/2015	-	-	-	-	6,471	12,942	-		241,692
Time-Based RSUs	5/19/2015	-	-	-	-	-	-	4,300		157,896
	7/23/2015	-	-	-	-	-	-	6,582		197,789
Simon Bates
2015 Annual Incentive Compensation Program	-	-	276,250	552,500	-	-	-	-		-
Time-Based RSUs	5/19/2015	-	-	-	-	-	-	3,583		131,568
	9/25/2015	-	-	-	-	-	-	15,672		299,178
Sharon G. Piciacchio
2015 Annual Incentive Compensation Program	-	-	216,300	432,600	-	-	-	-		-
Performance-Based RSUs(2)	5/19/2015	-	-	-	-	4,666	9,332	-		174,275
Time-Based RSUs	5/19/2015	-	-	-	-	-	-	4,745	(7)	174,236
Paul D. Carrico
2015 Annual Incentive Compensation Program	-	-	1,072,500	2,145,00	-	-	-	-		-
Performance-Based RSUs(2)	5/19/2015	-	-	-	-	47,890	95,780	-		1,788,692
Performance-Based RSUs(5)	5/19/2015	-	-	-	48,709	48,709	48,709	-		1,788,594

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EXECUTIVE COMPENSATION

Joseph C. Breunig
2015 Annual Incentive Compensation Program	-	-	399,100	798,100	-	-	-	-		-
Performance-Based RSUs(2)	5/19/2015	-	-	-	-	13,098	26,196	-		489,210
Performance-Based RSUs(5)	5/19/2015	-	-	-	13,322	13,322	13,322	-		489,184
Mark J. Orcutt
2015 Annual Incentive Compensation Program(6)	-	-	298,600	597,200	-	-	-	-		-
Performance-Based RSUs(2)	5/19/2015	-	-	-	-	9,112	18,224	-		340,333
Time-Based RSUs	5/19/2015	-	-	-	-	-	-	9,268	(7)	340,321
(1)	Amounts represent the potential Threshold, Target and Maximum payment levels under our 2015 annual incentive compensation program. Performance targets and target award multiples, and strategic and operational goals and objectives, as well as other adjustments to actual awards are described under “Compensation Discussion and Analysis — Summary of Our 2015 Executive Compensation Program — Annual Cash Incentive Opportunity” above. Amounts for terminated employees are indicated as of last day worked.

(2)	Represents the number of TSR performance-based RSUs granted to Messrs. Mann, Thompson, Bates, Carrico, Breunig and Orcutt and Ms. Piciacchio in May 2015 and Mr. Doherty in July 2015 in connection with his promotion, Annual Incentive Compensation Program performance-based RSUs are scheduled to vest 100 percent on May 19, 2018. The actual number of shares of common stock that may be issued to the NEO upon vesting of performance-based RSUs is discussed under “Compensation Discussion and Analysis — Summary of Our 2015 Executive Compensation Program — Long-Term Equity-Based Awards.”

(3)	Represents the number of time-based RSUs granted in May 2015 to Messrs. Mann, Thompson, Doherty, Bates and Orcutt and Ms. Piciacchio and in July 2015 to Mr. Doherty in connection with his promotion. Time-based RSUs vest ratably over three years from the grant date. The value reported in this column with respect to the equity incentive awards reported in column (2) is based upon the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. These values are recorded over the requisite service period as required by FASB ASC Topic 718. For a more detailed discussion of the assumptions used to determine the valuation of the stock awards set forth in this column, please see a discussion of such valuation in Note 13 of the Notes to the Consolidated Financial Statements in our 10-K Filing, incorporated herein by reference.

(4)	Reflects the aggregate grant date fair value of the applicable award computed in accordance with FASB ASC Topic 718. For a more detailed discussion of the assumptions used to determine the valuation of the equity awards set forth in this column, please see a discussion of such valuation in Note 13 of the Notes to the Consolidated Financial Statements in our 10-K Filing, incorporated herein by reference.

(5)	Messrs. Carrico and Breunig were granted 48,709 and 13,322 performance-based RSUs, respectively, in May 2015 that were contingent on the Company achieving positive Adjusted EBITDA for the year ended December 31, 2015. These grants were forfeited as of their retirement and termination dates.

(6)	Amounts are to be paid in Canadian dollars, but reported in the table in U.S. dollars. Such amounts were converted at an exchange rate of 0.7831 Canadian dollars to each U.S. dollar, which was the average exchange rate for 2015.

(7)	These grants were forfeited by Mr. Orcutt and Ms. Piciacchio as of their resignation or retirement date.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information on the holdings of stock options and other stock awards by the NEOs at December 31, 2015. This table includes unexercised and unvested stock option awards and unvested time-based and performance-based RSUs. Unless noted below, all grants vest ratably in three equal installments beginning one year after the grant date. For additional information about equity awards granted in 2015, see “Long-Term Equity-Based Awards” in the Compensation Discussion and Analysis above.

		Option Awards			RSU Stock Awards				Performance-Based RSU Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Timothy Mann, Jr.						24,885		383,229
									15,874		244,460
Gregory C. Thompson	2/8/2008	4,065	-	181.75	02/08/2018	-		-	-		-
	2/24/2009	5,060	-	21.25	02/24/2019	-		-	-		-
						34,255		527,527
									21,730		334,642
William H. Doherty	2/28/2006	800	-	722.75	2/28/2016	-		-	-		-
	2/27/2007	1,423	-	510.75	2/27/2017	-		-	-		-
	2/26/2008	1,000	-	168.00	2/26/2018	-		-	-		-
						14,384		221,514	-		-
									6,471		99,653
Simon Bates	5/18/2009	1,400	-	28.75	5/18/2019	-		-	-		-
						24,626		379,240	-		-
Sharon G. Piciacchio	1/28/2013	8,351	-	33.46	2/16/2021	-		-	-		-
	1/28/2013	9,810	-	33.93	2/15/2022	-		-	-		-
						12,047	(5)	185,524	-		-
									6,779	(5)	104,397
Paul D. Carrico(4)	2/28/2006	750	-	722.75	02/28/2016	-		-	-		-
	2/27/2007	1,338	-	510.75	02/27/2017	-		-	-		-
	2/26/2008	6,000	-	168.00	02/26/2018	-		-	-		-
	2/24/2009	16,000	-	21.25	02/24/2019	-		-	-		-
									17,146		264,048
Joseph C. Breunig(4)									6,012		92,585
Mark J. Orcutt(4)	12/1/2008	4,000	-	41.50	9/25/2018	-		-	-		-
	2/24/2009	4,554	-	21.25	9/25/2018	-		-	-		-
		-	-	-	-	-		-	4,505		69,377
(1)	All outstanding options granted to NEOs have vested and are exercisable.

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EXECUTIVE COMPENSATION

(2)	Option exercise prices on all grant dates reflect adjustments made in connection with the Company’s 1-for-25 reverse stock split that was effected on July 28, 2009.

(3)	Calculated by multiplying the number of shares or units of stock that have not vested by the closing price of our common stock on December 31, 2015, which was $15.40.

(4)	In accordance with the terms of the separation and release agreements for Messrs. Carrico, Breunig, and Orcutt, TSR performance-based RSUs granted in 2014 and 2015 will continue to vest pro-rata based on the date of retirement or resignation, contingent upon actual achievement of the applicable objectives. Value reported represents the aggregate dollar amount of the sum of the maximum shares of the Company’s common stock that may be issued pursuant to the terms of the grant of TSR performance-based RSUs in May 2014 and 2015, all of which are scheduled to vest on May 19, 2017 and 2018, respectively, multiplied by $15.40, the closing price of the Company’s common stock on December 31, 2015.

(5)	RSU and performance-based RSU equity awards not vested as of December 31, 2015 before Ms. Piciacchio’s retirement. After retirement, all unvested RSU equity awards were forfeited and remaining performance-based RSU stock awards were 2,097 representing a value of $32,294.

2015 Option Exercises and Stock Vested

The following table provides information for the NEOs on the number of shares acquired upon vesting of stock awards in 2015 and the value realized. No stock options were exercised during 2015.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Timothy Mann, Jr.	24,955	888,551
Gregory C. Thompson	51,064	1,858,949
William H. Doherty	7,068	255,693
Simon Bates	7,196	260,123
Sharon G. Piciacchio	4,905	210,992
Paul D. Carrico	176,385	6,392,692
Joseph C. Breunig	65,400	2,225,161
Mark J. Orcutt	28,924	1,041,988
(1)	Calculated by multiplying the number of shares acquired by the market value of the shares as of the relevant vesting dates.

Pension Benefits

The table below reflects the present value of benefits accrued for each of the currently employed NEOs that are participants in the Retirement Plan.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)
Gregory C. Thompson	Axiall Corporation Retirement Plan	1	2,366
William H. Doherty	Axiall Corporation Retirement Plan	26	1,698,240
Sharon G. Piciacchio	Axiall Corporation Retirement Plan	33	881,883
	Eagle US2 LLC Nonqualified Retirement Plan	33	923,535

	Total		1,805,418
Paul D. Carrico(2)	Axiall Corporation Retirement Plan	9	1,008,271
Mark Orcutt	Axiall Corporation Retirement Plan	1	2,335
(1)	Amounts reported represent the actuarial present value of accumulated benefits computed using the discount rate of 4.36 percent and mortality assumption (RP-2014 Annuitant Table with no collar adjustment and with mortality improvements projected using Scale BB-2D starting at 2007) that the Company applies to amounts reported in its financial statement disclosures on its measurement date of December 31, 2015, and are assumed to be payable at the unreduced retirement age of 62. For additional information regarding the assumptions made in the calculation, see Note 14 of the Notes to the Consolidated Financial Statements in our 10-K Filing, incorporated herein by reference.

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EXECUTIVE COMPENSATION

(2)	Mr. Carrico retired and began receiving his pension benefit on August 1, 2015. The present value of accumulated benefit reflects the value of the remaining annuity benefit. The change in present value shown in the summary compensation table has been calculated as if the distributions had not occurred.

Non-Qualified Deferred Compensation

The following table provides information on the non-qualified deferred compensation of the NEOs in 2015, including (i) each NEO’s contributions through deferral of salary and/or bonus during 2015; (ii) Company contributions during 2015; (iii) investment earnings on those deferred amounts and deferred amounts from prior years; and (iv) each NEO’s account balance at year-end.

Name	NEO Contributions in Last FY ($)	Company Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Balance at Last FYE ($)
Timothy Mann, Jr.	12,314	11,750	(279)	23,785
Gregory C. Thompson	27,555	325,765	(1,545)	1,704,852
William H. Doherty	8,888	7,779	(173)	16,494
Simon Bates	-	-	-	-
Sharon G. Piciacchio	-	-	-	-
Paul D. Carrico	-	573,388	(18,451)	3,088,684
Joseph C. Breunig	18,419	-	1,429	609,472
Mark J. Orcutt	-	266,371	-	1,375,930

Payments on Termination or Change of Control

Change of Control Plan

The Change of Control Plan provides certain benefits to our executive officers, including each of the NEOs (other than Mr. Bates), in the event the executive’s employment is terminated in connection with a change of control. Under the Change of Control Plan, if a NEO experiences an “involuntary termination” or resigns for “good reason” within 24 months following the change of control, and complies with all of the other terms and conditions of the Change of Control Plan, he or she shall be eligible to receive:

•	severance pay equal to the NEO’s annual base salary plus the current year annual non-equity incentive target payout opportunity multiplied by 2 in the case of the CEO and 1.5 in the case of the other NEOs;
•	a pro-rata portion of the NEO’s target bonus opportunity for the fiscal year in which the termination date occurs;

•	accrued but unused vacation pay; and

•	continued life insurance, medical, dental and vision benefits and continued disability insurance premiums until the earlier of: (i) the day upon which the NEO begins new employment and is eligible for such welfare benefits; or (ii) (A) the second anniversary of the termination date in the case of the CEO or (B) 18 months after the termination date in the case of the other NEOs.

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EXECUTIVE COMPENSATION

Under the Change of Control Plan, subject to certain conditions, a change of control is defined as:

•	the acquisition by a person of ownership of 33 percent or more of our voting power;

•	certain changes in the majority of our Board;

•	completion of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets unless, immediately after the transaction, no person beneficially owns 33 percent or more of the combined voting power of the resulting entity, and at least half of the members of the Board of the surviving corporation were members of our Board;

•	stockholder approval of a complete liquidation or dissolution of the Company; or

•	any other event the Board determines is a change of control by express resolution.

Under the Change of Control Plan, an “involuntary termination” is deemed to have occurred when the NEO is terminated for any reason except:

•	transfer to an affiliate or subsidiary of the Company if the NEO is offered comparable employment by such purchaser;

•	transfer of any operations of the Company or purchase of the Company or any operations of the Company by a third party purchaser, if the NEO is offered comparable employment by such purchaser; or

•	death, disability, retirement, resignation (other than for “good reason”), Cause or failure to continue reporting to work and performing satisfactorily.

Under the Change of Control Plan, as amended in March 2016, “Cause” means:

•	a material violation of the restrictive covenants in the Change of Control Plan, including competition with the Company, solicitation of Company employees and disclosure of confidential information;

•	willful refusal to substantially perform duties;

•	conviction of or a plea of guilty or nolo contendere to a felony;

•	willful misconduct in the performance of duties; and

•	other conduct that is materially and demonstrably injurious, detrimental or prejudicial to the Company, unless the NEO acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

Under the Change of Control Plan, as amended in March 2016, a NEO is deemed to have terminated his employment for “good reason” (and therefore is potentially eligible for severance benefits, subject to the other provisions of the Change of Control Plan) if the termination follows: (i) a material reduction in his base salary, a material reduction in his target bonus or a reduction in his employee benefits, except where the Company has instituted a reduction in employee benefits applicable to all senior executives; (ii) a material diminution in the NEO’s duties, responsibilities authorities or reporting relationships, or (iii) a relocation of the NEO’s place of employment to a location more than 35 miles from his current location of employment, in each case, which is not cured by the Company within 15 days after the NEO delivers a notice of termination for good reason.

In order for a NEO to receive payments under the Change of Control Plan, he or she must execute a separation agreement and general release in the form as provided under the Change of Control Plan. Any NEO who breaches the separation agreement or engages in certain conduct, including competition with the Company, solicitation of our employees or disclosure of confidential information, will no longer be entitled to benefits and must repay any benefits previously paid to him or her.

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EXECUTIVE COMPENSATION

Elimination of Tax Gross-Up Benefits Provided By Change of Control Plan

The Change of Control Plan originally provided excise tax gross-up protection for executive officers if the value of the severance and other benefits described above on page 66 and 67 exceeded 120 percent of such an executive officer’s “safe harbor” amount. If the value of the severance and other benefits exceeds an executive officer’s “safe harbor” amount but is below 120 percent of such amount, the cash severance of such executive officer would be reduced or cut back to eliminate any loss of deduction for the Company and any imposition of excise tax pursuant to Section 280G of the Code.

The Change of Control Plan was amended in May 2011 to eliminate the excise tax gross-up benefit provided to executive officers under the Change of Control Plan with respect to any person who becomes an executive officer on or after May 16, 2011 (including both persons who are newly hired by the Company as executive officers and persons who are promoted within the Company from non-executive officer positions to executive officer positions on or after that date). However, as Messrs. Carrico, Thompson, Breunig and Orcutt were serving in their roles prior to May 16, 2011, they would be entitled to excise tax gross-up protection. Messrs. Carrico, Breunig and Orcutt were no longer employed effective as of July 2015, September 2015 and September 2015, respectively, and therefore, no longer receive excise tax gross-up protection. See “Termination and Change of Control Payments Tables.” The Change of Control Plan was amended in March 2016 to further revise the cutback provision regarding Section 280G of Code to provide that payments to the NEOs will be reduced or cut back to eliminate any loss of deduction for the Company and any imposition of excise tax pursuant to Section 280G of the Code only if the applicable NEO were to be placed in a better after-tax position being cut back than if no reduction applied and the NEO were required to pay the excise tax.

Severance Plan

The Severance Plan became effective on January 1, 2014 and provides certain benefits to certain of our executive officers, including each of the NEOs (other than Mr. Bates), and other key employees in the event the participant’s employment is terminated “without Cause” or for “good reason.”

Under the Severance Plan, a “qualifying termination” is deemed to have occurred when the NEO’s employment is terminated by the Company without “Cause” or by the NEO for “good reason.” In no event shall a NEO be deemed to have experienced a “qualifying termination” as a result of:

•	death or disability;

•	any termination of employment that results in the NEO being able to receive severance benefits under the Change of Control Plan; or

•	any termination of employment that results in the NEO being able to receive severance benefits under any severance arrangement provided for in a separate agreement between the NEO and the Company, where the severance benefits provided under such other agreement are more favorable to the NEO than the severance benefits provided under the Severance Plan.

Under the Severance Plan, “Cause” means:

•	any activity as an employee, principal, agent, or consultant for an entity that competes with the Company and for which the NEO has had any responsibility during the last five years of his employment with the Company in any related territory;

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EXECUTIVE COMPENSATION

•	solicitation of any employee of the Company to terminate his or her employment with the Company;

•	any unauthorized disclosure of any of the Company’s confidential, proprietary or trade secret information or material;

•	failure to disclose promptly and to assign to the Company all rights in any invention or idea made or conceived during employment by the Company, relating to the business, research or development work of the Company or the failure to do anything reasonably necessary to enable the Company to secure a patent where appropriate; or

•	other conduct determined to be injurious, detrimental or prejudicial to the Company, unless the NEO acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

A NEO is deemed to have terminated his employment for “good reason” (and therefore is potentially eligible for severance benefits, subject to the other provisions of the Severance Plan) if:

•	the termination follows any of the following without the NEO’s written consent: (i) a material diminution in his base salary; (ii) a material diminution in the NEO’s authority, duties or responsibilities; or (iii) a relocation of the NEO’s place of employment to a location more than 150 miles from his current location of employment; and

•	the NEO has first delivered a written notice to the Company setting forth the event deemed to give rise to the right to terminate for “good reason” no later than 60 days after the initial occurrence of the event.

Under the Severance Plan, if a NEO experiences a “qualifying termination”, and executes a separation agreement and general release of liability against the Company within 45 days after the qualifying termination, he or she shall be eligible to receive:

•	a lump sum cash payment equal to the NEO’s annual base salary plus the current year target bonus opportunity multiplied by 1;

•	monthly COBRA reimbursement payments in the amount of premiums previously paid by the Company during the NEO’s employment until the earlier of: (i) the NEO’s benefits eligibility through new employment or otherwise; or (ii) 18 months after the termination date; and

•	payment for outplacement benefits provided by a Company-selected service group up to a maximum of $25,000 during the 12 consecutive months after the termination date.

The Severance Plan does not provide for a gross-up payment to any of the NEOs to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 of the Code. Instead, the Severance Plan provides that if and to the extent it is determined that the payments described above would, if paid, be subject to the excise tax under Section 4999 of the Code, then the aggregate value of such payments shall be reduced (but not below zero) to an amount that maximizes the value of the payments without causing any of them to be subject to the excise tax. This provision does not apply if benefits are paid pursuant the Change of Control Plan.

Equity Awards

Under the Company’s 2009 Equity and Performance Incentive Plan, (the “2009 Plan”) the vesting of any unvested equity awards may be accelerated upon a change of control, but that plan permits the Company to condition any such vesting on meeting the “double-trigger” requirement described below. Under the Company’s 2011 Plan, the vesting of any

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EXECUTIVE COMPENSATION

unvested equity awards may be accelerated upon a change of control only where the double-trigger requirement is met. Certain of the Company’s equity award agreements provide that unvested equity grants will vest upon a change of control without regard to termination of employment. However, for all equity awards granted to executive officers after May 2011, unvested equity grants will vest upon a change of control only if either: (1) the NEO’s employment is terminated without cause, or the NEO terminates his employment for good reason, in connection with that change of control; or (2) the equity grant is not assumed or a substitute equity grant with equivalent rights is not provided. In other words, for equity awards granted after May 2011, there is a “double-trigger” vesting requirement.

Unvested RSUs granted under the Company’s 2009 Plan and 2011 Plan are generally forfeited when the participant’s employment with the Company ends. However, for unvested RSUs granted prior to 2013 a participant will be treated as being in the continuous employ of the Company and vesting of the RSUs will continue, if the following criteria are specified in the relevant RSU agreement and the participant satisfies the criteria: (i) the participant’s employment was terminated other than by the Company for cause; (ii) at the time of termination, the participant is at least 55 years old; (iii) at the time of termination, the participant’s age, when added to the participant’s number of years of continuous service, equaled or exceeded 70; and (iv) the participant does not engage in certain detrimental conduct (a “qualifying retirement”).

However, under the terms of the equity plans, if the NEO engages in certain conduct, including competition with the Company, solicitation of our employees, disclosure of confidential information, failure to assign any information or idea or other conduct determined to be injurious to the Company, if provided for in an applicable award agreement, the Company may require the participant to:

•	return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the NEO, all shares of common stock that the NEO has not disposed of that were offered within a specified period prior to the date of the commencement of such activity; and

•	with respect to any shares of common stock so acquired that the NEO has disposed of, pay to the Company in cash the difference between:

¿	any amount actually paid therefor by the NEO; and

¿	the market value per share of the shares of common stock on the date of such acquisition.

To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company to the NEO.

Other Benefits

Absent eligibility for benefits described above, the NEOs do not have any termination benefits or benefits triggered as the result of a change of control that are different than those afforded other employees of the Company, such as death benefit salary continuation (one month of salary).

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EXECUTIVE COMPENSATION

Termination and Change of Control Payments Tables

The following table summarizes the compensation and other benefits that would have become payable to each NEO assuming his employment had terminated on December 31, 2015 in connection with a change of control, given the NEO’s base salary as of that date, and, if applicable, the closing price of our common stock on December 31, 2015 (the last trading day of 2015), which was $15.40. The table below does not reflect any applicable tax treatment in connection with Section 280G of the Code.

Name	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Medical Program Benefits ($)	Disability Insurance Benefit ($)	Non-Qualified Deferred Compensation Plan ($)(2)	Restricted Stock ($)(3)	Total ($)
Timothy Mann, Jr.	1,770,000	1,947,000	33,180	5,138	23,785	383,229	4,162,332
Gregory C. Thompson	802,500	601,875	16,971	3,854	3,228,129	527,527	5,180,856
William H. Doherty	712,500	534,375	16,971	3,779	16,494	221,514	1,505,633
Simon Bates	-	-	-	-	-	-	-
Sharon G. Piciacchio(4)	-	-	-	-	-	-	-

(1)	Calculated based on base salary and target bonus as of December 31, 2015. Additionally, termination on December 31, 2015 assumes full bonus for the fiscal year is already paid and, accordingly, no such pro-rata target bonus is included.

(2)	With respect to the Company’s benefit accounts, assumes all payments are made in a lump sum (rather than over a period of time as may be permitted under the DCP). Reflects credits held in certain Company benefit accounts based on contributions made through age 65, although any payout under the DCP would not be made until any such NEO reached age 65. Amounts shown reflect projected account balances at age 65 in the event of separation from service in connection with a change of control. Amount shown also includes the balance at December 31, 2015 of the employee deferrals and the Company restoration match.

(3)	Value reported for each NEO represents the aggregate dollar amount of the sum of: (A) the number of unvested time-based RSUs granted to such NEO for which vesting accelerates upon termination in connection with a change of control multiplied by $15.40, the closing market price of the Company’s stock on December 31, 2015; (B) the number of performance-based RSUs granted to such NEO in May 2013, for which vesting accelerates upon a change of control, but for which the actual number of shares issued to the NEOs upon such vesting depends on the price of the Company’s achievement of Merger-related synergies, which for the purposes of this calculation is assumed to be at 200 percent of the “target” number of shares of our common stock that may be issued under such warrants multiplied by $15.40, the closing market price of the Company’s stock on December 31, 2015; (C) the number of performance-based RSUs granted to such NEO in May 2014, for which vesting accelerates upon a change of control, but for which the actual number of shares issued to the NEOs upon such vesting depends on the TSR of the Company as compared to a specific peer group of chemical companies, which for purposes of this calculation is measured at December 31, 2015, and based on that measurement date, would result in no shares being issued under this award; and (D) the number of performance-based RSUs granted to the NEOs in May 2015, for which vesting accelerates upon a change of control under certain circumstances, but for which the actual number of shares issued to each NEO upon such vesting depends upon the TSR of the Company as compared to a specified peer group of chemical companies, which for purposes of this calculation is measured at December 31, 2015, and, based on that measurement date, would result in no shares being issued under this award.

(4)	Ms. Piciacchio retired from the Company on December 31, 2015. As such, she will no longer be qualified to receive any payments upon a change of control.

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EXECUTIVE COMPENSATION

Qualifying Termination under Severance Plan

The following table summarizes the compensation and other benefits that would have become payable to each NEO, other than Mr. Bates and NEOs who departed prior to December 31, 2015, assuming: (1) the Severance Plan was effective December 31, 2015; and (2) his employment had terminated on

December 31, 2015 in connection with a “qualifying termination” under the Severance Plan, given the NEO’s base salary as of that date, and, if applicable, the closing price of our common stock on December 31, 2015 (the last trading day of 2015), which was $15.40.

Name	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Medical Program Benefits ($)	Other — Outplacement, Legal Fees ($)	Non-Qualified Deferred Compensation Plan ($)(1)	Restricted Stock ($)(2)	Total ($)
Timothy Mann, Jr.	885,000	973,500	24,885	25,000	23,785	171,556	2,103,726
Gregory C. Thompson	535,000	401,250	16,971	25,000	3,228,129	239,439	4,445,789
William H. Doherty	475,000	356,250	16,971	25,000	16,494	31,170	920,885
Simon Bates	-	-	-	-	-	-	-
Sharon G. Piciacchio(3)	360,500	216,300	31,567	-	-	64,526	672,893
Paul D. Carrico(4)	975,000	1,572,500(6)	17,838	50,000	3,088,684	528,097	6,232,119
Joseph C. Breunig(4)	532,098	399,074	25,270	25,000	609,472	185,170	1,776,084
Mark J. Orcutt(4)(5)	515,090	455,386	6,159	29,562	2,765,393	138,754	3,910,344
(1)	With respect to Company benefit accounts, assumes all payments made in a lump sum (rather than over a period of time as may be permitted under the DCP). Reflects credits held in certain Company benefit accounts based on contributions made through age 65, although any payout under the DCP would not be made until any such NEO reached age 65. Amounts shown reflect account balances at age 65 for separation from service. Amount shown also includes the balance at December 31, 2015 of the employee deferrals and the company restoration match.

(2)	Value reported for each NEO represents the number of unvested performance-based RSUs granted in May 2014 and May 2015 for which vesting continues in a qualifying termination of NEO, but for which the actual number of shares issued upon such vesting depends upon the TSR of the Company as compared to the specified peer group of chemical companies, which for purposes of this calculation is assumed to be at the maximum level, which is 200 percent of the “target” number of shares authorized to be issued under this award, multiplied by the quotient of the fraction in which the numerator equals the number of weeks between the grant date and December 31, 2015, the assumed date of termination, and the denominator equals the number of weeks in the three-year vesting period, the product of which, in turn, is for purposes of this calculation, multiplied by $15.40, the closing market price of the Company’s common stock on December 31, 2015.

(3)	Ms. Piciacchio departed from the Company on December 31, 2015. Her severance, which is to be paid in 2016, is reflected in the table as the total actual severance to be paid in accordance with her departure.

(4)	Messrs. Carrico, Breunig and Orcutt departed from the Company effective July 5, 2015, September 1, 2015 and September 25, 2015, respectively. Mr. Carrico’s departure was treated as qualifying termination entitling him to severance under the Severance Plan, but was otherwise treated as retirement for purposes of the Company’s compensation arrangements and benefit plans. Messrs. Breunig’s and Orcutt’s departures were treated as qualifying terminations. Amounts shown in the table reflect the total actual severance paid or to be paid in connection with their departures.

(5)	Amounts are to be paid in Canadian dollars, but reported in the table in U.S. dollars. Such amounts were converted at an exchange rate of 0.7831 Canadian dollars to each U.S. dollar, which was the average exchange rate for 2015.

(6)	Includes the addition of a special bonus of $500,000 in recognition of his efforts in support of the Company’s transformation plan for Mr. Carrico.

In addition to the above payments, the Company’s stock option award agreements provide that awards generally terminate 60 days after the date the participant ceases to be an employee of the Company (whether or not in connection with a change of control), unless the participant is terminated for cause, in which case, the stock option award agreement terminates immediately. In addition, if the participant’s employment terminates due to death, permanent and total disability or retirement, subject to certain limitations, the stock option award agreement will terminate three years after the termination of the participant’s employment.

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EXECUTIVE COMPENSATION

Termination on Death, Disability or Retirement

The following table summarizes the compensation and other benefits that would have become payable to certain NEOs assuming their employment had terminated on December 31, 2015 due to death, disability or retirement, assuming, if applicable, the closing price of our common stock on December 31,

2015 (the last trading day of 2015), which was $15.40. The table does not include information with respect to life insurance or long-term disability programs, which do not discriminate in scope, terms or operation in favor of executive officers and are generally available to all salaried employees.

Name	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Medical Program Benefits ($)	Non-Qualified Deferred Compensation Plan ($)(1)	Restricted Stock ($)(2)	Total ($)
Timothy Mann, Jr.	-	-	-	23,785	171,556	195,341
Gregory C. Thompson	-	-	-	3,388,029	239,439	3,627,468
William H. Doherty	-	-	-	16,494	31,170	47,664
Simon Bates	-	-	-	-	-
Sharon G. Piciacchio	-	-	-	-	-
(1)	With respect to the Company benefit accounts, assumes all payments made in a lump sum (rather than over a period of time as may be permitted under the DCP). Reflects credits held in certain Company benefit accounts based on contributions made through age 65, although any payout under the DCP would not be made until any such NEO reached age 65. Amounts shown reflect account balances at age 65 for separation from service due to death or disability at December 31, 2015. The account balances at age 65 for separation from service at retirement would be $3,228,129 for Mr. Thompson. Amount shown also includes the balance at December 31, 2015 of the employee deferrals and the company restoration match.

(2)	Value reported for each NEO represents the number of unvested performance-based RSUs granted in May 2014 and May 2015 for which vesting continues upon death, disability, or retirement of NEO, but for which the actual number of shares issued upon such vesting depends upon the TSR of the Company as compared to the specified peer group of chemical companies, which for purposes of this calculation is assumed to be at the maximum level, which is 200 percent of the “target” number of shares authorized to be issued under this award, multiplied by the quotient of the fraction in which the numerator equals the number of weeks between the grant date and December 31, 2015, the assumed date of termination, and the denominator equals the number of weeks in the three-year vesting period, the product of which, in turn, is for purposes of this calculation, multiplied by $15.40, the closing market price of the Company’s common stock on December 31, 2015.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	902,683	109.4	1,938,902
Equity compensation plans not approved by security holders	–	–	–
Total	902,683	109.4	1,983,902

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AUDIT COMMITTEE REPORT

Four directors make up the Audit Committee of our Board: T. Kevin DeNicola (who serves as chairman), Patrick J. Fleming, William L. Mansfield and Mark L. Noetzel. During the course of performing its duties, the committee:

•	reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2015;

•	discussed with EY, our independent registered public accounting firm for 2015, the items regarding accounting principles set out in Auditing Standards No. 16, “Communication with Audit Committees,” issued by the Public Company Accounting Oversight Board, as amended, from time to time, and Rule 2-02 of Regulation S-X;

•	received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY their independence;

•	obtained and reviewed a report by EY required by the NYSE Listing Standards describing: (1) the firm’s internal quality control procedures; (2) any material issues raised by: (a) the most recent internal quality-control review of the firm, or (b) peer review of the firm, or (c) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (3) all relationships between EY and the Company (to assess EY’s independence); and

•	reviewed the adequacy of the system of internal controls and management information systems with our internal auditor and our independent registered public accounting firm, EY.

Based on these reviews and discussions, the committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2015 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

T. Kevin DeNicola, Chairman

Patrick J. Fleming

William L. Mansfield

Mark L. Noetzel

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PROPOSAL II ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act provide stockholders with the right to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC. This advisory stockholder vote is commonly referred to as the “say-on-pay” vote.

At our 2011 annual meeting of stockholders, our stockholders approved, on an advisory basis, that the say-on-pay vote should be held annually. Based on such result, our Board determined that the advisory say-on-pay vote will be held every year until the next advisory vote on the frequency of future say-on-pay votes, which will be held no later than the Company’s 2017 annual meeting of stockholders.

The compensation that our executives earned in 2015 reflects the Company’s compensation philosophy, and the business results achieved by the Company and those individual executives, as described in the Compensation Discussion and Analysis that begins on page 33 in this proxy statement. Consistent with our compensation philosophy and objectives, during 2015 the Committee took the following compensation-related actions:

•	provided annual cash incentive compensation opportunities based on performance against a combination of Adjusted EBITDA goals and operational and strategic goals;

•	granted all of our NEOs long-term equity incentive awards that do not fully vest until three years after the grant date, thereby aligning the interests of our NEOs with those of our stockholders; and

•	provided that 83 percent of our former CEO’s 2015 target direct compensation,(1) 84 percent of our current CEO’s target direct compensation and, on average, approximately 67 percent of our other NEOs’ 2015 target direct compensation was incentive-based, and thus, “at risk.”

The say-on-pay vote gives stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking stockholders to approve the following resolution:

“RESOLVED, THAT THE STOCKHOLDERS APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND ANY RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT.”

Because this vote is advisory, it will not be binding on the Committee, the Board or the Company. However, the Committee and the Board value the opinions of the Company’s stockholders, and will take into account the outcome of the vote when considering future executive compensation arrangements.

(1)	We define “target direct compensation” to be the aggregate of each executive officer’s annual: (1) base salary; (2) non-equity incentive compensation opportunity, at the target level established by the Committee; and (3) long-term equity incentive awards, at the target level established by the Committee. Other components of the total compensation of our executive officers not included in target direct compensation are set forth on the Summary Compensation Table on page 59 of this proxy statement.

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PROPOSAL II ADVISORY VOTE ON EXECUTIVE COMPENSATION

Vote Required

The affirmative vote of a majority of votes cast is required to approve the advisory vote on executive compensation.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO APPROVE, ON AN ADVISORY (I.E., NON-BINDING) BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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PROPOSAL III    APPROVAL OF THE MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED COMPENSATION UNDER THE 2011 PLAN

General

The 2011 Plan continues to afford the Committee the flexibility to design equity-based compensatory awards that are responsive to the Company’s business needs and authorizes a variety of awards designed to advance the interests and long-term success of the Company. Our stockholders first approved the 2011 Equity and Performance Incentive Plan at the Company’s 2011 Annual Meeting of Stockholders. On January 10, 2013, our stockholders approved the First Amendment to the 2011 Equity and Performance Incentive Plan, which became effective on January 28, 2013.

Stockholders are not being asked to approve the 2011 Plan. Instead, stockholders are being asked to approve only the material terms for “qualified performance-based compensation” under the 2011 Plan for purposes of the approval requirements under Section 162(m) of the Code.

Section 162(m) of the Code generally disallows a deduction for certain compensation paid to our Chief Executive Officer and to each of our other three most highly compensated executive officers, other than our Chief Financial Officer, in a taxable year to the extent that compensation to such covered employee exceeds $1 million for such year. However, some types of compensation, including “qualified performance-based compensation” under Section 162(m) of the Code, are not subject to the deduction limit if the compensation satisfies the requirements of Section 162(m) of the Code.

Generally, compensation attributable to stock options, appreciation rights and other performance-based awards may be deemed to qualify as “qualified performance-based compensation” under Section 162(m) of the

Code if: (1) the grant is made by a committee of outside directors for purposes of Section 162(m) of the Code; (2) the plan under which the award is granted states the maximum number of shares with respect to which share-based awards and the maximum amount of cash awards that may be granted to any individual during a specified period of time; and (3) the amount of compensation an individual may receive under the awards is based solely on the achievement of one or more pre-established performance goals which incorporate business criteria approved by stockholders (or, in the case of options or appreciation rights, the increase in the value of the shares after the date of grant). Stockholder approval of this Proposal III is intended to satisfy the stockholder approval requirements under Section 162(m) of the Code.

The Company is seeking stockholder approval of the material terms for “qualified performance-based compensation” under the 2011 Plan, including the performance measures and grant limits under the 2011 Plan, as well as the individuals eligible to receive awards under the 2011 Plan, to have the flexibility to potentially grant awards under the 2011 Plan that may be fully deductible for federal income tax purposes. If the Company’s stockholders approve the material terms for “qualified performance-based compensation” under the 2011 Plan, assuming that all other requirements under Section 162(m) of the Code are met, we may be able to obtain tax deductions with respect to awards issued under the 2011 Plan to our covered employees without regard to the limitations of Section 162(m) of the Code through the end of the 2011 Plan term in 2021 (in other words, for about five years). If the Company’s stockholders do not approve this proposal, the Company will generally

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PROPOSAL III APPROVAL OF THE MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED COMPENSATION UNDER THE 2011 PLAN

be limited in its ability to make certain performance-based awards.

The Company is not seeking to increase the amount of shares available for issuance or to adjust any of the individual award limits contained in the 2011 Plan.

The actual text of the 2011 Plan is attached to this proxy statement as Appendix A. The following description of the 2011 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.

Section 162(m) Performance Measures

In particular, the 2011 Plan includes a list of performance measures upon which the Committee must condition a grant or vesting of a “qualified performance-based award” pursuant to the 2011 Plan, which measures are as follows:

•	price of common stock;

•	market share;

•	sales;

•	return on equity, assets, capital or sales;

•	economic profit;

•	total shareholder return;

•	costs;
•	margins;

•	earnings or earnings per share;

•	cash flow;

•	customer satisfaction;

•	pre-tax profit;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	debt/capital ratio;

•	compliance with covenants under the Company’s principal debt agreements; and

•	any combination of the foregoing.

Summary of Material Terms of the 2011 Plan

Administration

The 2011 Plan will generally be administered by the Committee.

Shares Available for Awards under the 2011 Plan

Subject to adjustment as described in the 2011 Plan, the number of shares of common stock that may be issued or transferred under the 2011 Plan:

•	upon the exercise of stock options or appreciation rights (“SARs”);
•	as restricted stock and released from substantial risks of forfeiture;

•	in payment of restricted stock units;

•	in payment of performance shares or performance units that have been earned;

•	as awards to non-employee directors;

•	as Other Awards (as defined below); or

•	in payment of dividend equivalents paid with respect to awards under the 2011 Plan;

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will not exceed 3,600,000 in the aggregate (the “Available Shares”). The Available Shares may be common stock of original issuance, treasury shares or a combination of the two.

Reasonable 2011 Plan Limits

The 2011 Plan also provides that, subject to adjustment as described in the 2011 Plan:

•	the aggregate number of shares of common stock actually issued or transferred upon the exercise of stock options intended to qualify as “incentive stock options” under Section 422 of the Code (“Incentive Stock Options” or “ISOs”), will not exceed 3,600,000 shares;

•	no participant will be granted stock options or SARs, in the aggregate, for more than 1,000,000 shares of common stock during any calendar year;

•	no participant will be granted awards of restricted stock, restricted stock units, performance shares or other stock-based awards that are Qualified Performance-Based Awards, in the aggregate, for more than 500,000 shares of common stock during any calendar year;

•	no participant in any calendar year will receive an award of performance units that are Qualified Performance-Based Awards, having an aggregate maximum value as of their respective grant dates in excess of $10,000,000;

•	during any calendar year, no non-employee director will be granted stock or stock-based awards under the 2011 Plan that, in the aggregate, have a value as of their respective dates of grant in excess of $300,000; and

•	up to 10 percent of the maximum number of shares of common stock that may be issued or transferred under the 2011 Plan may be used for awards under the 2011 Plan that do not comply with the applicable three-year or one-year minimum vesting requirements (further described below) applicable to such awards plus awards to non-employee directors.

A “Qualified Performance-Based Award” is any award of performance shares, performance units, restricted stock, restricted stock units, or Other Awards (as defined below), granted to certain “covered employees” (as defined in Section 162(m) of the Code) that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. The closing price on the NYSE for our common stock on April 29, 2016 was $23.55 per share.

Summary of Other Material Terms of the 2011 Plan

Eligibility

Any person who is selected by the Committee to receive benefits under the 2011 Plan and who is at that time a consultant or an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2011 Plan. In addition, certain persons who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee, and non-employee directors of the Company, may also be selected to participate in the 2011 Plan. As of March 28, 2016, there were approximately 165 employees, approximately 10 previous employees with outstanding vested equity awards, and 9 non-employee directors of the Company expected to participate in the 2011 Plan.

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Up to 10 percent of the maximum number of shares of common stock that may be issued or transferred under the 2011 Plan, as may be adjusted pursuant to the 2011 Plan, may be used for awards that do not comply with the applicable three-year or one-year minimum vesting requirements for such awards plus awards to non-employee directors.

Types of Awards Under the 2011 Plan

Generally, each grant of an award under the 2011 Plan will be evidenced by an award agreement or agreements, or an Evidence of Award, which will contain such terms and provisions as the Committee may determine, consistent with the 2011 Plan. A brief description of the types of awards which may be granted under the 2011 Plan is set forth below.

Stock Options: A stock option is a right to purchase shares of common stock upon exercise of the stock option. Stock options granted to an employee under the 2011 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that does not comply with those requirements, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of the common stock on the date of grant. The term of a stock option may not extend more than ten years after the date of grant.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of common stock subject to the stock option and the applicable vesting and forfeiture provisions. A grant of stock options may provide for the earlier exercise of the stock options in the event of retirement, death or disability of the participant or in the event of certain qualifying events occurring after a change in control of the Company (as described below).

Any grant of stock options may specify management objectives that must be achieved as a condition to the exercise of the stock options. In addition, each grant will specify the form of consideration to be paid in satisfaction of the exercise price, which may include: (1) cash or check acceptable to the Company, or wire transfer of immediately available funds; (2) the actual or constructive transfer to the Company of shares of common stock owned by the participant (or certain other consideration permitted under the 2011 Plan) with a value at the time of exercise that is equal to the total exercise price; (3) by a combination of the foregoing methods; and (4) such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. The exercise of a stock option will result in the cancellation on a share-for-share basis of any Tandem SAR (as described below).

Appreciation Rights: The 2011 Plan provides for the grant of SARs, which may be granted as either Tandem SARs or Free-Standing SARs. A Tandem SAR is a SAR that is granted in tandem with a stock option or similar right. A Free-Standing SAR is a SAR that is not granted in tandem with a stock option or similar right. A SAR is a right, exercisable by the surrender of a related stock option (if a Tandem SAR) or by itself (if a Free-Standing SAR), to receive from us an amount equal to 100 percent, or such lesser percentage as the Committee may determine, of the spread between the base price (or option exercise price if a Tandem SAR) and the value of our common stock on the date of exercise. Tandem SARs may be granted at any time prior to the exercise or termination of the related stock options, but a Tandem SAR awarded in relation to an ISO must be granted concurrently with such ISO.

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A grant of SARs may provide for earlier exercise in the case of retirement, death or disability of the participant or in the event of certain qualifying events occurring after a change in control of the Company (as described below). Any grant of SARs may specify management objectives that must be achieved as a condition of the exercise of such SARs. A SAR may be paid in cash, shares of common stock or any combination of the two. The base price of a SAR may not be less than the fair market value of the common stock on the date of grant. The term of a SAR may not extend more than ten years from the date of grant.

Tandem SARs may be exercised only at a time when the related stock options are also exercisable and the spread (the excess of the fair market value of the common stock over the exercise price) is positive, by surrender of the related stock option for cancellation.

Restricted Stock: Restricted stock constitutes an immediate transfer of the ownership of shares of common stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of common stock on the date of grant. If the elimination of the restrictions is based solely on the passage of time, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on at least an annual basis as determined by the Committee.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the restricted stock, but restrictions relating to restricted stock that vests upon the achievement of management objectives may not terminate sooner than one year from the date of grant. Any grant of restricted stock may require that any or all dividends or distributions paid on shares of restricted stock that remain subject to a substantial risk of forfeiture be automatically deferred and reinvested in additional restricted stock, which may be subject to the same restrictions as the underlying restricted stock. However, dividends or other distributions on restricted stock with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives.

Any grant or sale of restricted stock may provide for the earlier termination of restrictions on such restricted stock in the event of retirement, death or disability of the participant or upon certain qualifying events following a change in control of the Company (as described below).

Restricted Stock Units: Restricted stock units awarded under the 2011 Plan constitute an agreement by the Company to deliver shares of common stock or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Committee may specify. Each grant or sale of restricted stock units may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of our common stock on the date of grant. During the restriction period applicable to restricted stock units, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of common

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stock underlying the restricted stock units and no right to vote them. Rights to dividend equivalents may be extended to and made part of any restricted stock unit award at the discretion of and on the terms determined by the Committee, on a current, deferred or contingent basis, either in cash or in additional shares of common stock, but dividends or other distributions on shares of common stock under the restricted stock units with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives. Each grant of restricted stock units will specify that the amount payable with respect to such restricted stock units will be paid in cash, shares of common stock, or a combination of the two.

If the restriction period applicable to any grant of restricted stock units lapses only by the passage of time, it will be no shorter than three years, except that a grant may provide that the restriction period will expire ratably during the three-year period, on at least an annual basis, as determined by the Committee. If a grant of restricted stock units specifies that the restriction period will terminate only upon the achievement of management objectives or that the restricted stock units will be earned based on the achievement of management objectives, then the restriction period may not be a period of less than one year from the date of grant. Any grant or sale of restricted stock units may provide for the earlier lapse or other modification of the restriction period in the event of retirement, death or disability of the participant or upon certain qualifying events following a change in control of the Company (as described below).

Performance Shares and Performance Units: Performance shares and performance units may also be granted to participants under the 2011 Plan. A performance share is a bookkeeping entry that records the equivalent of one share of common stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors. However, no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the participant or a change in control of the Company) where it would result in the loss of the otherwise available exemption under Section 162(m) of the Code.

These awards, when granted under the 2011 Plan, become payable to participants upon of the achievement of specified management objectives and upon such terms and conditions as the Committee determines at the time of grant. Each grant may specify with respect to the management objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of performance shares or performance units that will be earned if performance is at or above the minimum or threshold level, or is at or above the target level but falls short of maximum achievement. Each grant will specify the time and manner of payment of performance shares or performance units that have been earned, and any grant may further specify that any such amount may be paid or settled by the Company in cash, common stock, restricted stock, restricted stock units or any combination thereof. Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional shares of common stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.

The performance period with respect to a performance share or performance unit award will be a period of time (not less than one year) determined by the Committee on the grant date. The performance period may be subject to earlier lapse or modification in the event of retirement, death or disability of the participant

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or upon certain qualifying events following a change in control of the Company (as described below). However, no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the participant or a change in control of the Company) where it would result in the loss of the otherwise available exemption under Section 162(m) of the Code.

Awards to Non-Employee Directors: Subject to the applicable limitations under the 2011 Plan, the Committee may, upon such terms and conditions as it may determine, authorize the granting to non-employee directors of stock options, SARs or Other Awards (as defined below) and may also authorize the grant or sale of shares of common stock, restricted stock or restricted stock units to non-employee directors. Each grant of an award to a non-employee director will be upon such terms and conditions as approved by the Committee. Each grant will specify in the case of a stock option an option price per share, and in the case of a Free-Standing SAR, a base price per share, which will not be less than the market value per share on the date of grant. Each stock option and Free-Standing SAR granted under the 2011 Plan to a non-employee director will expire not more than 10 years from the date of grant and will be subject to earlier termination as provided in the 2011 Plan. If a non-employee director subsequently becomes an employee of the Company or a subsidiary while remaining a member of the Board, any award held under the 2011 Plan by such individual at the time of such commencement of employment will not be affected. Non-employee directors may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in shares of common stock, restricted stock, restricted stock units or other awards under the 2011 Plan in lieu of cash.

Other Awards: The Committee may grant such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, common stock or factors that may influence the value of such common stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the common stock or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee. Common shares delivered under an award in the nature of a purchase right granted under the 2011 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of common stock, other awards, notes or other property, as the Committee determines.

The Committee may also grant shares of common stock as a bonus, or may grant Other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2011 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.

If the earning or vesting of, or elimination of restrictions applicable to, Other Awards is based only on the passage of time rather than the achievement of management objectives, the period of time will be no shorter than three years, except that restrictions may be removed no sooner than ratably on an annual basis over

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the three-year period as determined by the Committee. If the earning or vesting of, or elimination of restrictions applicable to, Other Awards is based on the achievement of management objectives, the earning, vesting or restriction period may not terminate sooner than one year from the date of grant. Any grant of an Other Award may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award in the event of the retirement, death, or disability of the participant or upon certain qualifying events following a change in control of the Company (as described below).

“Double-Trigger” Accelerated Vesting upon Change in Control

The 2011 Plan includes “double-trigger” acceleration provisions with respect to the vesting of restricted stock awards, restricted stock units, performance shares, performance units, and Other Awards, in connection with a change in control of the Company. Under the 2011 Plan, the vesting of such awards may accelerate in connection with a change in control where either (1) within a specified period the participant’s service is involuntarily terminated for reasons other than for cause or the participant terminates his or her employment for good reason or (2) the award is not assumed or converted into a replacement award in a manner described in the Evidence of Award.

The 2011 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee in any Evidence of Award, a change of control will be deemed to have occurred if: (1) a person or group becomes the beneficial owner of 33 percent or more of the voting power of the Company (as described in the 2011 Plan), subject to certain exceptions; (2) a change in the majority of the members of the Board occurs in the circumstances described in the 2011 Plan; (3) the Company closes a reorganization, merger, consolidation, or significant sale of assets resulting in a substantial change in its ownership or leadership, as further described in the 2011 Plan; or (4) the Company’s stockholders approve its complete liquidation or dissolution.

Management Objectives; Qualified Performance-Based Awards

The 2011 Plan permits the Company to grant both Qualified Performance-Based Awards and awards that are not intended to be Qualified Performance-Based Awards, and provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives.

The Committee may grant awards subject to management objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. Under the 2011 Plan, the management objectives applicable to any Qualified Performance-Based Award to a covered employee must be based on one or more, or a combination, of the metrics set forth above under the heading “Section 162(m) Performance Measures.”

Adjustments; Corporate Transactions

The Committee will make or provide for such adjustments in the: (1) numbers of shares of common stock covered by outstanding stock options, SARs, restricted stock units, performance shares and performance units granted under the 2011 Plan; (2) if applicable, number of shares of common stock covered by Other Awards granted pursuant to the 2011 Plan; (3) exercise price or base price provided in outstanding stock options and SARs; and (4) kind of shares covered thereby, as the Committee in its sole discretion determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation

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or other distribution of assets, issuance of rights or warrants to purchase securities or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee in its discretion may provide in substitution for any or all outstanding awards under the 2011 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the aggregate number of shares available for issuance under the 2011 Plan and the other share limits of the 2011 Plan as the Committee in its sole discretion may in good faith determine to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of shares of common stock that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing

Except in connection with certain corporate transactions or changes in the capital structure of the Company, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, or (2) cancel outstanding stock options or SARs in exchange for cash, Other Awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The 2011 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs.

Allowance for Converted Awards

Awards may be granted under the 2011 Plan in substitution for or conversion of, or in connection with an assumption of, option rights, appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any of its subsidiaries. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the 2011 Plan, and may account for common stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction. Any shares of common stock that are issued or transferred, and any awards that are granted by or become obligations of the Company, under such provisions will not reduce the common stock available for issuance or transfer under the 2011 Plan or otherwise count against the limits contained in the 2011 Plan.

Withholding

To the extent the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2011 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the

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balance of such taxes required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit.

Effective Date of the 2011 Plan

The 2011 Plan was effective as of May 17, 2011 and was subsequently amended, effective as of January 28, 2013.

Amendment and Termination of the 2011 Plan

The Board generally may amend the 2011 Plan from time to time in whole or in part. However, if any amendment (1) would materially increase the benefits accruing to participants under the 2011 Plan, (2) would materially increase the number of shares which may be issued under the 2011 Plan, (3) would materially modify the requirements for participation in the 2011 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the NYSE, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the 2011 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively (except in the case of Qualified

Performance-Based Awards (other than in connection with the participant’s death or disability or a change in control of the Company) where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code). Except in the case of certain adjustments permitted under the 2011 Plan, no such amendment may be taken that would impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and Section 162(m) of Code and subject to certain other limitations set forth in the 2011 Plan, in the case of termination of employment due to death, disability or retirement, or in the event of a change in control of the Company, the Committee may accelerate the vesting of certain awards granted under the 2011 Plan (except that with respect to Qualified Performance-Based Awards, no such action may be taken if it would result in the loss of the otherwise available exemption of such award under Section 162(m) of the Code).

The Board may, in its discretion, terminate the 2011 Plan at any time. Termination of the 2011 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2011 Plan on or after May 17, 2021, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the 2011 Plan.

Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2011 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2011 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

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Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to shares of restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock received.

Nonqualified Stock Options. In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•	at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•	at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

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Appreciation Rights. No income will be recognized by a participant in connection with the grant of an appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. In this regard, certain types of awards under the 2011 Plan, such as restricted stock and restricted stock units, which in either case vest solely based on continued employment, cannot qualify as performance-based awards under Section 162(m) of the Code, and in other cases awards may fail to qualify if all requirements for qualification are not met in connection with such awards.

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New Plan Benefits

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2011 Plan because the grant and actual settlement of awards under the 2011 Plan are subject to the discretion of the plan administrators.

The following table shows, as to each Named Executive Officer and the various indicated groups, the aggregate number of shares underlying stock awards under the 2011 Plan from inception through April 29, 2016:

Individual or Group	Number of Shares Underlying Awards
Timothy Mann, Jr. President and Chief Executive Officer	458,935
Gregory C. Thompson Executive Vice President and Chief Financial Officer	178,702
William H. Doherty Senior Vice President, Chemicals	104,390
Simon Bates Senior Vice President, Building Products	34,509
Sharon G. Piciacchio Former Senior Vice President, Supply Chain	46,324
Paul D. Carrico Former President and Chief Executive Officer	392,229
Joseph C. Breunig Former Executive Vice President, Chemicals	94,733
Mark J. Orcutt Former Executive Vice President, Building Products	66,191
All current executive officers as a group	941,060
All current directors who are not executive officers as a group	94,349
Each nominee for election as a director	545,316
Each associate of any such director, executive officer or nominee	—
Each other person who received or is to receive 5 percent of such awards	—
All employees, including all current officers who are not executive officers as a group	995,301

Vote Required

The affirmative vote of a majority of votes cast is required to approve the material terms for qualified performance-based compensation under the 2011 Plan.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL III TO APPROVE THE MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED COMPENSATION UNDER THE 2011 PLAN.

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PROPOSAL IV     APPROVAL OF THE MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED COMPENSATION UNDER THE INCENTIVE PLAN

General

The Incentive Plan continues to afford the Committee the ability to grant cash incentive compensation to certain key employees of the Company. The Incentive Plan was originally effective on March 25, 2011, subject to the approval of our stockholders. Our stockholders first approved the Incentive Plan at the Company’s 2011 Annual Meeting of Stockholders.

The Incentive Plan is designed to help us potentially preserve the tax deductibility of annual cash incentive awards paid to eligible employees under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Stockholders are not being asked to approve the Incentive Plan. Instead, stockholders are being asked to approve only the material terms for “qualified performance-based compensation” under the Incentive Plan for purposes of the approval requirements under Section 162(m).

Section 162(m) generally disallows a deduction for certain compensation paid to our Chief Executive Officer and to each of our other three most highly compensated executive officers, other than our Chief Financial Officer, in a taxable year to the extent that compensation to such covered employee exceeds $1 million for such year. However, some types of compensation, including “qualified performance-based compensation” under Section 162(m), are not subject to the deduction limit if the compensation satisfies the requirements of Section 162(m).

Generally, compensation attributable to performance-based awards may be deemed to qualify as “qualified performance-based compensation” under Section 162(m) if: (1) the grant is made by a committee of outside directors for purposes of Section 162(m); (2) the plan under which the award is granted states the maximum amount of cash awards that may be granted to any individual during a specified period of time; and (3) the amount of compensation an individual may receive under the awards is based solely on the achievement of one or more pre-established performance goals which incorporate business criteria approved by stockholders. Stockholder approval of this Proposal IV is intended to satisfy the stockholder approval requirements under Section 162(m).

The Company is seeking stockholder approval of the material terms for “qualified performance-based compensation” under the Incentive Plan, including the performance measures and award limits under the Incentive Plan, as well as the individuals eligible to receive awards under the Incentive Plan, to have the flexibility to potentially grant awards under Incentive Plan that may be fully deductible for federal income tax purposes. If the Company’s stockholders approve the material terms for “qualified performance-based compensation” under the Amended 2011 Plan, assuming that all other requirements under Section 162(m) are met, we may be able to obtain tax deductions with respect to awards issued under the Incentive Plan to our covered employees without regard to the limitations of Section 162(m) through the 2021 Annual Meeting of Stockholders (in other words, for about five years). If the Company’s stockholders do not approve this proposal, the Company will generally be limited in its ability to make certain performance-based awards.

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PROPOSAL IV APPROVAL OF THE MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED COMPENSATION UNDER THE INCENTIVE PLAN

The actual text of the Incentive Plan is attached to this proxy statement as Appendix B. The following description of the Incentive Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix B.

Section 162(m) Performance Measures

The Incentive Plan includes a list of performance measures upon which the Committee must condition an award to a covered employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) (a “Qualified Performance-Based Award”) pursuant to the Incentive Plan, which measures are as follows:

•	price of our common stock;

•	market share;

•	sales;

•	return on equity, assets, capital or sales;

•	economic profit;

•	total shareholder return;

•	costs;
•	margins;

•	earnings or earnings per share;

•	cash flow;

•	customer satisfaction;

•	pre-tax profit;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	debt/capital ratio;

•	compliance with covenants under our principal debt agreements; and

•	any combination of these performance objectives.

Summary of Material Terms of the Incentive Plan

Purpose

The purpose of the Incentive Plan is to help us attract and retain key employees by providing certain key employees with the opportunity to receive incentive compensation as a reward for levels of performance above the ordinary performance standards compensated by base salary and for contributions to help us meet our financial and business objectives. The Incentive Plan will also allow us to potentially preserve the deductibility of all or a portion of the short-term incentive compensation awards made to those key employees under the Incentive Plan, as further described above.

Administration

The Incentive Plan will be administered by the Committee or any other committee of the Board designated by the Board in accordance with the terms of the Incentive Plan.

Eligibility

Our and our subsidiaries’ employees, including our directors who are also employees of the Company or our subsidiaries, who, in the judgment of the Committee, occupy key positions in which their efforts may significantly contribute to our performance (or who are expected to contribute or have contributed

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PROPOSAL IV APPROVAL OF THE MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED COMPENSATION UNDER THE INCENTIVE PLAN

significantly to our performance) are eligible to participate in the Incentive Plan. As of March 28, 2016, there were approximately 3,900 individuals who were considered eligible to participate in the Incentive Plan. The Committee will identify Incentive Plan participants for each year, and, with respect to Qualified Performance-Based Awards, will generally do so no later than the 90th day of the year. Following the end of a performance period, the Committee may also make discretionary awards to our employees who were not previously designated as participants.

Awards

Each year, the Committee establishes a dollar-denominated maximum level of short-term incentive opportunity for each participant as a percentage of his or her base salary (for Qualified Performance-Based Awards, generally by the 90th day of the performance period). The maximum award level generally represents the maximum amount of incentive award that may be paid to each participant for a performance period, even if the maximum performance level is exceeded. Under no circumstances will any participant receive a final award under the Incentive Plan in any calendar year exceeding $2,500,000. Awards under the Incentive Plan may or may not be designated by the Committee as Qualified Performance-Based Awards. Multiple awards may be granted to a participant if no two of such awards have identical performance periods.

Final awards under the Incentive Plan will generally be paid to participants for one-year performance periods in amounts initially determined pursuant to one or more formulas that will be based upon one or more measurable performance objectives. For Qualified Performance-Based Awards, performance objectives will be selected from the measures specified above under “Section 162(m) Performance Measures” and generally established by the Committee not later than the 90th day of the performance period. Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region, function or other organizational unit within the Company or subsidiary in which the participant is employed. Performance objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves.

However, the Committee may, in its discretion, then reduce or eliminate the amount of any award that would otherwise be payable to a participant based on individual performance or other factors, subject, if applicable, to Section 162(m). The Committee must certify that the performance objectives and any other material terms were met or exceeded prior to payment of any final award. No award, including any award equal to the maximum award, will be payable under the Incentive Plan to any participant except as determined by the Committee.

In general, unless otherwise determined by the Committee, if a participant terminates employment before the last day of a performance period, he or she will not receive an award for the performance period. In addition, unless otherwise determined by the Committee, a participant who is employed at the end of the performance period but has not served for the entire performance period shall be paid a pro-rata award based on the participant’s actual number of days of employment during the performance period. The Committee will have the discretion to grant awards to participants who do not meet these requirements, but no such action may be taken that would cause any Qualified Performance-Based Award to fail to qualify as “qualified performance-based compensation” for purposes of Section 162(m).

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PROPOSAL IV APPROVAL OF THE MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED COMPENSATION UNDER THE INCENTIVE PLAN

Awards will be paid in cash during the period from January 1st to March 15th of the calendar year following the end of each performance period, and are subject to applicable withholdings and deductions.

Amendment and Termination

The Committee may alter or amend the Incentive Plan or terminate the Incentive Plan, but no such action will, without the consent of a participant, affect the rights in an outstanding award of such participant. No increase, change or adjustment may be made that would cause a Qualified Performance-Based Award to no longer qualify for the exception for “qualified performance-based compensation” under Section 162(m).

New Plan Benefits

It is not possible to determine the specific awards that may be granted in the future under the Incentive Plan because the grant and actual payout of awards under the Incentive Plan are subject to the discretion of the plan administrator.

Vote Required

The affirmative vote of a majority of votes cast is required to approve the material terms for qualified performance-based compensation under the Incentive Plan.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL IV TO APPROVE THE MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED COMPENSATION FOR PURPOSES OF SECTION 162(M) UNDER THE INCENTIVE PLAN.

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PROPOSAL V     RATIFICATION AND APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The Board recommends that this appointment be ratified. If the stockholders fail to ratify this appointment, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the appointment is ratified, the Audit

Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of EY are expected to be present at the annual meeting and, if present, will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees

Fees Billed by EY

For the years ended December 31, 2015 and 2014, EY provided to us certain professional services. The aggregate amount charged to us for EY’s audit, audit-related and tax services was $7,462,956 and $5,301,055 for the years ended December 31, 2015 and 2014, respectively, and consisted of the following:

Audit Fees

The aggregate amount of EY fees for the annual audit of our consolidated financial statements and our internal control over financial reporting for the years ended December 31, 2015 and 2014, included in our Annual Report on Form 10-K for each of those years, and for the quarterly reviews of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q in the years then ended, and for audit services provided in connection with other statutory or regulatory filings, were $4,713,385 and $4,341,638, respectively.

Audit-Related Fees

Fees for audit-related services for the years ended December 31, 2015 and 2014 were $1,429,155 and $16,935, respectively.

Tax Fees

The aggregate amount of fees EY charged to us for tax services for the years ended December 31, 2015 and 2014 was $1,318,421 and $939,692, respectively. Of those fees, $89,782 and $5,846, respectively, was for tax compliance and tax return preparation services, and the remainder was for tax planning and other tax-related services.

All Other Fees

EY charged us $1,995 and $2,790 in other fees, primarily related to compliance services, during the years ended December 31, 2015 and 2014, respectively.

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PROPOSAL V RATIFICATION AND APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Pre-Approval Policy for Audit and Permissible Non-Audit Services

The Audit Committee adopted an audit and non- audit services pre-approval policy, pursuant to which the Audit Committee pre-approves all audit and permissible non-audit services to be provided to the Company by its independent registered public accounting firm. Under the policy, the full Audit Committee annually approves in advance certain services and fee estimates for those services and establishes budgeted amounts for all such services.

Services that may arise during the year that were not included in the general pre-approval and services that were pre-approved but for which associated fees will exceed pre-approved levels established or budgeted amounts for that type of service require specific pre-approval by the Audit Committee. All audit and permissible non-audit services for 2015 were pre-approved by the Audit Committee.

Vote Required

The affirmative vote of a majority of votes cast is required to approve the ratification of the appointment of EY as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO RATIFY THE APPOINTMENT OF EY AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

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STOCKHOLDER PROPOSALS

FOR 2017 ANNUAL MEETING

Proposals by stockholders intended to be presented at the 2017 annual meeting must be forwarded in writing and received at our principal executive offices no later than January 4, 2017, directed to the attention of the Corporate Secretary, for consideration for inclusion in our proxy statement for the annual meeting of stockholders to be held in 2017. If you intend to submit a matter for consideration at next year’s meeting, other than by submitting a proposal to be included in our proxy statement, you must give timely notice according to our bylaws. Those bylaws provide that, to be timely, your notice must be received by our Corporate

Secretary between February 3, 2017 and March 5, 2017. For each matter you intend to bring before the meeting, your notice must comply with all applicable provisions of our bylaws, including a description of the business you wish to be considered, the reasons for conducting that business at the meeting, and any material interest you have in that business as well as information regarding you and the number of shares of our stock that you own. Any stockholder proposals must comply in all respects with the rules and regulations of the SEC.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” as defined in the federal securities laws. These forward-looking statements relate to, among other things, the Company’s anticipated financial performance, prospects, the Company’s plans and objectives for future operations and statements relating to the solicitation of proxies of the Company’s stockholders in connection with the annual meeting. Forward-looking statements are based on management’s assumptions regarding, among other things, general economic and industry-specific business conditions and the continued execution of the Company’s long-term business strategy as a stand-alone public company, and actual results may be materially different. Risks and uncertainties inherent in these assumptions include, but are not limited to, uncertainties regarding future actions that may be taken by Westlake in furtherance of its unsolicited acquisition proposal or its nomination of director candidates for election at the annual meeting, potential operational disruption caused by Westlake’s future actions that may make it more difficult to maintain relationships with customers, employees or suppliers, the results of the Company’s process to sell its Building Products business and the proceeds, if any, realized therefrom, the Company’s ability to successfully implement its strategy to create sustainable, long-term stockholder value, the Company’s ability to successfully implement and administer its cost-saving initiatives (including its restructuring programs) and produce the desired results (including projected savings), future prices for the Company’s products, industry capacity levels for the Company’s products, raw materials and energy costs and availability, feedstock availability and prices, changes in governmental and environmental regulations, the adoption of new laws or regulations that may make it more difficult or expensive to operate the Company’s businesses or manufacture its products, the Company’s ability to generate sufficient cash flows from its business, future economic conditions in the specific industries to which the Company’s products are sold, global economic conditions, competition within the Company’s industry, complications resulting from the Company’s multiple enterprise resource planning (“ERP”) systems and the implementation of its new ERP systems, the failure to adequately protect our data and technology systems, costs resulting from complications or delays relating to the Company’s arrangements with Lotte Chemical USA Corporation related to the ethane cracker (ethylene manufacturing plant) being constructed in Lake Charles, Louisiana, the Company’s failure to realize the

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benefits of, and/or disruptions resulting from, any asset dispositions, asset acquisitions, joint ventures, business combinations or other transactions, and other factors discussed in the SEC filings of the Company from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q. The risks and uncertainties above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition and results of operations. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

OTHER INFORMATION

Other Matters That May Come Before the Meeting

We do not know of any matters, other than those stated above, that are to be brought before the meeting. However, if any other matters should be properly presented for consideration and voting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their judgment.

Annual Report

A copy of the 2015 Annual Report on Form 10-K as required to be filed with the SEC, excluding exhibits, will be mailed to stockholders without charge upon written request to: Investor Relations, Axiall Corporation, 1000 Abernathy Road NE, Suite 1200, Atlanta, Georgia 30328.

Householding Information

Under rules of the SEC, to minimize mailing costs we are permitted to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if they appear to be members of the same family. A number of brokerage firms have also instituted this practice with respect to the delivery of documents to stockholders residing at the same address. With this practice, however, each stockholder continues to receive a separate proxy card for voting. Any stockholder affected by this practice who desires to receive multiple copies of annual reports and proxy statements in the future may write Investor Relations, Axiall Corporation, 1000 Abernathy Road NE, Suite 1200, Atlanta, Georgia 30328 or call (770) 395-4500.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 17, 2016: The proxy materials, including the 2016 proxy and 2015 annual report, are available at www.exproxyaccess.com/axll2016.

May 4, 2016

Daniel S. Fishbein

Vice President and General Counsel

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APPENDIX A: 2011 EQUITY AND PERFORMANCE INCENTIVE PLAN

1.    Purpose.    The purpose of this Georgia Gulf Corporation 2011 Equity and Performance Incentive Plan is to attract and retain Directors, consultants, officers and other employees of Georgia Gulf Corporation, a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for performance.

2.    Definitions.    As used in this Plan,

(a)    “Appreciation Right” means a right granted pursuant to Section 5 or Section 9 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(b)    “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Committee” means a committee of the Board designated by the Board to administer this Plan pursuant to Section 11 of this Plan consisting solely of not less than two Non-Employee Directors.

(e)    “Business Combination” means a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

(f)    “Change in Control” has the meaning set forth in Section 13 of this Plan.

(g)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)    “Common Stock” means the common stock of the Company, $0.01 par value, or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(i)    “Company” means Georgia Gulf Corporation, a Delaware corporation.

(j)    “Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(k)    “Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 10 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 10 of this Plan will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(l)    “Detrimental Activity” means:

(i)  Engaging in any activity as an employee, principal, agent, or consultant for another entity that competes, directly or indirectly, with the Company in any actual, researched, or

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APPENDIX A

prospective product, service, system, or business activity for which the Participant has had any direct or indirect responsibility during the last five years of his or her employment with, or having acted as a consultant to, the Company or a Subsidiary (or such other period specified in an Evidence of Award), in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, or installs such product, service, or system, or engages in such business activity (or any portion of such territory or such other territory specified in the Evidence of Award).

(ii) Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.

(iii) The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company or its Subsidiaries, acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a consultant for the Company or its Subsidiaries.

(iv) The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by, or while consulting with, the Company or any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(v) Activity that results in Termination for Cause. For the purposes of this Section, “Termination for Cause” will mean a termination:

(A) due to the Participant’s willful and continuous gross neglect of his or her duties for which he or she is employed; or

(B) due to an act of dishonesty on the part of the Participant constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Company or a Subsidiary.

(vi) Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

(m)   “Director” means a member of the Board.

(n)   “Effective Date” means the date this Plan is approved by the stockholders of the Company.

(o)   “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under the Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

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APPENDIX A

(p)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(q)   “Existing Plan” means the Georgia Gulf Corporation 2009 Equity and Performance Incentive Plan.

(r)   “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is not granted in tandem with an Option Right.

(s)   “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(t)   “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits and other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region, function or other organizational unit within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Committee may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more, or a combination, of the following metrics:

(i) price of Common Stock;

(ii) market share;

(iii) sales;

(iv) return on equity, assets, capital or sales;

(v) economic profit;

(vi) total shareholder return;

(vii) costs;

(viii) margins;

(ix) earnings or earnings per share;

(x) cash flow;

(xi) customer satisfaction;

(xii) pre-tax profit;

(xiii) earnings before interest and taxes;

(xiv) earnings before interest, taxes, depreciation and amortization;

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APPENDIX A

(xv) debt/capital ratio;

(xvi) compliance with covenants under the Company’s principal debt agreements; and

(xvii) any combination of the foregoing.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(u)   “Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Stock is listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(v)   “Non-Employee Director” means a person who is a “Non-Employee Director” of the Company within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder by the U.S. Department of the Treasury.

(w)   “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(x)   “Option Price” means the purchase price payable on exercise of an Option Right.

(y)   “Option Right” means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

(z)   “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time a consultant, an officer, or other employee of the Company or any Subsidiary or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each non-employee Director who receives an award under this Plan. The term “Participant” will also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(aa) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

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APPENDIX A

(bb) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(cc) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(dd) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(ee) “Plan” means the Georgia Gulf Corporation 2011 Equity and Performance Incentive Plan, as may be amended from time to time.

(ff) “Qualified Performance-Based Award” means any award of Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or other awards contemplated under Section 10 of this Plan, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(gg) “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(hh) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 or Section 9 of this Plan.

(ii) “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive shares of Common Stock or cash at the end of a specified period. Certain awards of Restricted Stock Units that may be earned based on Common Stock price appreciation may be referred to as “Performance Leveraged Units”.

(jj) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(kk) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.

(ll) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is granted in tandem with an Option Right.

(mm) “Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

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3.     Shares Available Under the Plan.

(a)   Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 12 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards to non-employee Directors, (F) as awards contemplated by Section 10 of this Plan, or (G) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 1,800,000 shares of Common Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii) Shares of Common Stock covered by an award granted under this Plan will not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under this Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under the Plan, any shares of Common Stock that were covered by that award will again be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) if shares of Common Stock are tendered or otherwise used in payment of the Option Price of an Option Right, the total number of shares covered by the Option Right being exercised will reduce the aggregate plan limit described above; (B) shares of Common Stock withheld by the Company to satisfy the tax withholding obligation will reduce the aggregate plan limit described above; and (C) the number of shares of Common Stock covered by an Appreciation Right, to the extent that it is exercised and settled in shares of Common Stock, and whether or not all shares of Common Stock covered by the Appreciation Right are actually issued to the Participant upon exercise of the right, will be considered issued or transferred pursuant to this Plan. In the event that the Company repurchases shares with Option Right proceeds, those shares will not be added to the aggregate plan limit described above. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate plan limit described above.

(b)   Limit on Incentive Stock Options.   Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12 of this Plan; the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 1,800,000 shares of Common Stock.

(c)   Individual Participant Limits.   Notwithstanding anything in this Section 3, or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 12 of this Plan:

(i) No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 1,000,000 shares of Common Stock during any calendar year.

(ii) No Participant will be granted Qualified Performance-Based Awards of Restricted Stock, Restricted Stock Units, Performance Shares or other awards under Section 10 of this Plan, in the aggregate, for more than 500,000 shares of Common Stock during any calendar year.

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(iii) Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $10,000,000.

(d)   Notwithstanding anything in this Plan to the contrary, up to 10% of the maximum number of shares of Common Stock that may be issued or transferred under this Plan as provided for in Section 3(a) of this Plan, as may be adjusted under Section 12 of this Plan, may be used for (i) awards granted under Sections 6 through 8 and Section 10 of this Plan that do not comply with the three-year or one-year vesting requirements set forth in such Sections of this Plan plus (ii) awards granted to non-employee directors under Section 9 of this Plan.

4.   Option Rights.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)  Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)  Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c)  Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Committee.

(d)  To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e)  Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)  Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights (i) in the event of the retirement, death or disability of a Participant, or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Option Rights are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(g)  Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)  Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options

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that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)  The exercise of an Option Right will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j)  No Option Right will be exercisable more than 10 years from the Date of Grant.

(k)  Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.     Appreciation Rights.

(a)  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)  Each grant of Appreciation Rights may utilize any or all of the authorizations contained in the following provisions:

(i)   Each grant will specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, shares of Common Stock or in any combination thereof.

(ii)  Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable. A grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights in the event of the retirement, death or disability of a Participant, or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Appreciation Rights are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(v)  Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

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(vi)  Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c)  Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d)  Regarding Free-Standing Appreciation Rights only:

(i) Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.   Restricted Stock.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)  Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)  Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)  Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or upon achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on at least an annual basis, as determined by the Committee.

(d)  Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

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(e)  Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that notwithstanding subparagraph (c) above, restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of a Qualified Performance-Based Award of Restricted Stock will specify that, before the termination or early termination of restrictions applicable to such Restricted Stock, the Committee must determine that the Management Objectives have been satisfied.

(f)  Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Restricted Stock is not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(g)  Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award; provided, however, that dividends or other distributions on Restricted Stock with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(h)  Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7.   Restricted Stock Units.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units (including Performance Leveraged Units) to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)   Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify. If a grant of Restricted Stock Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives or that the Restricted Stock Units will be earned based on the achievement of Management Objectives, then, notwithstanding anything to the contrary contained in subparagraph (c) below, the applicable Restriction Period may not be a period of less than one year from the Date of Grant. Each

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grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Qualified Performance-Based Awards of Restricted Stock Units will specify that, before the termination or early termination of restrictions applicable to such Restricted Stock Units or the earning of such Restricted Stock Units, the Committee must determine that the Management Objectives have been satisfied.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)   If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (a) above, each such grant or sale will be subject to a Restriction Period of not less than three years, except that a grant or sale may provide that the Restriction Period will expire ratably during the three-year period, on at least an annual basis, as determined by the Committee.

(d)   Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Restricted Stock Units are not assumed or converted into replacement awards in a manner described in the Evidence of Award. In such event, the Evidence of Award will specify the time and terms of delivery.

(e)   During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividends or other distributions on shares of Common Stock underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(f)   Each grant or sale will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.

(g)   Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.    Performance Shares and Performance Units.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)   Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or

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other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b)   The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year) as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Performance Shares and Performance Units are not assumed or converted into replacement awards in a manner described in the Evidence of Award; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

(c)   Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of a Qualified Performance-Based Award of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Committee must determine that the Management Objectives have been satisfied.

(d)   Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e)   Any grant of Performance Shares or Performance Units may specify that the amount payable or the number of shares of Common Stock, shares of Restricted Stock or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f)   The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)   Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9.    Awards to Non-Employee Directors.   Subject to the limit set forth in Section 3(d) of this Plan, the Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to non-employee Directors of Option Rights, Appreciation Rights or other awards

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contemplated by Section 10 of this Plan and may also authorize the grant or sale of shares of Common Stock, Restricted Stock or Restricted Stock Units to non-employee Directors. Each grant of an award to a non-employee Director will be upon such terms and conditions as approved by the Committee, and will be evidenced by an Evidence of Award in such form as will be approved by the Committee. Each grant will specify in the case of an Option Right an Option Price per share, and in the case of a Free-Standing Appreciation Right, a Base Price per share, which will not be less than the Market Value per Share on the Date of Grant. Each Option Right and Free-Standing Appreciation Right granted under the Plan to a non-employee Director will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. If a non-employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby. Non-employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in shares of Common Stock, Restricted Stock, Restricted Stock Units or other awards under the Plan in lieu of cash.

10.    Other Awards.

(a)  Subject to applicable law and the limit set forth in Section 3(d) of this Plan, the Committee may grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

(b)  The Committee may grant shares of Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(c)  If the earning or vesting of, or elimination of restrictions applicable to, an award granted under this Section 10 is based only on the passage of time rather than the achievement of Management Objectives, the period of time shall be no shorter than three years, except that the restrictions may be removed no sooner than ratably on an annual basis during the three-year period as determined by the Committee. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this Section 10 is based on the achievement of Management Objectives, the earning, vesting or restriction period may not terminate sooner than one year from the Date of Grant.

(d)  Notwithstanding anything to the contrary contained in this Plan, any grant of an award under this Section 10 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award (i) in the event of the retirement, death or disability of the Participant, or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily

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terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Other Awards are not assumed or converted into replacement awards in a manner described in the Evidence of Award. In such event, the Evidence of Award will specify the time and terms of delivery.

11.    Administration of the Plan.

(a)  This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)  The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of awards under this Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

(c)  The Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act, or any Covered Employee; (B) the resolution providing for such authorization sets forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

12.    Adjustments.    The Committee will make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of shares of Common Stock covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In

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addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee will also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(b) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

13.    Change in Control.    For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence of any of the following events:

(a)  The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of the Voting Power of the Company; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or any Subsidiary, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this Section 13.

(b)  A change in a majority of the members of the Board occurs: (i) within one year following the public announcement of an actual or threatened election contest (as described in Rule 14a-12(c) promulgated under the Exchange Act) or the filing of a Schedule 13D or other public announcement indicating that a Person intends to effect a change in control of the Company, (ii) as a result of the exercise of contractual rights, or (iii) as a result of a majority of the members of the Board having been proposed, designated or nominated by a Person (other than the Company through the Board or a committee of the Board).

(c)  Consummation of a Business Combination unless, following such Business Combination, (i) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination or any Subsidiary of either of them) beneficially owns, directly or indirectly, 33% or more of the Voting Power of the entity resulting from such Business Combination, and (ii) at least half of the members of the board of directors of the new company resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(d)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

14.    Detrimental Activity and Recapture Provisions.    Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions

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APPENDIX A

intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.

15.    Non U.S. Participants.    In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

16.    Transferability.

(a)  Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, award contemplated by Section 9 or 10 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution, and in no event will any such award granted under the Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)  The Committee may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

(c)  Notwithstanding the provisions of Section 16(a), but subject to the prior approval of the Committee, Option Rights (other than Incentive Stock Options) and Appreciation Rights may be transferable by a Participant, without payment of consideration therefor by the transferee, to any one or more members of the Participant’s Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant’s Immediate Family or to one or more partnerships in which the only partners are members of the Participant’s Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Committee and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant. “Immediate Family” has the meaning ascribed thereto in Rule 16a-1(e) under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

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APPENDIX A

17.    Withholding Taxes.    To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of shares of Common Stock, and such Participant fails to make arrangements for the payment of tax, the Company will withhold such shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such shares of Common Stock on the date the benefit is to be included in Participant’s income. In no event will the Market Value per Share of the shares of Common Stock to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

18.    Compliance with Section 409A of the Code.

(a)  To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)  Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c)  If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

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APPENDIX A

(d)  Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

19.    Amendments.

(a)  The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of shares of Common Stock which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the shares of Common Stock are not traded on the New York Stock Exchange, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b)  Except in connection with a corporate transaction or event described in Section 12 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without stockholder approval. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

(c)  If permitted by Section 409A of the Code and Section 162(m) of the Code, but subject to the paragraph that follows, in the case of termination of employment by reason of death, disability or retirement, or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 or 10 subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 16(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. Subject to Section 19(b) hereof, the Committee may amend the terms of any award theretofore

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APPENDIX A

granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 12 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20.    Governing Law.    This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

21.    Effective Date/Termination.    This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Existing Plan, except that outstanding awards granted under the Existing Plan will continue unaffected following the Effective Date. No grant will be made under this Plan after May 17, 2021, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

22.    Miscellaneous Provisions.

(a)  The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)  This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)  To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)  No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)  Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)  No Participant will have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g)  The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

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APPENDIX A

(h)  Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of shares of Common Stock under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i)  If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

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APPENDIX A

FIRST AMENDMENT TO THE 2011 EQUITY AND PERFORMANCE INCENTIVE PLAN

This First Amendment to the Georgia Gulf Corporation 2011 Equity and Performance Incentive Plan (this “Plan Amendment”) is made as of January 28, 2012 by the Board of Directors (the “Board”) of Georgia Gulf Corporation, a Delaware corporation (the “Company”). This Plan Amendment will be effective for all awards granted under the Georgia Gulf 2011 Equity and Performance Incentive Plan (the “Plan”) only after the effective date of this Plan Amendment as described herein.

WHEREAS, on March 25, 2011, the Board approved and adopted, subject to the approval of the Company’s stockholders at the Company’s 2011 annual meeting of stockholders, the Plan;

WHEREAS, on May 17, 2011, the Company’s stockholders approved the Plan;

WHEREAS, the Company has entered into the Merger Agreement, dated as of July 18, 2012 (the “Merger Agreement”), by and among the Company, PPG Industries, Inc., Eagle Spinco Inc. and Grizzly Acquisition Sub, Inc.;

WHEREAS, it is the desire of the Company to amend the Plan, subject to the approval by the Company’ stockholders and effective as of the date the transactions contemplated by the Merger Agreement are consummated, to: (1) increase the maximum number of shares of Common Stock that may be issued or transferred under the Plan; (2) permit the grant of awards in substitution for or conversion of stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any subsidiary, with the shares of Common Stock delivered under the substituted or converted award not counting against the share limit or other limits on the number of shares of Common Stock available for issuance under the Plan; and (3) limit the aggregate amount of stock or stock-based awards which a non-employee director may be granted under the Plan during any calendar year to a value as of their respective Dates of Grant of $300,000.

WHEREAS, the Board may amend the Plan, subject to the approval by the Company’s stockholders and conditioned upon the consummation of the transactions contemplated by the Merger Agreement, under Section 19(a) of the Plan to make the changes described above.

NOW, THEREFORE, subject to the approval by the Company’ stockholders and effective as of the date the transactions contemplated by the Merger Agreement are consummated, the Board hereby amends the Plan as follows:

1. Amendment to Section 3(a)(i) of the Plan. Section 3(a)(i) of the Plan is hereby amended and restated in its entirety as follows:

“(i) Subject to adjustment as provided in Section 12 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards to non-employee Directors, (F) as awards contemplated by Section 10 of this Plan, or (G) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 3,600,000 shares of Common Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.”

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APPENDIX A

2. Section 3(c)(iv) of the Plan. Section 3(c)(iv) of the Plan is hereby added as follows:

“(iv) Notwithstanding anything in this Section 3(c) to the contrary, during any calendar year, no non-employee Director will be granted stock or stock-based awards under this Plan that, in the aggregate, have a value as of their respective Dates of Grant in excess of $300,000.”

3. Section 9 of the Plan. Section 9 of the Plan is hereby amended and restated in its entirety as follows:

“Awards to Non-Employee Directors. Subject to the limits set forth in Section 3(c) and Section 3(d) of this Plan, the Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to non-employee Directors of Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of shares of Common Stock, Restricted Stock or Restricted Stock Units to non-employee Directors. Each grant of an award to a non-employee Director will be upon such terms and conditions as approved by the Committee, and will be evidenced by an Evidence of Award in such form as will be approved by the Committee. Each grant will specify in the case of an Option Right an Option Price per share, and in the case of a Free-Standing Appreciation Right, a Base Price per share, which will not be less than the Market Value per Share on the Date of Grant. Each Option Right and Free-Standing Appreciation Right granted under the Plan to a non-employee Director will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. If a non-employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby. Non-employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in shares of Common Stock, Restricted Stock, Restricted Stock Units or other awards under the Plan in lieu of cash.”

4. Amendment to Section 22(j) of the Plan. Section 22(j) of the Plan is hereby added as follows:

“(j) Awards may be granted under this Plan in substitution for or conversion of, or in connection with an assumption of, option rights, appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction. Any shares of Common Stock that are issued or transferred, and any awards that are granted by or become obligations of the Company, under this Section 22(j) will not reduce the Common Stock available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3 of the Plan.”

5. Miscellaneous.

(a) Except as amended by this Plan Amendment, the Plan shall remain in full force and effect.

(b) Capitalized terms used but not defined in this Plan Amendment have the respective meanings ascribed thereto in the Plan.

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APPENDIX B: GEORGIA GULF CORPORATION ANNUAL INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan

The purpose of the Georgia Gulf Corporation Annual Incentive Compensation Plan (the “Plan”) is to help Georgia Gulf Corporation, a Delaware corporation (the “Company”), attract and retain key employees by providing certain key employees with the opportunity to receive incentive compensation as a reward for levels of performance above the ordinary performance standards compensated by base salary and for contributions to help the Company meet its financial and business objectives.

2. Definitions

(a) “Award” means cash paid to a Participant under the Plan for a Performance Period in an amount determined in accordance with Section 5.

(b) “Committee” means the Leadership Development and Compensation Committee of the Company’s Board of Directors, or any other committee of the Company’s Board of Directors that is appointed by the Company’s Board of Directors to administer this Plan in accordance with Section 3, so long as the Committee consists of not less than two directors of the Company and each member of the Committee is (i) an “outside director” for purposes of Section 162(m) and (ii) is not an employee of the Company or any of its Subsidiaries.

(c) “Covered Employee” means any Participant who is a “covered employee” for purposes of Section 162(m) or any Participant who the Committee determines in its sole discretion could become a “covered employee.”

(d) “Guidelines” means the guidelines that are approved by the Committee for the administration of the Awards granted under the Plan. To the extent that there is any inconsistency between the Guidelines and the Plan, the Guidelines will control.

(e) “Participant” means any person who is classified by the Company or a Subsidiary as a salaried employee and who, in the judgment of the Committee, occupies a key position in which his or her efforts may significantly contribute to the performance of the Company; provided, however, that the Committee may select any employee who is expected to contribute, or who has contributed, significantly to the Company’s performance to participate in the Plan and receive an Award hereunder; provided further, that following the end of the Performance Period, the Committee may make one or more discretionary Awards to employees of the Company who were not previously designated as Participants. Directors of the Company who are also employees of the Company are eligible to participate in the Plan.

(f) “Payment Period” means, with respect to any Performance Period, the period from January 1 to March 15 of the calendar year immediately following the calendar year in which such Performance Period ends.

(g) “Performance Period” means any period of one year (or portion thereof) on which an Award is based, as established by the Committee. Any Performance Period(s) applicable to a Qualified Performance-Based Award will be established by the Committee not later than 90 days after the commencement of the Performance Period on which such Qualified Performance-Based Award will be based and prior to completion of 25% of such Performance Period.

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APPENDIX B

(h) “Performance Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region, function or other organizational unit within the Company or Subsidiary in which the Participant is employed. The Performance Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Committee may grant awards subject to Performance Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Performance Objectives applicable to any Qualified Performance-Based Award to a will be based on one or more, or a combination, of the following criteria: price of Common Stock; market share; sales; return on equity, assets, capital or sales; economic profit; total shareholder return; costs; margins; earnings or earnings per share; cash flow; customer satisfaction; pre-tax profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; debt/capital ratio; compliance with covenants under the Company’s principal debt agreements; and any combination of the foregoing.

(i) “Qualified Performance-Based Award” means any Award or portion of an Award granted to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m).

(j) “Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.

(k) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

3. Administration

This Plan will be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines), and to make all other determinations necessary or advisable for the administration of this Plan. Notwithstanding the foregoing, no such action may be taken by the Committee that would cause any Qualified Performance-Based Awards to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m) (in other words, to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)). All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, will be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

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APPENDIX B

4. Eligibility

Each Participant shall be eligible to participate in this Plan and receive Awards in accordance with Section 5; provided, however, that, unless otherwise determined by the Committee, (a) a Participant must be employed by the Company on the last day of the Performance Period in order to be eligible to receive an Award for such Performance Period and (b) the Award of a Participant who is described in the preceding clause but is not employed during the entire Performance Period shall be paid in a pro-rated amount based on the number of days the Participant was actually employed by the Company during such Performance Period. Notwithstanding the foregoing, the Committee shall have the discretion to grant an Award to a Participant who does not meet the foregoing requirements; provided, however, that no such action may be taken by the Committee that would cause any Qualified Performance-Based Awards to be includable as applicable employee remuneration of such Participant, as such term is defined in Section 162(m) (in other words, to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

5. Awards

The Committee may, from time to time and upon such conditions as it may determine, authorize the payment of Awards to Participants, which will be consistent with, and will be subject to all of the requirements of, the following provisions:

(a) For each Performance Period, the Committee shall approve (i) a maximum level of Award opportunity for each Participant, stated as a percentage of the Participant’s base salary (“Maximum Award”), that will be available to the Participant upon achievement of the applicable Performance Objectives for the Performance Period and (ii) one or more formulas for determining, as described below, the final amount of each Award (which may be equal to or less than the Maximum Award), which formula(s) will be based upon the Company’s achievement of one or more Performance Objectives; provided, however, that with respect to any Qualified Performance-Based Award, the Committee shall approve the foregoing not later than the 90th day of the applicable Performance Period and prior to the completion of 25% of such Performance Period.

(b) Promptly following the end of each Performance Period, the Committee will meet to certify achievement of the applicable Performance Objectives for the Performance Period. Prior to the end of the Payment Period, the Committee shall determine (i) the maximum Award amount payable to Participants in accordance with Section 5(a) and (ii) the final amount of each Award to be paid to each Participant for the applicable Performance Period; provided, however, that notwithstanding anything in this Plan to the contrary, the Committee may, in its discretion, reduce or eliminate the Award for any Participant under the Plan based on individual performance or other factors; provided further, that no such change or adjustment may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m) (in other words, to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)). The Committee shall certify in writing that the Performance Objectives relating to Awards and other material terms of the Awards upon which payout was conditioned have been satisfied, and the Committee’s approval of final Award amounts will be certified by the Committee before any amount is paid under any Award with respect to that Performance Period. No Award, including any Award equal to the Maximum Award, will be payable under the Plan to any Participant except as determined by the Committee.

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APPENDIX B

(c) Each Award will be fully paid during the Payment Period and will be paid in cash. Awards will be paid subject to all withholdings and deductions pursuant to Section 6. Notwithstanding any other provision of the Plan, the maximum amount paid to a Participant in a single calendar year as a result of Awards under this Plan will not exceed $2,500,000 or such lesser amount specified in the Guidelines.

(d) Multiple Awards may be granted to a Participant; provided, however, that no two Awards to a Participant may have identical Performance Periods.

(e) At such time as the Committee approves a Maximum Award and formula(s) for determining the amount of each Award, the Committee shall designate whether the Award is a Qualified Performance-Based Award.

6. Withholding Taxes

Any Award paid to a Participant under this Plan will be subject to all applicable federal, state and local income tax, social security and other standard withholdings and deductions.

7. Amendment and Termination

The Committee may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action will, without the consent of a Participant, affect the rights in an outstanding Award of such Participant; provided further, that no such increase, change or adjustment may be made that would cause a Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m) (in other words, to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

8. General Provisions

(a) No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, will confer upon any employee any right to continue in the employ of the Company, or will in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

(b) Governing Law. The provisions of this Plan will be governed by and construed in accordance with the laws of the State of Delaware.

(c) Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing will not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions of the Plan. The use of the singular will also include within its meaning the plural, and vice versa.

(d) American Jobs Creation Act. It is intended that this Plan be exempt from the requirements of Section 409A of the Internal Revenue Code, as enacted by the American Jobs Creation Act, and the Plan will be interpreted and administered in a manner to give effect to such intent.

(e) Limitation on Rights of Participants; No Trust. No trust has been created by the Company for the payment of Awards granted under this Plan, nor have the Participants been granted any lien on any

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APPENDIX B

assets of the Company to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company, and the Participants hereunder are unsecured creditors of the Company.

(f) Payment to Guardian. If an Award is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his or her property, the Committee may direct payment of such Award to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to the distribution of such Award. Such distribution will completely discharge the Company from all liability with respect to such Award.

9. Effective Date

This Plan will become effective on March 25, 2011, subject to being approved by the stockholders of the Company at the meeting of stockholders on May 17, 2011.

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APPENDIX C: INFORMATION REGARDING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables set forth the name and business address of our Directors and Director nominees recommended by our Board, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be participants in our solicitation of proxies from the stockholders in connection with the 2016 Annual Meeting of Stockholders.

Directors and Director Nominees

The principal occupations of our Directors and Director Nominees recommended by our Board who are considered participants in our solicitation of proxies are set forth under the section above titled “Proposal I: Election of Directors” of this proxy statement on page 14. The name and business addresses of the organization of employment of our Directors and Director Nominees are as follows:

Name	Business Address
Timothy Mann, Jr.	c/o Axiall Corporation 1000 Abernathy Road NE, Suite 1200 Atlanta, Georgia 30328
T. Kevin DeNicola	c/o Axiall Corporation 1000 Abernathy Road NE, Suite 1200 Atlanta, Georgia 30328
Patrick J. Fleming	c/o Axiall Corporation 1000 Abernathy Road NE, Suite 1200 Atlanta, Georgia 30328
Robert M. Gervis	c/o Axiall Corporation 1000 Abernathy Road NE, Suite 1200 Atlanta, Georgia 30328
Victoria F. Haynes	c/o Axiall Corporation 1000 Abernathy Road NE, Suite 1200 Atlanta, Georgia 30328
William L. Mansfield	c/o Axiall Corporation 1000 Abernathy Road NE, Suite 1200 Atlanta, Georgia 30328
Michael H. McGarry	PPG Industries, Inc. One PPG Place Pittsburgh, Pennsylvania 15272
Mark L. Noetzel	c/o Axiall Corporation 1000 Abernathy Road NE, Suite 1200 Atlanta, Georgia 30328
Robert Ripp(1)	c/o Axiall Corporation 1000 Abernathy Road NE, Suite 1200 Atlanta, Georgia 30328
David N. Weinstein	c/o Axiall Corporation 1000 Abernathy Road NE, Suite 1200 Atlanta, Georgia 30328
(1)	Mr. Ripp will not be standing for re-election at the annual meeting.

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APPENDIX C

Officers and Employees

The principal occupations of our officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with Axiall, and the business address for each person is Axiall Corporation, 1000 Abernathy Road NE, Suite 1200, Atlanta, Georgia 30328.

Name	Principal Occupation
Timothy Mann, Jr.	President and Chief Executive Officer
Gregory C. Thompson	Executive Vice President and Chief Financial Officer
Martin Jarosick	Executive Director of Investor Relations

Information Regarding Ownership of Axiall Securities by Participants

The number of shares of common stock held by our directors and named executive officers as of April 29, 2016 is set forth under the Security Ownership of Principal Stockholders and Management section of this proxy statement on page 30. The following table sets forth the number of shares held as of April 29, 2016 by our other employee who is deemed a participant in our solicitation of proxies. No participant owns any securities of the Company of record that such participant does not own beneficially.

	Shares of Common Stock Owned Directly or Indirectly	Shares of Common Stock Underlying Options Exercisable Within 60 Days of Record Date	Total Shares of Common Stock
Martin Jarosick	17,972(1)	1,200	19,172(1)

(1)	Mr. Jarosick is expected to purchase approximately 10.9660 shares of our common stock on or about May 4, 2016 pursuant to a standing investment election for contributions to his Axiall Corporation 401(k) Retirement Savings Plan account. The exact number of shares purchased by Mr. Jarosick may vary by a non-material amount from the number disclosed in the prior sentence based on the share price at which this nondiscretionary purchase is made.

Information Regarding Transactions in Axiall Securities by Participants

The following tables set forth information regarding purchases and sales of Axiall securities by each of the participants listed above under “Directors and Director Nominees” and “Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

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APPENDIX C

Shares of Common Stock Purchased or Sold (May 4, 2014 – May 4, 2016)
Name	Transaction Date	# Shares	Transaction Description
Timothy Mann, Jr.	5/20/2014	1,449	Acquired shares through vesting of Restricted Stock Units issued in May 2013
	5/20/2014	(484)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	3/4/2015	852	Acquired shares through vesting of Restricted Stock Units issued in March 2013
	3/4/2015	(317)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	5/19/2015	2,407	Acquired shares through vesting of Restricted Stock Units issued in May 2014
	5/19/2015	(803)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	5/20/2015	1,448	Acquired shares through vesting of Restricted Stock Units issued in May 2013
	5/20/2015	8,688	Acquired shares through vesting of Performance Restricted Stock Units issued in May 2013
	5/20/215	(3,381)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	7/10/2015	11,560	Acquired shares through vesting of Restricted Stock Units issued in July 2012
	7/10/2015	(3,856)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	3/4/2016	852	Acquired shares through vesting of Restricted Stock Units issued in March 2013
	3/4/2016	(285)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3

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APPENDIX C

Shares of Common Stock Purchased or Sold (May 4, 2014 – May 4, 2016)
Name	Transaction Date	# Shares	Transaction Description
T. Kevin DeNicola	5/21/2014	2,053	Acquired shares through vesting of Restricted Stock Units issued in May 2013
	5/19/2015	2,274	Acquired shares through vesting of Restricted Stock Units issued in May 2014
Patrick J. Fleming	5/21/2014	2,053	Acquired shares through vesting of Restricted Stock Units issued in May 2013
	5/19/2015	2,274	Acquired shares through vesting of Restricted Stock Units issued in May 2014
	6/17/2015	(2,053)	Transfer of shares from direct ownership to indirect ownership through a trust
	6/17/2015	2,053	Transfer of shares from direct ownership to indirect ownership through a trust
Robert M. Gervis	5/21/2014	2,053	Acquired shares through vesting of Restricted Stock Units issued in May 2013
	5/19/2015	2,274	Acquired shares through vesting of Restricted Stock Units issued in May 2014
Victoria F. Haynes	5/21/2014	2,053	Acquired shares through vesting of Restricted Stock Units issued in May 2013
	5/19/2015	2,274	Acquired shares through vesting of Restricted Stock Units issued in May 2014
William L. Mansfield	5/21/2014	1,642	Acquired shares through vesting of Restricted Stock Units issued in May 2013
	6/17/2014	(3,695)	Transfer of shares from direct ownership to indirect ownership through a trust
	6/17/2014	3,695	Transfer of shares from direct ownership to indirect ownership through a trust
	5/19/2015	2,274	Acquired shares through vesting of Restricted Stock Units issued in May 2014
Michael H. McGarry	5/21/2014	2,053	Acquired shares through vesting of Restricted Stock Units issued in May 2013
	5/19/2015	2,274	Acquired shares through vesting of Restricted Stock Units issued in May 2014
Mark L. Noetzel	5/21/2014	2,053	Acquired shares through vesting of Restricted Stock Units issued in May 2013
	5/19/2015	2,274	Acquired shares through vesting of Restricted Stock Units issued in May 2014

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APPENDIX C

Shares of Common Stock Purchased or Sold (May 4, 2014 – May 4, 2016)
Name	Transaction Date	# Shares	Transaction Description
Robert Ripp	5/21/2014	2,053	Acquired shares through vesting of Restricted Stock Units issued in May 2013
	5/19/2015	2,274	Acquired shares through vesting of Restricted Stock Units issued in May 2014
David N. Weinstein	5/21/2014	2,053	Acquired shares through vesting of Restricted Stock Units issued in May 2013
	5/19/2015	2,274	Acquired shares through vesting of Restricted Stock Units issued in May 2014

Shares of Common Stock Purchased or Sold (May 4, 2014 – May 4, 2016)
Name	Transaction Date	# Shares	Transaction Description
Timothy Mann, Jr.	5/20/2014	1,449	Acquired shares through vesting of Restricted Stock Units issued in May 2013
	5/20/2014	(484)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	3/4/2015	852	Acquired shares through vesting of Restricted Stock Units issued in March 2013
	3/4/2015	(317)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	5/19/2015	2,407	Acquired shares through vesting of Restricted Stock Units issued in May 2014
	5/19/2015	(803)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	5/20/2015	1,448	Acquired shares through vesting of Restricted Stock Units issued in May 2013
	5/20/2015	8,688	Acquired shares through vesting of Performance Restricted Stock Units issued in May 2013
	5/20/215	(3,381)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3

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APPENDIX C

Shares of Common Stock Purchased or Sold (May 4, 2014 – May 4, 2016)
Name	Transaction Date	# Shares	Transaction Description
	7/10/2015	11,560	Acquired shares through vesting of Restricted Stock Units issued in July 2012
	7/10/2015	(3,856)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	3/4/2016	852	Acquired shares through vesting of Restricted Stock Units issued in March 2013
	3/4/2016	(285)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
Gregory C. Thompson	5/16/2014	27,776	Acquired shares through vesting of Performance Restricted Stock Units issued in May 2011
	5/16/2014	(11,148)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	5/20/2014	2,076	Acquired shares through vesting of Restricted Stock Units issued in May 2013
	5/20/2014	(996)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	7/11/2014	2.5959	Purchased shares through standing instruction to reinvest dividends on Axiall Corporation shares held in Axiall Corporation 401(k) Retirement Savings Plan
	10/10/2014	3.4266	Purchased shares through standing instruction to reinvest dividends on Axiall Corporation shares held in Axiall Corporation 401(k) Retirement Savings Plan
	1/12/2015	2.8686	Purchased shares through standing instruction to reinvest dividends on Axiall Corporation shares held in Axiall Corporation 401(k) Retirement Savings Plan
	1/12/2015	4.0397	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account

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APPENDIX C

Shares of Common Stock Purchased or Sold (May 4, 2014 – May 4, 2016)
Name	Transaction Date	# Shares	Transaction Description
	1/21/2015	3.9080	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	2/3/2015	3.7353	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	2/18/2015	3.6314	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	3/2/2015	3.6369	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	3/4/2015	27.1842	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	3/4/2015	852	Acquired shares through vesting of Restricted Stock Units issued in March 2013
	3/4/2015	(300)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	3/17/2015	3.7508	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	3/30/2015	3.6370	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	4/10/2015	2.7940	Purchased shares through standing instruction to reinvest dividends on Axiall Corporation shares held in Axiall Corporation 401(k) Retirement Savings Plan
	4/13/2015	3.8714	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	4/27/2015	4.0494	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	5/11/2015	4.6072	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account

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APPENDIX C

Shares of Common Stock Purchased or Sold (May 4, 2014 – May 4, 2016)
Name	Transaction Date	# Shares	Transaction Description
	5/19/2015	3,449	Acquired shares through vesting of Restricted Stock Units issued in May 2014
	5/19/2015	(1,151)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	5/20/2015	2,075	Acquired shares through vesting of Restricted Stock Units issued in May 2013
	5/20/2015	(693)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	5/20/2015	12,452	Acquired shares through vesting of Performance Restricted Stock Units issued in May 2013
	5/20/2015	(4,153)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	5/21/2015	32,236	Acquired shares through vesting of Performance Restricted Stock Units issued in May 2012
	5/21/2015	(14,328)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	5/27/2015	4.6862	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	6/8/2015	4.9546	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	6/26/2015	4.6620	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	7/9/2015	4.7360	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account

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APPENDIX C

Shares of Common Stock Purchased or Sold (May 4, 2014 – May 4, 2016)
Name	Transaction Date	# Shares	Transaction Description
	7/10/2015	3.8981	Purchased shares through standing instruction to reinvest dividends on Axiall Corporation shares held in Axiall Corporation 401(k) Retirement Savings Plan
	7/21/2015	3.2055	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	8/4/2015	3.3145	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	10/9/2015	6.9507	Purchased shares through standing instruction to reinvest dividends on Axiall Corporation shares held in Axiall Corporation 401(k) Retirement Savings Plan
	1/11/2016	11.1397	Purchased shares through standing instruction to reinvest dividends on Axiall Corporation shares held in Axiall Corporation 401(k) Retirement Savings Plan
	3/4/2016	852	Acquired shares through vesting of Restricted Stock Units issued in March 2013
	3/4/2016	(285)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	4/8/2016	6.2648	Purchased shares through standing instruction to reinvest dividends on Axiall Corporation shares held in Axiall Corporation 401(k) Retirement Savings Plan
Martin Jarosick	5/9/2014	5.3584	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	5/16/2014	800	Acquired shares through vesting of Restricted Stock Units issued in May 2011
	5/16/2014	(260)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	5/16/2014	1,062	Acquired shares through vesting of Performance Restricted Stock Units issued in May 2011

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APPENDIX C

Shares of Common Stock Purchased or Sold (May 4, 2014 – May 4, 2016)
Name	Transaction Date	# Shares	Transaction Description
	5/16/2014	(354)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	5/20/2014	874	Acquired shares through vesting of Restricted Stock Units issued in May 2013
	5/20/2014	(292)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	5/21/2014	1,200	Acquired shares through vesting of Restricted Stock Units issued in May 2012
	5/21/2014	(401)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	5/23/2014	5.2674	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	6/6/2014	5.0013	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	6/20/2014	4.9277	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	7/7/2014	4.9077	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	7/11/2014	0.9480	Purchased shares through standing instruction to reinvest dividends on Axiall Corporation shares held in Axiall Corporation 401(k) Retirement Savings Plan
	7/18/2014	5.0953	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	8/4/2014	5.1947	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account

AXIALL CORPORATION - 2016 Proxy Statement    C-10

APPENDIX C

Shares of Common Stock Purchased or Sold (May 4, 2014 – May 4, 2016)
Name	Transaction Date	# Shares	Transaction Description
	8/19/2014	5.3448	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	8/29/2014	5.3268	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	9/8/2014	100	Purchased shares held in self-directed individual retirement account (IRA)
	9/12/2014	5.5225	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	9/26/2014	5.9710	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	10/10/2014	4.7220	Purchased shares through standing instruction to reinvest dividends on Axiall Corporation shares held in Axiall Corporation 401(k) Retirement Savings Plan
	10/14/2014	0.5104	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	1/12/2015	3.9219	Purchased shares through standing instruction to reinvest dividends on Axiall Corporation shares held in Axiall Corporation 401(k) Retirement Savings Plan
	1/12/2015	5.5515	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	1/21/2015	5.3704	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	2/3/2015	5.1332	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	2/18/2015	4.9903	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account

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APPENDIX C

Shares of Common Stock Purchased or Sold (May 4, 2014 – May 4, 2016)
Name	Transaction Date	# Shares	Transaction Description
	3/2/2015	4.9980	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	3/4/2015	40.7764	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	3/10/2015	4.5516	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	3/13/2015	2.0785	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	3/17/2015	56.6492	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	3/30/2015	4.9980	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	4/10/2015	4.0872	Purchased shares through standing instruction to reinvest dividends on Axiall Corporation shares held in Axiall Corporation 401(k) Retirement Savings Plan
	4/13/2015	9.8996	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	4/27/2015	5.6077	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	5/11/2015	6.3801	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	5/19/2015	756	Acquired shares through vesting of Restricted Stock Units issued in May 2014
	5/19/2015	(249)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	5/20/2015	874	Acquired shares through vesting of Restricted Stock Units issued in May 2013

AXIALL CORPORATION - 2016 Proxy Statement    C-12

APPENDIX C

Shares of Common Stock Purchased or Sold (May 4, 2014 – May 4, 2016)
Name	Transaction Date	# Shares	Transaction Description
	5/20/2015	(292)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	5/21/2015	1,200	Acquired shares through vesting of Restricted Stock Units issued in May 2012
	5/21/2015	(401)	Payment of a tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
	5/27/2015	6.4896	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	6/8/2015	6.8612	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	6/26/2015	6.4561	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	7/9/2015	7.2918	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	7/10/2015	5.7150	Purchased shares through standing instruction to reinvest dividends on Axiall Corporation shares held in Axiall Corporation 401(k) Retirement Savings Plan
	7/21/2015	7.9901	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	8/4/2015	7.8485	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	8/18/2015	8.3460	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	9/2/2015	10.2272	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	9/4/2015	500	Purchased shares held in self-directed 401(k) account
	9/15/2015	1.9199	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account

AXIALL CORPORATION - 2016 Proxy Statement    C-13

APPENDIX C

Shares of Common Stock Purchased or Sold (May 4, 2014 – May 4, 2016)
Name	Transaction Date	# Shares		Transaction Description
	10/9/2015	10.4050		Purchased shares through standing instruction to reinvest dividends on Axiall Corporation shares held in Axiall Corporation 401(k) Retirement Savings Plan
	1/11/2016	16.6803		Purchased shares through standing instruction to reinvest dividends on Axiall Corporation shares held in Axiall Corporation 401(k) Retirement Savings Plan
	1/20/2016	25.3851		Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	2/2/2016	13.1688		Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	2/17/2016	12.1892		Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	3/1/2016	12.0382		Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	3/8/2016	74.4348		Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	3/14/2016	3.2353		Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	3/15/2016	151.9341		Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	3/17/2016	10.9014		Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	3/30/2016	11.1470		Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	4/8/2016	11.5841		Purchased shares through standing instruction to reinvest dividends on Axiall Corporation shares held in Axiall Corporation 401(k) Retirement Savings Plan
	4/15/2016	11.0305		Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account
	5/4/2016	10.9660	(1)	Purchased shares through standing investment election for contributions to Axiall Corporation 401(k) Retirement Savings Plan account

(1)	Mr. Jarosick is expected to purchase approximately 10.9660 shares of our common stock on or about May 4, 2016 pursuant to a standing investment election for contributions to his Axiall Corporation 401(k) Retirement Savings Plan account. The exact date and number of shares purchased by Mr. Jarosick may vary by a non-material amount from the number disclosed in this table based on the settlement time and share price at which this nondiscretionary purchase is made.

AXIALL CORPORATION - 2016 Proxy Statement    C-14

APPENDIX C

Miscellaneous Information Concerning Participants

Except as described in this Appendix C or otherwise disclosed in this proxy statement, to Axiall’s knowledge:

•	No participant owns any securities of the Company of record that such participant does not own beneficially.

•	Other than the change in control plan with our named executive officers, which are described in this proxy statement, no participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of Axiall, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division or losses or profits, or the giving or withholding of proxies.

•	No associate of any participant owns beneficially, directly or indirectly, any securities of Axiall. No participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Axiall.

•	No participant nor any associate of any participant is a party to any transaction, since the beginning of Axiall’s last fiscal year, or any currently proposed transaction, in which (i) Axiall was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any participant or any related person thereof had or will have a direct or indirect material interest.

•	No participant, or any associate of a participant, has any arrangement or understanding with any person (i) with respect to any future employment by Axiall or its affiliates or (ii) with respect to any future transactions to which Axiall or any of its affiliates will or may be a party.

AXIALL CORPORATION - 2016 Proxy Statement    C-15

axiall

at the intersection of chemistry and progress

AXIALL CORPORATION - 2016 Proxy Statement

AXIALL CORPORATION

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Axiall Corporation common stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1. Vote by Telephone—Please call toll-free in the U.S. or Canada at 1-866-853-9693, on a touch-tone phone. If outside the U.S. or Canada, call 1-215-521-1350. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2. Vote by Internet—Please access https://www.proxyvotenow.com/axll and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:    [  ]

OR

3. Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the postage-paid envelope provided, or mail to: Axiall Corporation, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5154, New York, NY 10150-5154.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

▼ TO VOTE BY MAIL, PLEASE DETACH WHITE PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

X Please mark your vote as in this example

The Board of Directors recommends a vote FOR All Nominees in Proposal 1.

1. Election of Directors
Nominees:
01. Timothy Mann, Jr.	06. William L. Mansfield
02. Kevin DeNicola	07. Michael H. McGarry
03. Patrick J. Fleming	08. Mark L. Noetzel
04. Robert M. Gervis	09. David N. Weinstein
05. Victoria F. Haynes

FOR ALL [ ] WITHHOLD ALL [ ] FOR ALL EXCEPT [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” box above and write the name of nominee(s) on the line provided below).

The Board of Directors recommends a vote FOR Proposals 2-5.

2. To approve, on an advisory basis, the compensation of the Company’s named executive officers.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3. To approve the material terms for qualified performance-based compensation under the 2011 Plan.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4. To approve the material terms for qualified performance-based compensation under the Incentive Plan.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5. To ratify the appointment of EY to serve as the Independent registered public accounting firm for the year ending December 31, 2016	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Date:
(Signature)
(Signature, Joint Owner)
Title(s)
NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE TODAY.

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH WHITE PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

WHITE PROXY

AXIALL CORPORATION

Proxy for Annual Meeting of Stockholders — June 17, 2016

This Proxy is Solicited by the Board of Directors

The undersigned, revoking all previous proxies, hereby appoints William L. Mansfield, Timothy Mann, Jr. and Daniel S. Fishbein, or any of them, with full power of substitution as proxyholders to represent and to vote, as designated hereon, the common stock of the undersigned at the annual meeting of stockholders of Axiall Corporation to be held on June 17, 2016 and any adjournment or postponement thereof.

The shares represented by this proxy card will be voted as directed on the reverse side. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND FOR PROPOSAL 5. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(continued and to be signed and dated on the reverse side)